Exhibit 10.42


                   DEVELOPMENT, COMMERCIALIZATION AND SUPPLY



                               LICENSE AGREEMENT



                                    BETWEEN



                              DURECT CORPORATION



                                      AND



                           ENDO PHARMACEUTICALS INC.





                                  DATED AS OF

                               NOVEMBER 8, 2002







THE CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST IN ACCORDANCE WITH RULE 24b-2 OF THE SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED. REDACTED PORTIONS OF THIS EXHIBIT ARE MARKED BY AN ***.

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                                                  TABLE OF CONTENTS

                                                                                                                 Page

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1.       DEFINITIONS...............................................................................................


2.       MANAGEMENT................................................................................................

         2.1      Joint Executive Committee........................................................................
         2.2      Product Development Committee....................................................................
         2.3      Joint Commercialization Committee................................................................
         2.4      Joint Manufacturing Committee....................................................................
         2.5      Minutes of Committee Meetings....................................................................
         2.6      Term.............................................................................................
         2.7      Expenses.........................................................................................
         2.8      Alliance Managers................................................................................

3.       GRANT OF RIGHTS...........................................................................................

         3.1      Rights Granted to Endo...........................................................................
         3.2      Exclusivity......................................................................................
         3.3      Activities Outside the Territory.................................................................
         3.4      Trademarks; Logos................................................................................
         3.5      Non-Performance..................................................................................
         3.6      Restrictions on Competing Products...............................................................
         3.7      Right of Endo Regarding New Products.............................................................
         3.8      Payment on Sales Outside Territory...............................................................

4.       DEVELOPMENT AND REGULATORY MATTERS........................................................................

         4.1      Exchange of Data and Know-How....................................................................
         4.2      Product Registrations............................................................................
         4.3      Scope of Development Plan........................................................................
         4.4      Post-Registration Development....................................................................
         4.5      Conduct of Development Plan and Post-Registration Plan...........................................
         4.6      Funding of DURECT Activities, Development Plan and Post-Registration Plan........................
         4.7      Delay of Initial Regulatory Filing...............................................................
         4.8      Suspension of Clinical Development Activities....................................................
         4.9      DURECT Activities................................................................................

5.       DISTRIBUTION AND PROMOTION................................................................................

         5.1      Generally........................................................................................
         5.2      Marketing Plan...................................................................................
         5.3      Endo Responsibilities; Rights....................................................................
         5.4      Promotional Materials and Activities.............................................................
         5.5      Technical Support Representatives................................................................
         5.6      Global Marketing Team............................................................................
         5.7      Distribution and Marketing Costs.................................................................
         5.8      DURECT Co-Promotion Right; Supplemental Call Plan................................................
         5.9      Sales Incentive Compensation Programs............................................................

6.       PAYMENTS..................................................................................................

         6.1      R&D Reimbursement and Payments to DURECT.........................................................
         6.2      Distribution Fee.................................................................................
         6.3      Minimum Payments.................................................................................
         6.4      Allocation of Sales..............................................................................
         6.5      ALZA Payments....................................................................................
         6.6      Bankruptcy Rejection of ALZA Agreement...........................................................
         6.7      Equity Investment in DURECT......................................................................

7.       PAYMENTS AND REPORTS......................................................................................

         7.1      Payments.........................................................................................
         7.2      Mode of Payment..................................................................................
         7.3      Records Retention................................................................................
         7.4      Audit Request....................................................................................
         7.5      Cost of Audit....................................................................................
         7.6      No Non-Monetary Consideration for Sale...........................................................

8.       MANUFACTURE AND SUPPLY....................................................................................

         8.1      Supply Obligations...............................................................................
         8.2      Supply of Finished Product.......................................................................
         8.3      Forecasts........................................................................................
         8.4      Orders for Finished Product......................................................................
         8.5      Delivery.........................................................................................
         8.6      Purchase Price...................................................................................
         8.7      Conformity; Specifications; Quality Control......................................................
         8.8      Acceptance/Rejection; Interim Replacement........................................................
         8.9      Inventory Management.............................................................................
         8.10     Shortage of Supply...............................................................................
         8.11     Inability to Supply..............................................................................
         8.12     Additional Commercial Facilities.................................................................
         8.13     Implanters.......................................................................................
         8.14     Finishing........................................................................................
         8.15     Third Party Manufacturers........................................................................
         8.16     Limitation on Use of Third Party Manufacturers...................................................

9.       OWNERSHIP; PATENTS; TRADEMARKS............................................................................

         9.1      Ownership........................................................................................
         9.2      Maintenance of the Patents.......................................................................
         9.3      Infringement.....................................................................................

10.      PUBLICATION; CONFIDENTIALITY..............................................................................

         10.1     Notification.....................................................................................
         10.2     Review...........................................................................................
         10.3     Confidentiality..................................................................................
         10.4     Exceptions to Obligation.........................................................................
         10.5     Limitations on Use...............................................................................
         10.6     Remedies.........................................................................................

11.      REPRESENTATIONS AND WARRANTIES............................................................................

         11.1     Representations and Warranties of the Parties....................................................
         11.2     Representations and Warranties of DURECT.........................................................
         11.3     Disclaimer of Other Warranties...................................................................

12.      RECALL; INDEMNIFICATION; INSURANCE........................................................................

         12.1     Investigation; Recall............................................................................
         12.2     Indemnification by DURECT........................................................................
         12.3     Indemnification by Endo..........................................................................
         12.4     Shared Liability.................................................................................
         12.5     Indemnification Procedure........................................................................
         12.6     Cost of Enforcement..............................................................................
         12.7     Limitation on Damages............................................................................
         12.8     Insurance........................................................................................

13.      TERM; TERMINATION; ADDITIONAL RIGHTS......................................................................

         13.1     Term.............................................................................................
         13.2     Termination for Cause............................................................................
         13.3     Additional Termination Rights by Endo............................................................
         13.4     Termination in Connection With Additional Studies................................................
         13.5     Termination in Connection with Bankruptcy........................................................
         13.6     Effect of Expiration or Termination..............................................................
         13.7     Additional Rights................................................................................
         13.8     Nature of Licenses...............................................................................
         13.9     Accrued Rights; Surviving Obligations............................................................

14.      FORCE MAJEURE.............................................................................................

         14.1     Events of Force Majeure..........................................................................

15.      ENDO'S RIGHT TO CURE ON BEHALF OF DURECT..................................................................

         15.1     Endo's Right to Cure.............................................................................

16.      MISCELLANEOUS.............................................................................................

         16.1     Relationship of Parties..........................................................................
         16.2     Assignment.......................................................................................
         16.3     Books and Records................................................................................
         16.4     Further Actions..................................................................................
         16.5     Notice...........................................................................................
         16.6     Use of Name......................................................................................
         16.7     Public Announcements.............................................................................
         16.8     Waiver...........................................................................................
         16.9     Compliance with Law..............................................................................
         16.10    Severability.....................................................................................
         16.11    Amendment........................................................................................
         16.12    Governing Law....................................................................................
         16.13    Arbitration......................................................................................
         16.14    Entire Agreement.................................................................................
         16.15    Parties in Interest..............................................................................
         16.16    No Third Party Beneficiaries.....................................................................
         16.17    Descriptive Headings; Certain Terms..............................................................
         16.18    Fees and Payments................................................................................
         16.19    Counterparts.....................................................................................


Exhibit A         Fully Burdened Manufacturing Costs
Exhibit B         Development Costs
Exhibit C         Examples of Development Expenses
Exhibit D         DURECT Trademarks
Exhibit E         Endo Trademarks
Exhibit F         DURECT New Products and Related Products Development Projects as of Effective Date
Exhibit G         Patents
Exhibit H         Initial Members of JEC
Exhibit I         Initial Members of PDC
Exhibit J         Initial Members of JCC
Exhibit K         Initial Members of JMC
Exhibit L         Initial Alliance Managers
Exhibit M         Examples of Calculation of Distribution Fee
Exhibit N         DURECT Activities
Exhibit O         Common Stock Purchase Agreement
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          DEVELOPMENT, COMMERCIALIZATION AND SUPPLY LICENSE AGREEMENT

         THIS DEVELOPMENT, COMMERCIALIZATION AND SUPPLY LICENSE AGREEMENT (this "Agreement"), effective as of November 8, 2002 ("Effective Date"), is entered into by and between DURECT Corporation, a corporation organized and existing under the laws of the State of Delaware, having offices located at 10240 Bubb Road, Cupertino, CA 95014 ("DURECT"), and Endo Pharmaceuticals Inc., a corporation organized under the laws of the State of Delaware, having offices located at 100 Painters Drive, Chadds Ford, PA 19317 ("Endo").

                            PRELIMINARY STATEMENTS

         A. DURECT owns rights in and to the product known as the CHRONOGESIC(TM) (sufentanil) Pain Therapy System currently under development by DURECT.

         B. Endo desires to obtain a license for commercialization rights to such product in the Territory, and DURECT desires to grant such license for commercialization rights in the Territory to Endo.

         C. DURECT and Endo wish to enter into this Agreement to specify the rights and obligations of the parties with respect to the license for commercialization of the product granted herein, including the rights and obligations of the parties with respect to the development, manufacture and commercialization of such product in the Territory.

         NOW THEREFORE, in consideration of the mutual covenants and agreements provided herein, the parties hereby agree as follows:

         1. DEFINITIONS.

         As used in this Agreement, the following terms shall have the meanings set forth in this Section 1 unless context dictates otherwise:

         "Accelerated Arbitration Provisions" shall have the meaning assigned to such term in Section 16.13(b).

         "Acquiring Party" shall have the meaning assigned to such term in
Section 3.6.

         "Affiliate" shall mean a corporation or any other entity that directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, the designated party, but only for so long as the relationship exists.

         "Agreement" shall have the meaning assigned to such term in the introductory paragraph.

         "Alliance Manager" shall have the meaning assigned to such term in
Section 2.8.

         "ALZA" shall mean ALZA Corporation and any successor of ALZA Corporation to, or assignee of ALZA Corporation of, the ALZA Agreement, in whole or in part.

         "ALZA Agreement" shall mean that certain Third Amended and Restated Development and Commercialization Agreement entered into by DURECT and ALZA effective October 1, 2002, as amended and modified from time to time.

         "Audited Party" shall have the meaning assigned to such term in
Section 7.4.

         "Auditing Party" shall have the meaning assigned to such term in
Section 7.4.

         "Bankruptcy Case" shall mean a bankruptcy case (whether for liquidation or reorganization) under the Bankruptcy Laws with respect to DURECT (or its successor or assignee) or any of their respective Affiliates.

         "Bankruptcy Laws" shall mean Title 11 of the United States Code, 11 U.S.C. Section 101-1330, as it may be amended from time to time, any successor statute or any applicable state or foreign laws relating to bankruptcy, dissolution, liquidation, winding up or reorganization.

         "Bankruptcy Rejection" shall mean the entry of an order in a Bankruptcy Case authorizing the rejection of this Agreement, the ALZA Agreement or a Third Party Manufacturing Agreement, or any material portion of any such agreement, by DURECT (or its successor or assignee), as debtor-in-possession or by its bankruptcy trustee or any other Person authorized to exercise rejection rights under 11 U.S.C. ? 365 or any other successor statute; provided, however, that nothing in this Agreement shall be deemed an acknowledgment by either party hereto that this Agreement, the ALZA Agreement or a Third Party Manufacturing Agreement may be rejected under the Bankruptcy Laws.

         "Breaching Party" shall have the meaning assigned to such term in
Section 13.2.

         "Canada" shall have the meaning assigned to such term in Section
3.1(c).

         "cGMP" shall mean current Good Manufacturing Practice as defined in Parts 210 and 211 of Title 21 of the U.S. Code of Federal Regulations, as may be amended from time to time, or any successor thereto.

         "Committee" shall mean any of the JEC, the PDC, the JCC, and the JMC and, when used in the plural, shall mean all of them or more than one of them, as the case may be.

         "Commercialization" or "Commercialize" shall mean the ongoing process and activities generally engaged in by a company marketing life-science products to establish and maintain a nationwide presence for a product, including offering for sale, selling, marketing, promoting, distributing, importing and exporting such product.

         "Common Stock Purchase Agreement" shall have the meaning assigned to such term in Section 6.7.

         "Complaining Party" shall have the meaning assigned to such term in
Section 3.5.

         "Confidential Information" shall have the meaning assigned to such term in Section 10.3.

         "Control" shall mean ownership of shares of stock having at least 50% of the voting power entitled to vote for the election of the directors in the case of a corporation, and at least 50% of the interests in profits in the case of a business entity other than a corporation.

         "Co-Owned Trademarks" shall have the meaning assigned to such term in
Section 3.4(f).

         "Critical Issue" shall mean any matter that is subject to the decision-making authority of any Committee that would have a material adverse consequence to the timing of development, development, manufacture or Commercialization of the Product, Finished Product or Implanter.

         "Current Forecast" shall have the meaning assigned to such term in
Section 8.3.

         "Damages" shall have the meaning assigned to such term in Section
12.2.

         "Development Budget" shall have the meaning assigned to such term in
Section 4.3(a), as may be amended from time to time.

         "Development Costs" shall mean the fully allocated costs of performing the Development Program as calculated in accordance with Exhibit B, excluding any DURECT Activities Costs.

         "Development Plan" shall mean the definitive development plan approved by the PDC pursuant to Section 4.3(a) as amended from time to time pursuant to Section 4.3(a).

         "Development Program" shall mean the activities undertaken under this Agreement for developing and obtaining regulatory approval to Commercialize the Product in the Territory, excluding any DURECT Activities.

         "Dispute" shall have the meaning assigned to such term in Section 16.13(a).

         "Distribution Fee" shall mean the fees to be paid by Endo to DURECT pursuant to Section 6.2 in consideration for the rights granted to Endo by DURECT with respect to the Product in the Territory.

         "DURECT" shall have the meaning assigned to such term in the introductory paragraph.

         "DURECT Activities" shall mean those development activities to be performed by, and that are the sole responsibility of, DURECT with respect to the Product (excluding line extensions of the Product) that are outside the Development Program and that are described in Exhibit N attached hereto.

         "DURECT Activities Costs" shall mean DURECT's fully allocated costs associated with or relating to the performance of the DURECT Activities as calculated in accordance with Exhibit B.

         "DURECT Common Stock" shall have the meaning assigned to such term in
Section 6.7.

         "DURECT Trademarks" shall mean the trademarks set forth on Exhibit D hereto (as such exhibit may be amended or supplemented from time to time).

         "Effective Date" shall mean the date set forth in the introductory paragraph.

         "Endo" shall have the meaning assigned to such term in the introductory paragraph.

         "Endo Trademarks" shall mean the trademarks set forth on Exhibit E hereto (as such exhibit may be amended or supplemented from time to time).

         "Estimated Required Capacity" shall have the meaning assigned to such term in Section 8.12.

         "Exercising Party" shall have the meaning assigned to such term is
Section 13.7.

         "Expedited Rules" shall have the meaning assigned to such term in
Section 16.13(b).

         "FDA" shall mean the United States Food and Drug Administration (and, as applicable, the Canadian equivalent), or any successor thereto.

         "Field" shall mean all pharmaceutical applications for human health.

         "Final FDA Approval" shall have the meaning assigned to such term in
Section 6.1.

         "Finished Product" shall mean the Product in ready-for-sale form, including any product labeling or other package inserts or materials required by the applicable Regulatory Authority and approved by the JCC and the PDC.

         "First Commercial Sale" shall mean the first sale of a Product to a Third Party by Endo or its Affiliates, Sublicensees or designees in the Territory after all Registrations required to permit such sale have been granted, or such sale is otherwise permitted, by the Regulatory Authority in the Territory.

         "First Refusal Notice" shall have the meaning assigned to such term in Section 3.7.

         "First Trial" shall have the meaning assigned to such term in Section 4.6(c).

         "Force Majeure" shall have the meaning assigned to such term in
Section 14.1.

         "Fully Burdened Manufacturing Cost" shall mean DURECT's fully allocated cost for manufacturing Product for use in the Development Program and in connection with this Agreement as calculated in accordance with Exhibit A.

         "GAAP" shall mean generally accepted accounting principles in the United States, consistently applied by the Party at issue.

         "Governmental Entity" shall mean any United States domestic (federal or state) or foreign court, commission or governmental, regulatory or administrative body, board, bureau, agency, instrumentality, authority or tribunal or any subdivision thereof.

         "Implanter" shall mean the Product implanter.

         "Implant Kit" shall mean separate implant materials for use in administering the Product such as syringes, gloves, gauze pads and other materials that may be either sold separately from the Product or bundled with the Product in the form of a kit, at the discretion of the JCC should the JCC decide to Commercialize such kit hereunder pursuant to Section 2.3(b)(xviii). The Implant Kit shall not include the Product or Implanter.

         "Inability to Supply" shall have the meaning assigned to such term in
Section 8.11(b).

         "IND" shall mean an Investigational New Drug Application filed with the FDA (or as applicable, Canadian equivalent) for authorization to commence clinical trials in a country in the Territory.

         "Indemnified Party" shall have the meaning assigned to such term in
Section 12.5.

         "Indemnifying Party" shall have the meaning assigned to such term in
Section 12.5.

         "Infringement" shall have the meaning assigned to such term in
Section 9.3(a).

         "Initial Regulatory Filing" shall mean the completed and submitted initial Registration Application for the Product with the FDA.

         "Intellectual Property Rights" shall mean patents, copyrights, trade secrets, proprietary know-how and similar rights of any type (excluding trademarks) under the laws of any Governmental Entity, including all applications and registrations relating to any of the foregoing.

         "Inventions" shall mean any Technical Information relating to the Product, Finished Product or Implanter (including its components, and all uses and methods or manufacture thereof) developed or acquired by either Party and/or its Affiliates or subcontractors (or jointly by any of the foregoing) thereof arising out of or in connection with the performance of this Agreement, during the term of this Agreement.

         "Joint Commercialization Committee" or "JCC" shall have the meaning assigned to such term in Section 2.3(a).

         "Joint Executive Committee" or "JEC" shall have the meaning assigned to such term in Section 2.1(a).

         "Joint Manufacturing Committee" or "JMC" shall have the meaning assigned to such term in Section 2.4(a).

         "Long-Term Inability to Supply" shall have the meaning assigned to such term in Section 8.11(d).

         "Manufacturing Standards" shall mean, with respect to the Product, Finished Product and Implanter, cGMP and such additional manufacturing specifications or standards as may be established by the JMC from time to time.

         "Marketing Budget" shall have the meaning assigned to such term in
Section 5.2, as may be amended from time to time.

         "Marketing Plan" shall mean the definitive marketing plan approved by the JCC pursuant to Section 5.2 as amended from time to time pursuant to
Section 5.2.

         "Minimum Payments" shall have the meaning set forth in Section 6.3 hereof.

         "Minimum Payment Year" shall mean the period of four consecutive calendar quarters beginning with the first day of the calendar quarter following the calendar quarter during which all necessary regulatory approvals to market the Product in the United States of America have been received.

         "NDA" shall mean a "New Drug Application," "Product License Application," or other application for approval to market a product submitted to the FDA (and, as applicable, the Canadian equivalent), as amended or supplemented from time to time.

         "NDA Filing Date" shall have the meaning assigned to such term in
Section 4.1(a).

         "Net Sales" shall mean the amounts invoiced on sales of a Product or Finished Product by Endo and its Affiliates, Sublicensees or designees to Third Parties in bona fide arms-length transactions, less the following deductions actually allowed by Endo, its Affiliates, Sublicensees or designees and taken by such Third Parties and not otherwise recovered by or reimbursed to Endo, its Affiliates, Sublicensees or designees: (i) trade, cash and quantity discounts and other customary discounts; (ii) taxes or government charges levied on the sale of Product or Finished Product to the extent added to the sales price and set forth separately as such in the amount invoiced;
(iii) amounts repaid or credited by reason of rejections, chargebacks, defects or returns or because of rebates or retroactive price reductions; and (iv) delivery charges (including transportation and insurance costs) actually included in the sales invoiced, all as determined in accordance with GAAP. Net Sales shall not include (i) the prices charged for separate products other than the Product, such as the Implanter and, if Commercialized hereunder, the Implant Kit, and (ii) sales or transfer of Product or Finished Product between Endo and its Affiliates, Sublicensees or designees; provided, however, that Net Sales shall be deemed to include the amount or fair market value of any consideration received by Endo or its Affiliates that can be attributable to a sale of a Product or Finished Product, whether such consideration is in cash or payments in kind.

         "New Product" shall mean any product under development by DURECT or proposed to be developed by DURECT which comprises ***, excluding the following: (i) the Product and any Related Product; and (ii) any product (or component thereof) which manufacture, use or sale is covered by Intellectual Property Rights owned by a Third Party which but for a license from such Third Party would preclude DURECT from the manufacture, use or sale thereof and for which DURECT does not have a right of sublicense to Endo or its Affiliates. The New Products in existence as of the Effective Date are listed on Exhibit F hereto.

         "Non-Acquiring Party" shall have the meaning assigned to such term in
Section 3.6(a)

         "Non-Breaching Party" shall have the meaning assigned to such term in
Section 13.2.

         "Non-Performing Party" shall have the meaning assigned to such term in Section 3.5.

         "Party" shall mean DURECT or Endo, as the case may be, and, when used in the plural, shall mean DURECT and Endo.

         "Patents" shall mean the patents and patent applications set forth on Exhibit G, together with any patents that may issue therefrom in the Territory, and any other patents or patent applications in the Territory owned by or licensed by a Third Party to DURECT or its Affiliates (with rights to sublicense) during the term of this Agreement to the extent relating to, derived from or useful for the manufacture, use, or sale of the Product, Finished Product or Implanter in the Field in the Territory, including any and all extensions, renewals, continuations, continuations-in-part, divisions, patents-of-additions, reissues, supplementary protection certificates or foreign counterparts of any of the foregoing.

         "Person" shall mean an individual or a corporation, partnership, association, trust, or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "Placebo-Controlled Studies" shall mean DURECT's placebo-controlled studies of the Product currently known as *** and *** in the Summary Development Plan.

         "Post-Registration Plan" shall have the meaning assigned to such term in Section 4.4.

         "Product" shall mean the pharmaceutical product in which DURECT owns rights and currently is known as the CHRONOGESIC(TM) (sufentanil) Pain Therapy System which is intended to deliver sufentanil systemically at the current doses of 3.3, 6.7, 10 or 13.3 micrograms per hour for a period of 90 days, including all line extensions of the Product (including those that provide for different dosage strengths or different duration of delivery of sufentanil). The Product shall not include the Implanter or Implant Kit.

         "Product Development Committee" or "PDC" shall have the meaning assigned to such term in Section 2.2(a).

         "Registration" shall mean, with respect to a country in the Territory, final approval of the Registration Application for the Product filed in such country in the Territory.

         "Registration Application" shall mean an NDA under the United States Federal Food, Drug and Cosmetic Act (and, as applicable, the Canadian equivalent) and the regulations promulgated thereunder, as all may be amended or supplemented from time to time.

         "Regulatory Authority" shall mean the FDA (and, as applicable, the Canadian equivalent), and any health regulatory authorities in the Territory that hold responsibility for granting regulatory marketing approval for the Product in the Territory, and any successor(s) thereto.

         "Regulatory Data" shall mean the medical, toxicological, pharmacological and clinical data included within Technical Information to the extent necessary to, required for, or included in any Governmental Entity filing to obtain or maintain regulatory approval to market a Product, Finished Product and Implanter in the Territory.

         "Regulatory Documentation" shall mean all submissions to Governmental Entities, including clinical studies, tests, and biostudies, relating to the Product, Finished Product and Implanter, including all INDs and NDAs, as well as all correspondence with Governmental Entities (registration and licenses, regulatory drug lists, advertising and promotion documents), adverse event files, complaint files, manufacturing records and inspection reports.

         "Rejection Notice" shall have the meaning assigned to such term in
Section 6.6(a).

         "Related Product" shall mean any product which comprises ***, excluding the Product. The Related Products in existence as of the Effective Date are listed on Exhibit F hereto.

         "Responding Party" shall have the meaning assigned to such term in
Section 13.7.

         "Sales Projections" shall have the meaning assigned to such term in
Section 6.3.

         "Short-Term Inability to Supply" shall have the meaning assigned to such term in Section 8.11(c).

         "Specifications" shall mean the specifications for the Product, Finished Product, Implanter or, if Commercialized hereunder, the Implant Kit as agreed upon by DURECT and Endo, considering the regulatory requirements in each country of the Territory, as may be amended from time to time.

         "Sublicense" shall have the meaning assigned to such term in Section 3.1(b).

         "Sublicensee" shall have the meaning assigned to such term in Section 3.1(b).

         "Summary Development Plan" shall have the meaning assigned to such term in Section 4.3(a).

         "System" shall mean a drug delivery system which includes and is contained within an implantable (or externally worn) osmotic pump intended to function by releasing an active agent or agents on a controlled basis. The term "System" shall include all materials, technology and attributes contained within, or incorporated in, the osmotic pump (other than the active drug itself) and shall include the formulation and stabilization of a therapeutic agent (such as the active drug) in the System.

         "Technical Information" shall mean know-how, trade secrets, formulations, inventions, data (including Regulatory Data and Regulatory Documentation), technology, processes and information necessary or useful to the Product, Finished Product, Implanter and/or the Development Program, which a Party has the lawful and contractual right to disclose to the other Party, and any and all Intellectual Property Rights therein and thereto. Technical Information shall include, without limitation, processes and analytical methodology used in development, testing, analysis and manufacture, and medical, clinical, toxicological and other scientific data. Notwithstanding the foregoing, "Technical Information" shall not include (i) marketing information, know-how, trade secrets or data generated by Endo, in each case to the extent not relating specifically to the Product, Finished Product or Implanter, or (ii) trademarks.

         "Termination Event" shall have the meaning assigned to such term in
Section 13.2.

         "Territory" shall mean, as the case may be, (i) the United States of America, including its possessions, protectorates and territories and, (ii) if added to the Territory in accordance with Section 3.1(c), Canada.

         "Testing Methods" shall have the meaning assigned to such term in
Section 8.7(c).

         "Third Party" shall mean any Person who or which is neither a Party nor an Affiliate of a Party.

         "Third Party Manufacturer" shall have the meaning assigned to such term in Section 8.15(a).

         "Third Party Manufacturing Agreement" shall have the meaning assigned to such term in Section 8.15(a).

         "Third Party Manufacturing Plan" shall have the meaning assigned to such term in Section 8.15(a).

         "Transfer Price" shall have the meaning assigned to such term in
Section 8.6(a).

         "Trial Commencement Date" shall have the meaning assigned to such term in Section 4.6(c).

         "Undertaking" shall have the meaning assigned to such term in Section 6.6(c).

         2. MANAGEMENT.

         2.1 Joint Executive Committee.

         (a) Members; Officers. The Parties hereby establish a joint executive committee (the "Joint Executive Committee" or "JEC"), which shall consist of up to eight members with an equal number of members from each of DURECT and Endo. The initial members of the JEC are set forth on Exhibit H, as may be amended by the designating Party from time to time. Representatives of the JEC shall be employees of the respective Party. Each of DURECT and Endo may replace any or all of its representatives on the JEC at any time upon written notice to the other in accordance with Section 16.5 of this Agreement. Any member of the JEC may designate a substitute with due authority to temporarily attend and perform the functions of that member at any meeting of the JEC. DURECT and Endo each may, in its discretion, invite non-member representatives that are employees (unless otherwise agreed to in writing by the Parties) of such Party to attend meetings of the JEC. The JEC shall be co-chaired by a representative of each of DURECT and Endo, as such representative may be changed by the designating Party at any time. The co-chairpersons shall appoint a secretary of the JEC, and such secretary shall serve for such term as designated by the co-chairpersons. The initial co-chairpersons and the initial secretary are designated on Exhibit H.

         (b) Responsibilities. The JEC shall perform the following functions:

            (i) manage and oversee the performance of the Parties pursuant to the terms of this Agreement;

            (ii) at least twice annually, review the Development Budget;

            (iii) at each meeting of the JEC, review a comparison of actual expenses to the budgeted expenses for the year-to-date, as current as practicable to a date immediately prior to the date of the meeting, including manufacturing, research and development, and marketing expenses;

            (iv) at each meeting, as applicable, review a comparison of the Product, Finished Product and Implanter development status with the timelines set forth in the Development Plan, or, if appropriate, review a comparison of Product, Finished Product and Implanter sales in the Territory with the Sales Projections;

            (v) review and evaluate the progress of the other Committees;

            (vi) review and approve "go/no-go" decisions and other matters referred to the JEC by any other Committee;

            (vii) in accordance with the procedures established in Section 2.1(d), resolve disputes, disagreements and deadlocks unresolved by the other Committees;

            (viii) determine, in response to the PDC's findings regarding a material delay of an Initial Regulatory Filing, whether or not it is in the best interest of the Parties to go forward with the conduct of any additional clinical studies required by the FDA;

            (ix) review and adopt procedures, pursuant to Section 8.13 and based on recommendations from the JCC and JMC, regarding the manufacture and sale of Implanters;

            (x) determine, pursuant to Section 12.8, whether insurance amounts for the Parties should be increased, or whether, and to what extent, the Parties may self-insure;

            (xi) determine, in accordance with Section 3.1(c) whether Canada shall be included in the Territory;

            (xii) establish, at the time deemed appropriate by the JEC, the JCC and the JMC;

            (xiii) determine when the PDC should meet to discuss and approve the definitive Development Plan for the Product in accordance with Section 4.3(a);

            (xiv) determine when Endo should develop, finalize and review at the JCC a Marketing Plan as contemplated by Section 5.2; and

            (xv) have such other responsibilities as may be assigned to the JEC pursuant to this Agreement or as may be mutually agreed upon by the Parties from time to time.

         (c) Meetings. The JEC shall meet in person, by video teleconference or by telephone at least once every six months during every calendar year, and more frequently as DURECT and Endo deem appropriate or as required to resolve disputes, disagreements or deadlocks in the other Committees, on such dates, and at such places and times, as the Parties shall agree. Meetings of the JEC that are held in person shall alternate between the offices of DURECT and Endo, or such other place as the Parties may agree. The members of the JEC also may convene or be polled or consulted from time to time by means of telecommunications, video conferences, electronic mail or correspondence, as deemed necessary or appropriate.

         (d) Decision-making.

            (i) The JEC may make decisions with respect to any subject matter that is subject to the JEC's decision-making authority and functions as set forth in Section 2.1(b). Except as specified in Section 2.1(d)(ii) or (iii), all decisions of the JEC shall be made by unanimous vote or written consent, with DURECT and Endo each having, collectively, one vote in all decisions. The JEC shall use reasonable best efforts to resolve the matters within its roles and functions or otherwise referred to it.

            (ii) With respect to all matters that are subject to the JEC's decision-making authority and are not the subject of Section 3.5, 8.11(a), 8.11(e), 8.11(f) or 13.3(a), if the JEC cannot reach consensus within 10 business days after it has met and attempted to reach such consensus, the matter shall be referred on the eleventh business day:

               (A) if the matter is the subject of a deadlock arising in the PDC and is not the subject of Section 4.7 or 4.8, to the co-chairperson of the JEC designated by DURECT for resolution, provided that any decision made by the DURECT-designated co-chairperson may not, when taken together with all other such decisions, increase or decrease the Development Budget in the aggregate by more than ***; provided, further, that Endo shall have a right, upon written notice to DURECT, to challenge any JEC decision with respect to Critical Issues pursuant to Section 2.1(d)(iii);

               (B) if the matter is the subject of a deadlock arising in the JCC, to the co-chairperson of the JEC designated by Endo for resolution, provided that any decision made by the Endo-designated co-chairperson may not, when taken together with all other such decisions, decrease the Marketing Budget for any *** by more than $*** from the previously approved JEC budget for such year; provided, further, that DURECT shall have a right, upon written notice to Endo, to challenge any JEC decision with respect to Critical Issues pursuant to Section 2.1(d)(iii);

               (C) except as provided in Sections 8.11(a), (e) and (f), if the matter is the subject of a deadlock arising in the JMC, to the co-chairperson of the JEC designated by DURECT for resolution, provided that any decision made by the DURECT-designated co-chairperson may not, when taken together with all other such decisions, increase the Fully Burdened Manufacturing Costs for any consecutive four-quarter period more than *** of the prior four-quarter period; provided, further, that Endo shall have a right, upon written notice to DURECT, to challenge any JEC decision with respect to Critical Issues pursuant to Section 2.1(d)(iii).

In the event that the co-chairperson designated to resolve a dispute under this Section 2.1(d)(ii) is not immediately available, then such matter shall be referred to the senior executive officer of such Party in the area to which the matter relates and who has been designated by such Party for such resolution.

            (iii) In the event the JEC does not resolve, or DURECT or Endo challenge, a Critical Issue pursuant to Section 2.1(d)(ii), then such matters shall be resolved pursuant to the Accelerated Arbitration Provisions of
Section 16.13(b). In the event the JEC does not resolve any other matters pursuant to Section 2.1(d)(ii) and such matters fall into the class of disputes that may be arbitrated by the Parties in accordance with Section 16.13, then such matters shall be resolved pursuant to Section 16.13(a).

            (iv) For all purposes under this Agreement, any decision made pursuant to Section 2.1(d)(i) and (ii) shall be deemed to be the decision of the JEC.

         2.2 Product Development Committee.

         (a) Members; Officers. The Parties hereby establish a product development committee (the "Product Development Committee" or "PDC"), which shall consist of representatives from each of DURECT and Endo, up to four members from each Party on such Committee unless otherwise agreed to by the Parties in writing. The initial representatives on the PDC are set forth on
Exhibit I, as may be amended by the designating Party from time to time. Each of DURECT and Endo may replace any or all of its representatives on the PDC at any time upon written notice to the other in accordance with Section 16.5 of this Agreement. Such representatives shall be employees of each such Party, and those representatives of each such Party shall, individually or collectively, have expertise in pharmaceutical drug development, regulatory matters, marketing, clinical studies, and/or other expertise to the extent relevant. Any member of the PDC may designate a substitute with due authority to temporarily attend and perform the functions of that member at any meeting of the PDC. DURECT and Endo each may, in its discretion, invite non-member representatives that are employees (unless otherwise agreed to in writing by the Parties) of such Party to attend meetings of the PDC. The PDC shall be chaired by a representative of DURECT. The secretary of the PDC shall be a representative of DURECT.

         (b) Responsibilities. The PDC shall not oversee, review, approve or evaluate any of the DURECT Activities. The PDC shall perform the following functions:

            (i) approve and oversee the implementation of the Development
Plan;

            (ii) at least once each calendar year by a date not later than ***, review and approve any amendments or modifications of the Development Plan;

            (iii) at least twice annually, review the Development Budget;

            (iv) at each meeting of the PDC, review a comparison of actual development and regulatory expenses to the budgeted expenses in the Development Budget for the year-to-date, as current as practicable to a date immediately prior to the date of the meeting;

            (v) review and evaluate progress of the development activities; provided that the PDC shall not have authority to make any determination that any Party is in breach of this Agreement;

            (vi) review and approve all compassionate use of the Product, Finished Product and Implanter;

            (vii) review the publication strategy together with the JCC;

            (viii) review and recommend to the JEC "go/no-go" decisions;

            (ix) in connection with clinical trials, approve protocols, trial budget and trial design;

            (x) review Regulatory Data and Regulatory Documentation to be provided by DURECT regarding all Product and Implanter development activities outside the Territory (to the extent DURECT is permitted by Third Parties, if applicable, to do so);

            (xi) review and, if appropriate, approve development plans, utilizing an approach similar to the Development Plan, with respect to line extensions of the Product or Related Products; provided that the PDC shall not approve plans to develop at any one time more than *** such products without the written authorization of DURECT and Endo;

            (xii) in good faith consider potential additional line extensions of the Product and Related Products in addition to those considered pursuant to the foregoing clause (x);

            (xiii) coordinate the allocation of responsibilities among the Parties with respect to development of the Product, Finished Product and Implanter based on the Development Plan;

            (xiv) consult with the JMC regarding adoption of a Third Party Manufacturing Plan pursuant to Section 8.15;

            (xv) determine which portions of protocols, regulatory filings, correspondence to or from regulatory authorities etc., should be redacted before being shared with ALZA; and

            (xvi) have such other responsibilities as may be assigned to the PDC pursuant to this Agreement or as may be mutually agreed upon by the Parties from time to time.

         (c) Meetings. The PDC shall meet in person, by video teleconference or by telephone at least once every month, and more or less frequently as DURECT and Endo deem appropriate or as reasonably requested by either such Party, on such dates, and at such places and times, as such Parties shall agree. Meetings of the PDC that are held in person shall alternate between the offices of DURECT and Endo, or such other place as such Parties may agree. The members of the PDC also may convene or be polled or consulted from time to time by means of telecommunications, video conferences, electronic mail or correspondence, as deemed necessary or appropriate.

         (d) Decision-making. Endo and DURECT have chartered the PDC with a belief that vigorous interaction and cooperation between the Parties are essential for the success of the Product. Each Party shall use all reasonable efforts to reach consensus decisions at the Committee level. The PDC may make decisions with respect to any subject matter that is subject to the PDC's decision-making authority and functions as set forth in Section 2.2(b). All decisions of the PDC shall be made by unanimous vote or written consent, with DURECT and Endo each having, collectively, one vote in all decisions. If, with respect to any matter that is subject to the PDC's decision-making authority, after all reasonable efforts to reach consensus have been exhausted, the PDC cannot reach consensus within 10 business days after it has first met and attempted to reach such consensus, the matter shall be referred on the eleventh business day to the JEC for resolution. For all purposes under this Agreement, any decision made pursuant to this Section 2.2(d) shall be deemed to be the decision of the PDC.

         2.3 Joint Commercialization Committee.

         (a) Members; Officers. Pursuant to Section 2.1(b)(xii), the JEC shall establish a joint commercialization committee (the "Joint Commercialization Committee" or "JCC"), which shall consist of representatives from each of DURECT and Endo, up to six members from Endo and up to two members from DURECT unless otherwise agreed to by the Parties in writing. The initial members of the JCC are set forth on Exhibit J, as may be amended by the Designating Party from time to time. Each of DURECT and Endo may replace any or all of its representatives on the JCC at any time upon written notice to the other in accordance with Section 16.5 of this Agreement. Such representatives shall be employees of each such Party, and those representatives of each such Party shall, individually or collectively, have expertise in marketing and sales of pain products. Any member of the JCC may designate a substitute with due authority to temporarily attend and perform the functions of that member at any meeting of the JCC. DURECT and Endo each may, in its discretion, invite non-member representatives that are employees (unless otherwise agreed to in writing by the Parties) of such Party to attend meetings of the JCC. The JCC shall be chaired by a representative of Endo. The secretary of the JCC shall be a representative of Endo.

         (b) Responsibilities. The JCC shall perform the following functions:

            (i) review and approve the annual Marketing Plan developed by Endo;

            (ii) oversee the implementation of the Marketing Plans and approve modifications to the Marketing Plan throughout the year;

            (iii) discuss the state of the markets for the Product in the Territory and opportunities and issues concerning the Commercialization of the Product, including consideration of marketing and promotional strategy, marketing research plans, labeling, Product positioning and Product profile issues;

            (iv) if applicable under Sections 5.5 and 5.8, oversee and coordinate the sales efforts of Endo and DURECT;

            (v) review and approve the Post-Registration Plan, taking into consideration the appropriateness of any development activities including line extensions, clinical trials for purposes of new indications and Phase IV clinical trials in the context of the overall marketing and promotional strategy for the Product;

            (vi) review and direct all indigent care use of the Product;

            (vii) review and approve Sales Projections in accordance with
Section 6.3;

            (viii) review, in consultation with the JMC, the efficacy of the forecasting procedure set forth in Section 8.3, including whether any modifications thereto are necessary following the second anniversary of the First Commercial Sale;

            (ix) review data and reports arising from and generated in connection with the Commercialization of the Product, Finished Product and Implanter, including the Marketing Plan, Marketing Budgets, market research studies, and Product, Finished Product and Implanter sales and prescription trends and sales forecasts;

            (x) at each meeting of the JCC, review a comparison of actual sales and marketing expenses to the budgeted expenses in the relevant Marketing Budget for the year-to-date, as current as practicable to a date immediately prior to the date of the meeting;

            (xi) at least once each calendar year by a date no later than ***, review and approve the Marketing Plan as updated by Endo;

            (xii) review and approve the general guidelines applicable to the Product to be followed by Endo in its development of promotional materials and promotional activities to be used by Endo in the promotion of the Product, Finished Product and Implanter (such guidelines to be consistent with the then current Marketing Plan applicable to the Product);

            (xiii) evaluate and approve use of any technical support representatives;

            (xiv) review and direct the publication strategy, in consultation with the PDC;

            (xv) in consultation with the PDC, review and approve the Specifications for the Finished Product, including the packaging and related materials, prior to Commercial use;

            (xvi) develop appropriate procedures, pursuant to Section 8.13 and in consultation with the JMC, regarding the manufacture and sale of Implanters;

            (xvii) review and, if appropriate, approve the supplemental call plan, if any, submitted by DURECT pursuant to Section 5.8;

            (xviii) evaluate and determine whether to market and sell an Implant Kit; and

            (xix) have such other responsibilities as may be assigned to the JCC pursuant to this Agreement or as may be mutually agreed upon by the Parties from time to time.

         (c) Meetings. The JCC shall meet in person, by video teleconference or by telephone at least once during every calendar quarter, and more frequently as DURECT and Endo deem appropriate or as reasonably requested by either such Party, on such dates, and at such places and times, as such Parties shall agree. Meetings of the JCC that are held in person shall alternate between the offices of DURECT and Endo, or such other place as the Parties may agree. The members of the JCC also may convene or be polled or consulted from time to time by means of telecommunications, video conferences, electronic mail or correspondence, as deemed necessary or appropriate.

         (d) Decision-making. Endo and DURECT have chartered the JCC with a belief that vigorous interaction and cooperation between the Parties are essential for the success of the project. Each Party shall use all reasonable efforts to reach consensus decisions at the Committee level. The JCC may make decisions with respect to any subject matter that is subject to the JCC's decision-making authority and functions as set forth in Section 2.3(b). All decisions of the JCC shall be made by unanimous vote or written consent, with DURECT and Endo each having, collectively, one vote in all decisions. If, with respect to any matter that is subject to the JCC's decision-making authority, after all reasonable efforts to reach consensus have been exhausted, the JCC cannot reach consensus within 10 business days after it has first met and attempted to reach such consensus, the matter shall be referred on the eleventh business day to the JEC for resolution. For all purposes under this Agreement, any decision made pursuant to this Section 2.3(d) shall be deemed to be the decision of the JCC.

         2.4 Joint Manufacturing Committee.

         (a) Members; Officers. Pursuant to Section 2.1(b)(xii), the JEC shall establish a joint manufacturing committee (the "Joint Manufacturing Committee" or "JMC"), which shall consist of representatives from each of DURECT and Endo, up to four members from each Party, unless otherwise agreed to by the Parties in writing. The initial members of the JMC are set forth on Exhibit K, as may be amended by the designating Party from time to time. Each of DURECT and Endo may replace any or all of its representatives on the JMC at any time upon written notice to the other in accordance with Section 16.5 of this Agreement. Such representatives shall be employees of each such Party with expertise in manufacturing. Any member of the JMC may designate a substitute with due authority to temporarily attend and perform the functions of that member at any meeting of the JMC. DURECT and Endo each may, in its discretion, invite non-member representatives that are employees (unless otherwise agreed to in writing by the Parties) of such Party to attend meetings of the JMC. Except as provided in Section 8.11(f), the JMC shall be chaired by a representative of DURECT. The secretary of the JMC shall be a representative of DURECT.

         (b) Responsibilities. The JMC shall perform the following functions:

            (i) oversee and coordinate the manufacturing and supply of Product, Finished Product and Implanters;

            (ii) oversee the formulation of the manufacturing strategy for the Product, Finished Product and Implanters, including bulk drug procurement, formulation, filling and finishing of the Product, Finished Product and Implanters and approve facilities to be used for such manufacture and production;

            (iii) approve Manufacturing Standards for the Product, Finished Product and Implanter;

            (iv) review, in consultation with the JCC, the efficacy of the forecasting procedure set forth in Section 8.3, including whether any modifications thereto are necessary following the second anniversary of the First Commercial Sale;

            (v) evaluate and determine the existence of a Long-Term Inability to Supply referred to the JMC in accordance with Section 8.11(e);

            (vi) reconcile the quality systems of Endo and DURECT, as needed;

            (vii) develop appropriate procedures, pursuant to Section 8.13 and in consultation with the JCC, regarding the manufacture and sale of Implanters;

            (viii) in consultation with the PDC, adopt and, as appropriate, amend a Third Party Manufacturing Plan with respect to identifying and qualifying Third Party Manufacturers pursuant to Section 8.15;

            (ix) formulate additional strategies for additional supply of Product, Finished Product and Implanters during the term of this Agreement including establishing additional Third Party Manufacturers pursuant to
Section 8.15 and additional production facilities pursuant to Section 8.12;
and

            (x) have such other responsibilities as may be assigned to the JMC pursuant to this Agreement or as may be mutually agreed upon by the Parties from time to time.

         (c) Meetings. The JMC shall meet in person, by video teleconference or by telephone at least once during every month, and more or less frequently as DURECT and Endo deem appropriate or as reasonably requested by either such Party, on such dates, and at such places and times, as such Parties shall agree. Meetings of the JMC that are held in person shall alternate between the offices of DURECT and Endo, or such other place as such Parties may agree. The members of the JMC also may convene or be polled or consulted from time to time by means of telecommunications, video conferences, electronic mail or correspondence, as deemed necessary or appropriate.

         (d) Decision-making. Endo and DURECT have chartered the JMC with a belief that vigorous interaction and cooperation between the Parties are essential for the success of the Product. Each Party shall use all reasonable efforts to reach consensus decisions at the Committee level. The JMC may make decisions with respect to any subject matter that is subject to the JMC's decision-making authority and functions as set forth in Section 2.4(b). All decisions of the JMC shall be made by unanimous vote or written consent, with DURECT and Endo each having, collectively, one vote in all decisions. If, with respect to any matter that is subject to the JMC's decision-making authority, after all reasonable efforts to reach consensus have been exhausted, the JMC cannot reach consensus within 10 business days after it has first met and attempted to reach such consensus, the matter shall be referred on the eleventh business day to the Joint Executive Committee for resolution. For all purposes under this Agreement, any decision made pursuant to this Section 2.4(d) shall be deemed to be the decision of the JMC.

         2.5 Minutes of Committee Meetings.

         (a) Subject to Section 2.5(b), definitive minutes of all Committee meetings shall be finalized no later than 20 days after the meeting to which the minutes pertain, as follows:

            (i) Within 5 days after a Committee meeting, the secretary of such Committee shall prepare and distribute to all members of such Committee and each Alliance Manager draft minutes of the meeting. Such minutes shall provide a list of any actions, decisions or determinations approved by such Committee and a list of any issues yet to be resolved, either within such Committee or through the relevant escalation process.

            (ii) The Alliance Managers shall then have 5 days after receiving such draft minutes to collect comments thereon from the members of its Party and provide them to the secretary of such Committee.

            (iii) Upon the expiration of such second 5-day period, the Alliance Managers and the secretary of such Committee shall have an additional 10 days to discuss each other's comments and finalize the minutes. The Alliance Managers, secretary and chairperson(s) of such Committee shall each sign and date the final minutes. The signature of such chairperson(s), secretary and Alliance Managers upon the final minutes shall indicate each Party's assent to the minutes.

         (b) If at any time during the preparation and finalization of Committee meeting minutes, the secretary of such Committee and the Alliance Managers do not agree on any issue with respect to the minutes, such issue shall be resolved as provided in Section 2.2(d), 2.3(d) or 2.4(d), as the case may be. The decision resulting from the foregoing process shall be recorded by the secretary in amended finalized minutes for said meeting. All other issues in the minutes that are not subject to the foregoing process shall be finalized within the 20-day period as provided in Section 2.5(a).

         2.6 Term. Each Committee shall exist until the termination or expiration of this Agreement, unless otherwise agreed to by the Parties.

         2.7 Expenses. Each Party shall be responsible for all travel and related costs and expenses for its members and other representatives to attend meetings of, and otherwise participate on, a Committee.

         2.8 Alliance Managers. Each of DURECT and Endo shall appoint one employee representative who possesses a general understanding of clinical, regulatory, manufacturing and marketing issues to act as its respective alliance manager for this relationship (each, an "Alliance Manager"). The initial Alliance Managers are set forth on Exhibit L, as amended by the designating Party from time to time. Each of DURECT and Endo may replace its respective Alliance Manager at any time upon written notice to the other in accordance with Section 16.5 of this Agreement. Any Alliance Manager may designate a substitute with due authority to temporarily perform the functions of that Alliance Manager. Each Alliance Manager shall be charged with creating and maintaining a collaborative work environment within and among the Committees. Each Alliance Manager will also be responsible for:

         (a) coordinating the relevant functional representatives of the Parties, in developing and executing strategies and plans for the Product, Finished Product and Implanter in an effort to ensure consistency and efficiency within the Territory;

         (b) providing a single point of communication for seeking consensus both internally within the respective Party's organizations and together regarding key strategy and plan issues;

         (c) identifying and raising cross-Party and/or cross-functions disputes to the appropriate Committee in a timely manner; and

         (d) planning and coordinating: (i) cooperative efforts in the Territory; and (ii) internal and external communications.

         The Alliance Managers shall be entitled to attend meetings of any of the Committees, but shall not have, or be deemed to have, any rights or responsibilities of a member of any Committee. Each Alliance Manager may bring any matter to the attention of any Committee where such Alliance Manager reasonably believes that such matter requires such attention.

         3. GRANT OF RIGHTS.

         3.1 Rights Granted to Endo.

         (a) On the terms and subject to the conditions of this Agreement, DURECT hereby grants to Endo the sole and exclusive right and license to Commercialize the Product and Finished Product (and corresponding Implanters for use therewith) in the Field in the Territory, including the right to record sales for its own account. Subject to the terms and conditions of this Agreement, DURECT hereby grants to Endo and its Affiliates a sole and exclusive license (with rights to sublicense subject to Section 3.1(b) below) under: (i) the Patents and (ii) the Technical Information and Inventions including any and all Intellectual Property Rights therein owned by or licensed to DURECT (including any and all of the foregoing licensed to DURECT pursuant to the ALZA Agreement subject to the terms and conditions therein), whether any of the foregoing are in existence as of the Effective Date or comes into existence during the term of this Agreement solely for use in connection with Endo's Commercialization of the Product and Finished Product (and corresponding Implanters for use therewith) in the Field in the Territory and to otherwise exercise Endo's rights and perform its obligations under this Agreement.

         (b) Endo shall have the right to appoint any Third Party designee(s) to Commercialize the Product in the Territory alone or in combination with Endo or its Affiliates and sublicense the rights granted to it under Section 3.1(a); provided that in the event that Endo sublicenses Commercialization rights to the Product to any Third Party in the Territory such that the Third Party has the right to record sales for its own account (such grant of rights shall be deemed a "Sublicense" and such Third Party grantee shall be deemed a "Sublicensee"), then (i) such Sublicense shall be subject to the prior written approval of DURECT, which approval shall not be unreasonably withheld or delayed, (ii) such sublicense shall be subject to the terms and conditions of this Agreement, and (iii) the rights of DURECT under this Agreement shall not be prejudiced, reduced or limited in any way as a result of such Sublicense.

         (c) No later than*** after the Effective Date, the PDC shall approve a development plan, utilizing an approach similar to the Development Plan (taking into account the different nature of the Canadian market), to support Registration of the Product in Canada, its possessions, protectorates and territories ("Canada") in accordance with Section 4.3. If within *** of the projected filing date of the Registration Application for Canada contained in such Development Plan for Canada, Endo demonstrates to the reasonable satisfaction of the JEC that it has the capability in place at such time to Commercialize the Product in Canada on a nationwide basis consistent with the level that an established pharmaceutical company would normally devote to its own product of comparable potential in Canada, then Canada shall, upon approval by the JEC, be included in the Territory. In the event the JEC makes the determination that Endo does not have such required capability in Canada, then upon such determination, Endo shall have no further rights with respect to the Commercialization of the Product in Canada, and DURECT shall thereafter be free to Commercialize the Product in Canada itself or grant rights to a Third Party to Commercialize the Product in Canada.

         (d) On the terms and subject to the conditions of this Agreement, the rights granted under Section 3.1(a) shall continue until the later of: (A) the fifteenth anniversary of the First Commercial Sale by Endo of the Product or
(B) 200th day following the completion of the useful lives of all the Patents (i.e., all such Patents have expired or been invalidated, for which DURECT shall provide Endo written notice within five days of such occurrence).

         (e) On the terms and subject to the conditions of this Agreement, Endo shall have an option, in its sole discretion, to extend *** the period of the rights granted under Section 3.1(a) by written notice to DURECT given at least *** prior to the expiration of Endo's rights under Section 3.1(d) on the same terms as contained in this Agreement.

         3.2 Exclusivity. During the term of this Agreement, DURECT and its Affiliates shall not Commercialize, and shall not grant any rights or licenses to any Third Party to develop or Commercialize the Product in the Territory in the Field.

         3.3 Activities Outside the Territory. Endo acknowledges that DURECT retains all rights in and to the Product outside the Territory. Endo and its Affiliates shall not intentionally or knowingly, directly or indirectly, cause Product to be imported or transferred to countries outside the Territory for Commercialization outside the Territory. To the extent that Endo becomes aware that any Product is being exported or transferred from the Territory for Commercialization outside the Territory, Endo shall use reasonable commercial efforts to promptly abate such activity.

         3.4 Trademarks; Logos.

         (a) DURECT hereby grants Endo with respect to the DURECT Trademarks, and Endo hereby grants DURECT with respect to the Endo Trademarks, the exclusive license to use such trademarks in the Territory, subject to the provisions of this Agreement and for the term hereof, solely in connection with the manufacture and development (with respect to DURECT) and the marketing, distribution and sale (with respect to Endo) of Product, Finished Product, Implanters and, if Commercialized hereunder, Implant Kits in the Territory. DURECT shall manufacture and Endo shall market and sell the Finished Product, Implanter and, if Commercialized hereunder, Implant Kit throughout the Territory under the applicable DURECT Trademarks and Endo Trademarks in the Territory. The use of the DURECT Trademarks by Endo, and the Endo Trademarks by DURECT, shall be subject to the prior review and approval of the JCC as set forth in this Section 3.4.

         (b) At least *** prior to a Party's first use of the other Party's trademarks in connection with the Product, Implanter or Implant Kit, such Party shall provide the JCC with samples of such trademark use for review of the depiction of such trademark (i.e., font, positioning and presentation of such trademark) by the JCC. If no objection is received from the JCC within five business days of receipt by the JCC of such samples, such Party may use such trademarks in the manner used in the samples submitted to the JCC for review. In the event a Party subsequently decides to make a use of the other Party's trademarks that materially alters the depiction of any such trademarks previously provided to and approved by the JCC, such Party shall provide to the JCC new samples of such use for review and approval in accordance with the foregoing approval process. When using the trademarks of the other Party under this Agreement, each Party undertakes to comply with all laws pertaining to trademark notice requirements in force at any time in the Territory. Each Party agrees that it shall use the other Party's trademarks in connection with the Product, Implanter or, if Commercialized hereunder, Implant Kit, as applicable, strictly in accordance with the guidelines, instructions and quality standards issued by the JCC from time to time. In formulating such guidelines, instructions and quality standards, the JCC shall give reasonable consideration to the applicable trademark usage guidelines and similar requirements of each Party in respect of such Party's trademarks.

         (c) Endo acknowledges that DURECT is the owner of the DURECT Trademarks, and DURECT acknowledges that Endo is the owner of the Endo Trademarks. Endo agrees that all use of the DURECT Trademarks by Endo shall inure to the benefit of and be on behalf of DURECT, and DURECT agrees that all use of the Endo Trademarks shall inure to the benefit of and be on behalf of Endo. Endo and DURECT each acknowledge that nothing in this Agreement shall give either Party any right, title or interest in the other Party's trademarks other than the right to use such trademarks in accordance with this Agreement. Endo agrees with respect to the DURECT Trademarks, and DURECT agrees with respect to the Endo Trademarks, that it will not challenge the title or ownership of the other Party in, or attack or contest the validity of, such trademarks.

         (d) DURECT shall use all commercially reasonable efforts to register and maintain, or cause to be registered and maintained, the DURECT Trademarks (and the trademark CHRONOGESIC(TM) should it become a Co-Owned Trademark pursuant to Section 3.4(f)) in the Territory during the term of this Agreement at DURECT's sole expense. Endo shall use all commercially reasonable efforts to register and maintain, or cause to be registered and maintained, the Endo Trademarks and all Co-Owned Trademarks (other than the trademark CHRONOGESIC(TM) should it become a Co-Owned Trademark pursuant to Section 3.4(f)) in the Territory during the term of this Agreement at Endo's sole expense.

         (e) To the extent permitted by law, all labeling, packaging, literature, promotional material and advertising for any Product, Finished Product, Implanter or Implant Kit to be marketed, distributed or sold in any country in the Territory shall contain DURECT's name and logo with comparable prominence as Endo's name and logo. To the extent practicable, or as required by applicable law to protect the DURECT Trademarks and Endo Trademarks, DURECT and Endo shall include on any material bearing any such trademarks an acknowledgement that the DURECT Trademarks are the property of DURECT and the Endo Trademarks are the property of Endo. Additionally, at the request of ALZA, the Parties shall cause each Product and Finished Product and its packaging to display prominently, in a manner reasonably acceptable to ALZA, an ALZA name and logo, and to identify ALZA as a developer of the technology in such Product. All uses of the ALZA name and marks on the Product and Finished Product and its packaging shall be subject to ALZA having *** to review and approve such uses. Except as approved by the JCC hereunder, neither Party shall modify, alter, remove, cover or add to, in any manner whatsoever, any trademark or trademark notice of the other Party that may be affixed or attached to any Product, Finished Product, Implanter or, if Commercialized hereunder, Implant Kit, or used in any labeling, packaging, literature, promotional material or advertising therefor.

         (f) All trademarks selected by the JCC for use in the Territory solely in connection with the Product, Finished Product, Implanter and, if Commercialized hereunder, Implant Kit including the Product name CHRONOGESIC(TM) (if so selected), Product logo, and special promotional or advertising taglines for the Product and Implanter shall be jointly owned by both DURECT and Endo in the Territory, and shall be deemed for all purposes hereunder "Co-Owned Trademarks". To the extent that one Party may be deemed to solely own a Co-Owned Trademark prior to such adoption by the JCC, such Party hereby assigns to the other Party an undivided half-interest in such trademark (including all goodwill associated therewith) effective upon its adoption by the JCC as a Co-Owned Trademark. Co-Owned Trademarks shall be used by the Parties solely in connection with the Product, Finished Product, Implanter and Implant Kit, and their use by the Parties shall inure to the benefit of and be on behalf of both Parties as joint owners. The Co-Owned Trademarks shall be owned, as between the Parties, by DURECT outside the Territory.

         3.5 Non-Performance. In the event that a Party ("Complaining Party") believes that the other Party ("Non-Performing Party") is not adequately performing the obligations and responsibilities assigned to the other Party under or in connection with this Agreement, including under the Development Plan, Post-Registration Plan and/or Marketing Plan (other than any non-performance by Endo in connection with sales details, which shall be governed solely by Section 5.8) as relevant, then the Complaining Party shall provide the Non-Performing Party with written notice of such claim including specification of the respects in which the Complaining Party believes the Non-Performing Party is not meeting such obligations and responsibilities with reasonable particularity. The PDC, JCC, or JMC, as the case may be, shall promptly meet to discuss such claims. If the PDC, JCC, or JMC, as the case may be, does not reach a consensus decision within *** of such referral, then the matter shall be referred to the JEC for resolution, provided that Sections 2.1(d)(ii) and (iii) shall not apply to such matters. If the JEC does not reach consensus decision with respect to any such matter within *** of such referral, then DURECT and/or Endo may submit the matter to arbitration pursuant to the Accelerated Arbitration Provisions set forth in Section 16.13(b). If a determination is made pursuant to this Section 3.5, by the PDC, JCC, JMC, JEC or the arbitrators, as the case may be, that the Non-Performing Party has failed to adequately perform such obligations and responsibilities, then the Complaining Party may perform such obligations and responsibilities in lieu of the Non-Performing Party to the extent it reasonably deems appropriate. The Complaining Party's performance of such obligations and responsibilities pursuant to this Section 3.5 shall be reasonably consistent with the scope of performance of such obligations and responsibilities contemplated to be performed by the Non-Performing Party in the Development Plan, Post-Registration Plan and/or Marketing Plan as relevant; provided, however, nothing herein shall be deemed to alter the allocation of costs between the Parties provided in Sections 4.6 and 5.7, provided further that, at the option of the Complaining Party, the Non-Performing Party shall reimburse the Complaining Party, or have deducted from payments otherwise due the Non-Performing Party hereunder, *** of all (i) costs that would otherwise be paid by or reimbursed to the Non-Performing Party under this Agreement had the Complaining Party not performed such obligations and responsibilities on behalf of the Non-Performing Party, and (ii) costs, in addition to those costs set forth in the foregoing clause (i), associated with the development, manufacture and/or Commercialization incurred by the Complaining Party to perform such obligations and responsibilities on behalf of the Non-Performing Party. The Non-Performing Party shall fully cooperate with the Complaining Party in connection with the Complaining Party's exercise of its rights hereunder. Any rights provided to the Complaining Party pursuant to this
Section 3.5 shall be in addition to any other rights or remedies available to the Complaining Party under this Agreement (except for Section 5.8, the provisions of which shall be DURECT's sole remedy thereunder), at law or in equity.

         3.6 Restrictions on Competing Products.

         (a) Except as permitted by this Section 3.6 or in conjunction with the other Party under this Agreement pursuant to Sections 2.2(b)(xi) and
(xii), during the term of this Agreement, each Party agrees not to, and to cause its Affiliates not to, directly or indirectly, develop, attempt to develop, actively investigate or Commercialize for its own account or grant to a Third Party any right to develop or Commercialize a Related Product in the Field in the Territory. In the event that a Party or one of its Affiliates (an "Acquiring Party") obtains Control of a Third Party which has developed or Commercialized (and is continuing to produce or sell), or is developing or Commercializing, a Related Product (directly or indirectly), in any such case within the Field within the Territory, the Acquiring Party shall, at its option, either:

            (i) cease, or cause its applicable Affiliate to cease such development or Commercialization within *** after obtaining such Control and during the term of this Agreement;

            (ii) divest, or cause its applicable Affiliate to divest, the Related Product within *** after obtaining such Control; or

            (iii) promptly offer in writing to DURECT (in the case of Endo) or Endo (in the case of DURECT) (the "Non-Acquiring Party"), the right to either, at the Acquiring Party's option: (x) participate in *** of the Acquiring Party's rights and obligations in connection with the development and Commercialization of the Related Product or (y) acquire *** of the Acquiring Party's interest in the Related Product at a valuation which is equal to the price paid by the Acquiring Party for the Related Product. In either such event, the Parties shall conduct good faith discussions regarding the terms of any such arrangement, and the Acquiring Party shall not develop or Commercialize such Related Product until the Parties reach an agreement regarding the terms of such arrangement; provided that the Acquiring Party shall be free to divest or cease development of such Related Product. In the event that the Non-Acquiring Party declines to participate or acquire such an interest in the Related Product, then the Acquiring Party shall divest or cease development, or shall cause its applicable Affiliate to divest or cease development of, such Related Product.

         (b) In the event of a change of Control of a Party in which such Party becomes Controlled by a Third Party, the restrictions contained in
Section 3.6(a) shall ***.

         3.7 Right of Endo Regarding New Products. In the event that DURECT or one of its Affiliates creates or adopts a development plan in connection with the development or Commercialization of a New Product during the term of this Agreement, it shall promptly provide written notice of such event ("First Refusal Notice") to Endo and provide information reasonably requested by Endo in connection therewith. Upon receipt of a First Refusal Notice, Endo shall have *** to (i) notify DURECT in writing if it desires to participate with DURECT in the development or Commercialization of the New Product or (ii) decline to bid. If Endo does not respond in writing to the First Refusal Notice within such *** period, then it shall no longer have any rights with respect to the New Product. If Endo provides DURECT with timely notice of its interest in participating in the development and Commercialization of the New Product, then the Parties shall attempt in good faith to negotiate the terms of an agreement for Endo to participate with DURECT in the development or Commercialization of the New Product for a period not to exceed *** ("Negotiation Period"); provided that the terms of such agreement shall require that Endo provide to DURECT development funding for the New Product. If, despite such good faith negotiations, DURECT and Endo are unable to enter into a definitive agreement during such Negotiation Period, then Endo shall no longer have any rights with respect to the New Product and DURECT will thereafter be free to enter into agreement(s) with Third Parties for the Commercialization of such New Product.

         3.8 Payment on Sales Outside Territory. In the event that DURECT or any of its Affiliates sells or licenses for sale Product in any of Canada (if not included within the Territory pursuant to Section 3.1(c)), ***, DURECT shall make a cash payment to Endo in the amount of *** for each such country within *** of the first commercial sale of Product in each such country; provided that if in connection with a termination of this Agreement (other than a termination under Section 13.4), Endo fails to spend the full amount that it is projected to spend under the Summary Development Plan or Development Plan, as applicable, DURECT may reduce such cash payment by the percentage of such shortfall.

         4. DEVELOPMENT AND REGULATORY MATTERS.

         4.1 Exchange of Data and Know-How.

         (a) The Parties acknowledge that DURECT is in the process of conducting clinical studies and other development activities on the Product necessary to make the Initial Regulatory Filing. Therefore, until the Initial Regulatory Filing is made (the "NDA Filing Date"), DURECT shall be primarily responsible for conducting the clinical studies and all other regulatory matters, manufacturing matters and/or pre-clinical studies necessary to support, prepare and file the Initial Regulatory Filing, and DURECT shall use all commercially reasonable efforts necessary to make the Initial Regulatory Filing. During such period, DURECT shall (i) keep Endo informed as to the status of such efforts, (ii) permit Endo to review and comment on the Initial Regulatory Filing and all subsequent Regulatory Applications during their preparation, (iii) consult with Endo regarding the preparation of the Initial Regulatory Filing and all subsequent Regulatory Applications, (iv) inform Endo of all communications to and from any Regulatory Authority (including providing Endo with copies of all such written communications) and any documents related thereto requested by Endo, (v) provide Endo with no less than *** to review and comment on any such communication (and related documents) prior to its submission to a Regulatory Authority and (vi) provide reasonable advance notice to Endo with respect to, and permit an Endo representative to participate in all meetings with the FDA in connection with the Product.

         (b) During the term of this Agreement, to the extent that it is able to do so under applicable confidentiality agreements binding on such Party, each Party shall promptly provide to the other Party copies of all (i) Technical Information that is in existence as of the Effective Date and other such Technical Information that is developed or acquired by such Party from time to time during the term, including all Regulatory Data and Regulatory Documentation, (ii) to the extent material to the Product in the Field in the Territory, written materials or correspondence relating to any comments, requests and inquiries of the health care profession or any other Third Parties (other than ALZA, which shall be subject to Section 4.1(c)) and all information relating to the Product and (iii) all safety information concerning the Product of which it becomes aware.

         (c) During the term of this Agreement, DURECT shall promptly notify Endo of and enable Endo to attend meetings or conferences with ALZA, and provide to Endo copies of all written materials or correspondence to and from ALZA, which, in any event,: (i) affect or reasonably may affect Endo's rights under this Agreement, or (ii) to the extent not precluded by confidentiality obligations to ALZA contained in the ALZA Agreement, relate to the Product.

         (d) Each Party agrees to notify the other Party, within one business day of the date such Party first learns of any "serious" adverse experience, side effect, injury, toxicity or sensitivity reaction or any unexpected incidents, and the severity thereof, associated with the clinical uses, studies, investigations, tests and marketing of any of the Products, whether or not determined to be attributable to such Product(s). "Serious", as used in this Section, refers to an adverse experience from the Product which is fatal or life-threatening, results in permanent or substantial disability, in-patient hospitalization or prolongation of hospitalization, or is a congenital anomaly, a cancer, or a result of an overdose. Except as otherwise set forth herein to the contrary, with respect to all other adverse experiences (i.e., non-serious), each Party shall notify the other Party and furnish such other Party with any copies of such non-serious adverse experiences reported in connection with any of the Products within *** of receipt.

         (e) All such data and information exchanged or required to be exchanged by the Parties pursuant to this Section 4.1 shall be owned by DURECT (or ALZA to the extent it relates to the System in accordance with the terms of the ALZA Agreement), whether in DURECT's possession or control as of the Effective Date or developed by any Party during the term of this Agreement. DURECT hereby grants Endo the right and license to use all such data and information for all purposes necessary to allow Endo to exercise its rights and perform its obligations under this Agreement.

         4.2 Product Registrations. Except as otherwise mutually agreed by DURECT and Endo, DURECT shall own all Registrations for the Product in the Territory.


         4.3 Scope of Development Plan.

         (a) The Parties acknowledge that a Summary Development Plan (including a summary development budget) dated as of the Effective Date for calendar years 2002 through NDA Approval has been approved by both Parties ("Summary Development Plan"). Pursuant to the JEC's direction under Section 2.1(b)(xiii), the PDC shall meet to approve the definitive Development Plan for the Product based on the Summary Development Plan, which shall be approved no later than the earlier of *** or the *** anniversary of the Trial Commencement Date. Such Development Plan shall include, on a calendar year-by-calendar year basis: (i) the research and development activities including clinical studies, non-clinical studies, manufacturing process validation, CMC, ICH registration batches, pre-approval inspection preparation, pharmaceutical development including quality control and stability, manufacturing qualification and regulatory tasks under this Agreement for the development of the Product through Final FDA Approval (or similar Registration elsewhere in the Territory) (in any event, excluding any and all DURECT Activities); (ii) the estimated budget for each development activity, and estimated over-all budget for performance of all development activities under the Development Plan ("Development Budget"); (iii) "go/no go" decision criteria for each stage of development of the Product; (iv) target Product profiles, which shall be created by the PDC and JCC, jointly; (v) the allocation of the respective responsibilities of DURECT and Endo regarding development activities; and (vi) timelines for scientific, medical, regulatory and other activities to be undertaken by the Parties for the purpose of obtaining Registration for the Product in the Territory. The Development Plan shall exclude any and all DURECT Activities. Once approved, the Development Plan shall be updated by and reviewed by the PDC at least once each calendar year by a date no later than *** of each year so as to cover any other amendments in accordance with the decision-making authority provided in
Section 2.2(d).

         (b) Prior to Registration in the Territory, the Parties intend that DURECT will be primarily responsible for implementing the regulatory strategy developed by the PDC for the Product in the Territory. The Parties intend that DURECT will be primarily responsible for regulatory activities in the Territory after Registration, comprising regulatory compliance, worldwide safety surveillance, adverse event reporting and all other necessary support services. Following Registration in the Territory, Endo shall cooperate with DURECT and provide prompt reasonable assistance including collecting and supplying all required information to DURECT so that DURECT can maintain regulatory compliance in the Territory with respect to the Product. Endo shall permit duly authorized representatives of DURECT to inspect, on the premises of Endo, its Affiliates, Sublicensees and other designees, as applicable, upon *** advance written notice, during normal business hours, supplies of the Product, Finished Product and Implanter, Endo's quality control records and facilities used in the distribution and sale of the Product, Finished Product and Implanter to ensure compliance with the quality control standards set forth in the NDA for the Product; provided that such inspections shall take place no more often than *** per any calendar year.

         (c) As of the Effective Date, each of the Parties believes that the summary development budget in the Summary Development Plan provides for sufficient funds to complete the execution of the Development Plan contemplated by the Parties in accordance with this Section 4.3. Each Party shall provide sufficient funds to complete the execution of the Development Plan provided that the Product is developed in accordance with this Section 4.3.

         4.4 Post-Registration Development. After Registration of the Product in the Territory, and consistent with the Marketing Plan adopted by the JCC, Endo shall develop a plan (to be reviewed and approved by the JCC) for post-Registration development activities, if applicable, to be performed for the purpose of providing marketing support for the Product ("Post-Registration Plan") which shall include the allocation (and transition to the extent applicable) of development responsibility (including the responsibility for conduct of Phase IV clinical trials) for the Product as between the Parties. Thereafter, Endo shall be responsible for performing such development activities allocated to it in the Post-Registration Plan through completion, and DURECT shall be responsible for performing such development activities allocated to it in the Post-Registration Plan through completion, provided that development activities involving labeling revisions shall be DURECT's responsibility. The Parties shall work together in order to assure an orderly transfer of responsibilities in accordance with the Post-Registration Plan.

         4.5 Conduct of Development Plan and Post-Registration Plan. Under the auspices of, and subject to review and approval by, the PDC in the case of the Development Plan and the JCC in the case of the Post-Registration Plan, the Parties shall have the following responsibilities relating to the conduct of the Development Plan and the Post-Registration Plan:

         (a) Each of Endo and DURECT shall be responsible for the preparation of all protocols and the conduct of Product development activities for which such Party is designated as the Party responsible for such activity in the Development Plan and Post-Registration Plan.

         (b) DURECT shall be responsible for preparing all Regulatory Applications necessary or desirable to register the Product in the Territory. DURECT shall be responsible for filing all Regulatory Applications and, thereafter, to conduct all communications with the Regulatory Authorities during the registration process. DURECT shall submit all proposed filings to the PDC for its approval. DURECT shall keep the PDC informed as to the status of such efforts, permit the PDC to review any revisions to any filings or communications with Regulatory Authorities during their preparation, and shall confer with the PDC regarding the preparation of such filings and communications and the registration process. During such process, the Parties shall collaborate and cooperate in the preparation and filing of all documents necessary therefor and all regulatory interactions and compliance with Regulatory Authorities in the Territory.

         (c) DURECT shall supply all Product and Implanters as necessary and/or desirable for all studies to be conducted pursuant to the Development Plan and Post-Registration Plan. Such Product and Implanters shall be supplied in accordance with, in all material respects, the Specifications, in accordance with cGMP, and in accordance with supply forecasts therefor provided by the PDC or JCC respectively at least *** (with respect to the Development Plan) and *** (with respect to the Post-Registration Plan) prior to the anticipated delivery date for each shipment thereof. Such Product shall be supplied at DURECT's Fully Burdened Manufacturing Cost which shall be included in Development Costs under Section 4.6, and such Implanters shall be supplied pursuant to Section 8.13. DURECT's obligation to supply Product and Implanters for any Post-Registration development shall be subject, first, to fulfilling all requirements for the supply of Product, Finished Product and Implanters for commercial sales pursuant to Section 8. DURECT shall use all commercially reasonable efforts to reduce the Fully Burdened Manufacturing Cost of manufacturing Product and Finished Product. If, in order to achieve the reduction in cost, DURECT reasonably determines that it must change the manufacturing process for the Product or Finished Product, the PDC shall approve and include such work in the Development Plan as an amendment; provided that in such event Endo shall not be responsible for any costs incurred in connection with implementing such reduction in costs.

         (d) In connection with performing its obligations pursuant to the Development Plan and Post-Registration Plan, each of Endo and DURECT shall use all commercially reasonable efforts to perform such responsibilities diligently using the same efforts that an established pharmaceutical company normally devotes to its own comparable products, taking into account the maximum sales and profitability potential of the Product while promoting the therapeutic profile and benefits of the Product in the most commercially, reasonable beneficial and responsible manner. Without limiting the generality of the foregoing, each such Party shall:

            (i) cooperate with the other Party to implement the Development Plan and Post-Registration Plan, and such other activities that, from time to time, the PDC or JCC decides are necessary for the commercial success of the Product;

            (ii) use all commercially reasonable efforts to perform the work set out for such Party to perform in the Development Plan and Post-Registration Plan;

            (iii) conduct all work pursuant to the Development Plan and Post-Registration Plan in good scientific manner, and in compliance with all requirements of applicable laws, rules and regulations, and all other requirements of any applicable cGMP, good laboratory practice and current good clinical practice to attempt to achieve the objectives of such plans efficiently and expeditiously; and

            (iv) completely and accurately reflect all work done and results achieved in connection with the Development Plan and Post-Registration Plan in the form required under all applicable laws and regulations. The other Party shall have the right, during normal business hours and upon reasonable prior written notice, to inspect and copy all such records at its own expense in a manner that is not unreasonably disruptive. The inspecting Party shall maintain such records and information contained therein in confidence in accordance with Section 10 and shall not use such records or information except to the extent otherwise permitted by this Agreement.

         4.6 Funding of DURECT Activities, Development Plan and
Post-Registration Plan.

         (a) From and after the Effective Date, each of DURECT and Endo shall be responsible for the Development Costs and DURECT Activities Costs listed below its name in the following table:



         ---------------------------------------------------- -------------------------------------------------
                               DURECT                                               Endo
         ---------------------------------------------------- -------------------------------------------------
         100% of the DURECT Activities Costs, if any, prior   0% of the DURECT Activities Costs, if any,
         to June 30, 2004                                     prior to June 30, 2004
         ---------------------------------------------------- -------------------------------------------------
         50% of the DURECT Activities Costs, if any, after    50% of the DURECT Activities Costs, if any,
         June 30, 2004                                        after June 30, 2004
         ---------------------------------------------------- -------------------------------------------------
         50% of the Development Costs under the Development   50% of the Development Costs under the
         Plan for the Product (and any development plan for   Development Plan for the Product (and any
         any line extensions of the Product and Related       development plan for any line extensions of the
         Products pursuant to Section 2.2(b)(xi) and (xii))   Product and Related Products pursuant to
                                                              Section 2.2(b)(xi) and (xii))
         ---------------------------------------------------- -------------------------------------------------
         ***% of the Development Costs under the              ***% of the Development Costs under the
         Post-Registration Plan for the Product that are      Post-Registration Plan for the Product that are
         NOT intended for supplemental NDA submissions, as    NOT intended for supplemental NDA submissions,
         determined by the JCC                                as determined by the JCC
         ---------------------------------------------------- -------------------------------------------------
         ***% of the Development Costs for the development    ***% of the Development Costs for the
         activities that ARE intended for supplemental NDA    development activities that ARE intended for
         submissions, as determined by the PDC                supplemental NDA submissions, as determined by
                                                              the PDC
         ---------------------------------------------------- -------------------------------------------------


         (b) With respect to those Development Costs and DURECT Activities Costs to be shared on a 50/50 basis between DURECT and Endo pursuant to the above table, within *** after the end of each calendar quarter, DURECT and/or Endo, as the case may be, shall provide to the other Party an invoice in an amount equal to 50% of such Development Costs or DURECT Activities Costs incurred by such Party in such quarter. Payment terms shall be *** days from the date of each Party's receipt of any correct invoice. Payments shall be sent to the "Remit to" address set forth on the invoice. Each Party shall pay the other a late charge of *** per month (or the maximum interest allowable by applicable law, whichever is less) for each invoice past due for more than 30 days from the date of such Party's receipt of any correct invoice. Should a Party dispute any portion of an invoice, it shall not be required to pay any portion of such invoice until such time as the dispute is resolved and such disputing Party receives a fully corrected invoice; provided that, in such an event, the other Party shall have the option of issuing a new, correct invoice for the portion of the original invoice not in dispute, and the disputing Party shall pay such new invoice within the time limits set forth in this
Section 4.6(b).

         (c) Notwithstanding anything to the contrary in Sections 4.6(a) and
(b) and except as set forth in this Section 4.6(c), Endo shall have no obligations under Sections 4.6(a) and (b) to make any payments to DURECT for any Developments Costs incurred up to and including the date on which the first patient is dosed with the Product in the first clinical trial of at least that number of patients necessary to satisfy the FDA which occurs after the Effective Date (such date, the "Trial Commencement Date" and such trial, the "First Trial"). Notwithstanding the foregoing: (i) in the event the Trial Commencement Date has not occurred by December 31, 2003, then during the period commencing on January 1, 2004 until the earlier of the Trial Commencement Date or June 30, 2004, Endo shall be responsible for 25% of the Development Costs incurred in each such calendar month, up to an aggregate payment by Endo to DURECT of $3 million of Development Costs for such period; and (ii) in the event the Trial Commencement Date has not occurred on or before June 30, 2004, then Endo shall be responsible for such portion of the Development Costs incurred after June 30, 2004 in accordance with Section 4.6(a).

         4.7 Delay of Initial Regulatory Filing. In the event that Registration of the Initial Regulatory Filing is denied or is materially delayed by the FDA, or if the FDA imposes additional material requirements at any time, then the PDC shall (a) immediately meet to discuss in good faith a reassessment of the relevant Development Plan to address the FDA's objections and questions, (b) immediately give the JEC notice of such developments, (c) from time to time as additional such developments arise, promptly give the JEC notice of such additional developments, and (d) keep the JEC reasonably informed of the PDC's deliberations regarding all such developments. As used in this Section 4.7, a material delay is a delay arising from a requirement set forth by the FDA that DURECT conduct additional studies (clinical and non-clinical) not conducted in connection with the submission of the Initial Regulatory Filing. In the event of a material delay, the PDC shall apply its sound scientific, commercial and regulatory judgment with all deliberate speed to determine whether or not it is in the best interest of both of Endo and DURECT to go forward with the conduct of any additional studies required by the FDA. Upon reaching such determination, the PDC shall make a formal recommendation of its conclusions to the JEC and shall await direction from the JEC regarding what, if any, further action is to be taken with respect to such matters. Upon receiving the approval of the JEC to undertake the additional studies required by the FDA, the PDC shall be authorized, and is hereby directed, to amend the existing overall Development Budget as necessary to undertake such studies and to cause such studies to be undertaken.

         4.8 Suspension of Clinical Development Activities. Any Party shall have the right to immediately suspend the relevant clinical development activities with respect to the Product for a particular indication or dosage strength in the event that such Party, reasonably and in good faith, determines that there exists significant and urgent concerns relating to patient safety with respect to such clinical studies, after first conferring with the other Party with respect thereto. The Party making the determination to suspend such clinical activities shall notify the other Party in writing immediately of any such suspension and the reasons therefor. The PDC shall then promptly determine what actions should be taken with respect to such clinical activities. Once a determination is made by the PDC with respect to the appropriate actions to be taken, if such action requires amendment of the relevant Development Plan or (in consultation with the JCC) Marketing Plan and the Development Budget or (in consultation with the JCC) Marketing Budget, the PDC shall make a formal recommendation of its conclusions to the JEC, including the results of its conclusions. Upon receiving approval of the JEC to make any recommended changes, the PDC shall be authorized, and is hereby directed, to implement such actions.

         4.9 DURECT Activities. From and after the Effective Date until and including June 30, 2004, DURECT shall be responsible for 100% of the DURECT Activities Costs. After June 30, 2004, the Parties shall share in the DURECT Activities Costs on a 50/50 basis in accordance with Sections 4.6(a) and 4.6(b).

         5. DISTRIBUTION AND PROMOTION.

         5.1 Generally. As promptly as it is reasonably able after obtaining Registration of the Product in each country of the Territory (and in any event within *** months after Registration), Endo (or its Affiliates or designees) shall use all reasonable commercial efforts to launch the Product in each country of the Territory and shall thereafter continue diligently to Commercialize the Product in each country of the Territory in accordance with the Marketing Plan using the same efforts that an established pharmaceutical company normally devotes to its own comparable products, taking into account the maximum sales and profitability potential of the Product while promoting the therapeutic profile and benefits of the Product in the most commercially, reasonably beneficial and responsible manner and with at least the level of diligence and resources as are applied to Endo's other comparable products.

         5.2 Marketing Plan. Pursuant to the JEC's direction under Section 2.1(b)(xiv), Endo shall develop, finalize and review at the JCC a Marketing Plan for the Product, Finished Product and Implanters on a calendar year-by-calendar year basis, covering the *** calendar years commencing with ***. The Marketing Plan shall include, at such time as appropriate, (i) preliminary plans related to the prelaunch, launch, promotion, reimbursement and sales of the Product, Finished Product and Implanters and which shall, at such time as appropriate, include pricing strategy, public relations and promotional communications, forecasts for the number of sales representatives, sales detailing plans, sales incentive compensation programs related to the Product, Finished Product and Implanters and a summary of Phase IV clinical studies and a reasonably descriptive overview of the marketing and advertising campaigns proposed to be conducted; and (ii) an estimated budget for the performance of the activities under the Marketing Plan ("Marketing Budget"). The Marketing Plan shall be commensurate with the commitment normally devoted by an established pharmaceutical company to launch its own products of comparable potential for each such calendar year. The Marketing Plan shall be updated by Endo and reviewed by the JCC at least once each calendar year by a date no later than *** of each year so as to cover the next *** full calendar years and to include any other amendments in accordance with the decision-making authority provided in Section 2.3(d).

         5.3 Endo Responsibilities; Rights. In connection with its responsibilities for distribution, marketing and sales of the Product, Finished Product and Implanters in the Territory, Endo shall provide for all sales force personnel (including sales administration and training), order entry, customer service, reimbursement management, medical affairs, medical information, marketing (including all advertising and promotional expenditures), warehousing, physical distribution, invoicing, credit and collections, production forecasting and other related facilities and services necessary or desirable for such distribution, marketing and sales. Endo agrees that it will retain a sufficient number of detailing representatives necessary to adequately cover the designated physician call points for the Product, Finished Product and Implanters in order to perform its obligations hereunder.

         5.4 Promotional Materials and Activities. DURECT shall be entitled to participate (through the JCC meetings) in the review of future promotional materials and promotional activities with respect to the Product, Finished Product and Implanters in the Territory. All promotional materials and promotional activities shall be developed by Endo, with input from DURECT through the JCC process, following the general guidelines established by the JCC and consistent with the then current Marketing Plan.

         5.5 Technical Support Representatives. The Product, Finished Product and Implanters will be further supported by a technical field force to support the pharmaceutical detailing representatives of a size and scope to be determined by Endo and approved by the JCC, the goal of which shall be to provide detailed training to the physician's office on the implant procedure, patient management, reimbursement process and to attend first implants, where feasible. Should Endo choose to contract this technical force from a Third Party rather than use its own personnel, then Endo shall provide written notice thereof to DURECT. Within *** of receipt of such notice from Endo, DURECT shall have the right to elect to provide such technical force by providing written notice to Endo of such election; provided that if DURECT elects to provide the technical support field force, DURECT shall be responsible for *** of such costs pursuant to a procedure to be adopted by the JCC, and DURECT shall cooperate, and coordinate such technical support efforts, with Endo.

         5.6 Global Marketing Team. To the extent reasonably feasible, DURECT shall permit Endo to participate in any global marketing strategy team formed by DURECT that includes members from Third Parties licensed to market the Product or Finished Product outside the Territory.

         5.7 Distribution and Marketing Costs. From and after the Effective Date, Endo shall be responsible for costs relating to the marketing, sale and distribution of the Product and Finished Product in the Territory.

         5.8 DURECT Co-Promotion Right; Supplemental Call Plan. Following the first full calendar year after the First Commercial Sale of the Finished Product, in the event that (i) Endo's sales details for the Finished Product are below the target for such details as set forth in the applicable Marketing Plan by more than (a) *** with respect to any calendar year or (b) *** with respect to any *** consecutive calendar years, and (ii) the foregoing deficiency is not due to Regulatory Authority action, shortage of supply pursuant to Section 8.10 or an Inability to Supply, then DURECT shall have the right to present to the JCC a supplemental call plan for DURECT to provide for the shortfall in sales details. If such supplemental call plan is approved by the JCC, which approval shall not be unreasonably withheld or delayed, DURECT shall be entitled to conduct sales details in the amount of such shortfall, and DURECT and Endo shall share *** of the actual costs thereof for a minimum of *** until such time as Endo reasonably demonstrates its ability and readiness to conduct sales calls in order to meet the forecasted sales detail target. If the JCC does not so approve such supplemental call plan, then DURECT at its option shall be entitled to conduct sales details in the amount of such shortfall for a minimum of ***, and the costs thereof shall be borne by DURECT alone; provided that under any condition DURECT shall cooperate, and coordinate such efforts, with Endo. Notwithstanding the foregoing, in the event that Endo's sales force has not reasonably demonstrated its ability and readiness to conduct sales calls in order to meet the applicable sales details target set forth in the Marketing Plan submitted by Endo to the JCC for the year following DURECT's commencement of sales details hereunder, then DURECT shall, following the *** anniversary of DURECT's commencement of sales details hereunder, be entitled to continue its supplemental sales detail activities under this Section 5.8 in the amount of such shortfall, and Endo shall reimburse DURECT its expenses therefor after such *** at the rate established for a Complaining Party under Section 3.5 until such time as the Endo sales force reasonably demonstrates its ability and readiness to conduct sales calls in order to meet the forecasted sales detail target in the then-current Marketing Plan; provided that if the Parties at any time do not agree to such ability and readiness of Endo to meet the applicable forecasted sales detail target, then either Party may resolve such disagreement pursuant to the Accelerated Arbitration Provisions set forth in Section 16.13(b). At DURECT's reasonable request, Endo shall provide to DURECT documents and other information necessary for DURECT to determine whether Endo has conducted the number of sales details provided for in this Section 5.8. In addition, so long as DURECT is conducting such supplemental sales details in accordance with this Section 5.8, DURECT will be included in, and be allowed to participate in, all promotional activities being conducted by Endo pursuant to the then current Marketing Plan, including participation in symposia, key opinion leader events, and the like, and Endo shall provide DURECT's supplemental detailing force with all promotional materials and support services to the same extent available to Endo's sales force; provided that any additional costs incurred by Endo in connection therewith shall be borne by the Parties in accordance with the cost allocations set forth in this Section 5.8.

         5.9 Sales Incentive Compensation Programs. During the first *** following the First Commercial Launch, Endo shall provide to its sales representatives that are promoting the Product, Finished Product and Implanter sales incentive compensation programs for the Product, Finished Product and Implanter that are no less favorable than those which Endo provides to such sales representatives with respect to their sale of any pharmaceutical products other than the Product, Finished Product or Implanter.

         6. PAYMENTS.

         6.1 R&D Reimbursement and Payments to DURECT . Endo shall pay to DURECT non-refundable and non-creditable payments to reimburse DURECT for Development Costs borne by DURECT to develop the Product consistent with the timing set forth below:



------------------------------------------------------- -----------------------------------------------------
                        Timing                                             Reimbursement
------------------------------------------------------- -----------------------------------------------------
Within *** days after the date DURECT provides Endo a   Reimbursement of Development Costs borne by DURECT
copy of the FDA's notification that it has accepted     prior to the Effective Date in connection with the
the first of the protocols relating to any one of the   Product, up to a total of ***
Placebo-Controlled Studies; provided that Endo has
not exercised its termination right set forth in
Section 13.3(c)
------------------------------------------------------- -----------------------------------------------------
Within *** days after the date the FDA notifies         Reimbursement of Development Costs borne by DURECT
DURECT of Acceptance of the Product's NDA for Filing    prior to the Effective Date in connection with the
                                                        Product, up to a total of ***
------------------------------------------------------- -----------------------------------------------------
Within *** days after the date that Canada becomes      Reimbursement of Development Costs borne by DURECT
part of the Territory in accordance with Section        prior to the Effective Date in connection with the
3.1(c)                                                  Product up to a total of ***
------------------------------------------------------- -----------------------------------------------------
Within *** days after the date DURECT provides to       Reimbursement of Development Costs borne by DURECT
Endo a copy of the FDA's final approval of the          after the Effective Date up to a total of ***
Product's NDA which approval will allow for the
immediate marketing and sale of Product in the United
States ("Final FDA Approval")
------------------------------------------------------- -----------------------------------------------------
Within *** days after the date DURECT provides to       Reimbursement of Development Costs borne by DURECT
Endo a copy of the Product Registration in Canada       after the Effective Date in connection with the
which approval will allow for the immediate marketing   Product, up to a total of ***
and sale of Product in Canada in the event that
Canada has become part of the Territory in accordance
with Section 3.1(c)
------------------------------------------------------- -----------------------------------------------------
On the date that is *** days after the First            Reimbursement of Development Costs borne by DURECT
Commercial Sale of the Product                          after the Effective Date until the date of
                                                        notification of the Final FDA Approval in
                                                        connection with the Product over and above those
                                                        amounts addressed immediately above, up to a total
                                                        of ***
------------------------------------------------------- -----------------------------------------------------


The Party who receives the written acceptance, or the Registration, as the case may be, from the FDA shall be responsible for promptly informing the other Party in writing when such event has occurred.

         6.2 Distribution Fee. Endo shall pay to DURECT a Distribution Fee based on Net Sales of Finished Product in the Territory as calculated in accordance with this Section 6.2. The applicable percentage of Net Sales used for the purpose of calculating the Distribution Fee payable to DURECT in a calendar year shall be the applicable percentage based on the prior year's total Net Sales of Finished Product in the Territory, as set forth below:



------------------------------------------------------- -----------------------------------------------------
                  Prior Annual Sales                                 Distribution Fee to DURECT
------------------------------------------------------- -----------------------------------------------------
When calendar year net commercial units recorded by     DURECT receives *** of Net Sales for such year
Endo as commercial sales of Product are up to and       minus the aggregate Transfer Price paid by Endo for
including *** units                                     all units of Product
------------------------------------------------------- -----------------------------------------------------
When calendar year net commercial units recorded by     DURECT receives *** of Net Sales for such year
Endo as commercial sales of Product are greater than    minus the aggregate Transfer Price paid by Endo for
*** units but less than or equal to *** units           all units of Product
------------------------------------------------------- -----------------------------------------------------
When calendar year net commercial units recorded by     DURECT receives *** of Net Sales for such year
Endo as commercial sales of Product are greater than    minus the aggregate Transfer Price paid by Endo for
*** units but less than or equal to *** units           all units of Product
------------------------------------------------------- -----------------------------------------------------
When calendar year net commercial units recorded by     DURECT receives *** of Net Sales for such year
Endo as commercial sales of Product are greater than    minus the aggregate Transfer Price paid by Endo for
*** units but less than or equal to *** units           all units of Product
------------------------------------------------------- -----------------------------------------------------
When calendar year net commercial units recorded by     DURECT receives *** of Net Sales for such year
Endo as commercial sales of Product are greater than    minus the aggregate Transfer Price paid by Endo for
*** units                                               all units of Product
------------------------------------------------------- -----------------------------------------------------


An example of the calculation of Distribution Fee payments is set forth on Exhibit M.

         6.3 Minimum Payments. Within *** after the Effective Date, Endo shall prepare and deliver to DURECT a good faith projection of the Net Sales for the first *** of marketing the Finished Product in the Territory ("Sales Projection"). At least *** in each calendar year, until Final FDA Approval, Endo shall update such Sales Projection, with one update to be delivered no later than *** after NDA filing and a final update to be delivered within *** after Final FDA Approval. The Sales Projection and each subsequent update shall be reviewed and approved by the JCC and shall be consistent with the Marketing Plans and the Current Forecast for supply of Finished Product provided under Section 8.3, provided that the quantities of Finished Product in such Sales Projection shall not be binding on Endo. In the Minimum Payment Year, Endo shall pay to DURECT on a quarterly basis minimum payments equal to *** of the projected quarterly Net Sales of Finished Product (*** of projected Net Sales of Product on an annual basis) based on the Sales Projection update delivered *** after Final FDA Approval for the *** of marketing of the Product in the Territory ("Minimum Payments"). Minimum Payments paid to DURECT by Endo shall be fully creditable against Distribution Fees under Section 6.2 for the Minimum Payment Year for which the Minimum Payments are made.

         6.4 Allocation of Sales. Endo shall allocate or reallocate sales of Product to Net Sales received in a specific calendar month or calendar year in accordance with Endo's usual and customary sales allocation practices that Endo applies to its other products.

         6.5 ALZA Payments.

         (a) DURECT shall be solely responsible and obligated, and Endo shall have no responsibility or obligation at any time, for any and all payments due to ALZA under or in connection with the ALZA Agreement, including any increased costs under or in connection with Sections 2.3(b) or 5.6(a) of the ALZA Agreement.

         (b) Notwithstanding Section 6.5(a), during the term of this Agreement, DURECT (i) shall not breach, or default under, the ALZA Agreement which breach or default could give rise, whether immediately or with the passage of time, to termination of such agreement or restriction of DURECT's rights thereunder in a manner that would adversely affect the rights granted by DURECT to Endo under this Agreement (and, pursuant to Sections 4.1(c) and 15.1, shall provide Endo with prompt written notice of any such alleged breach or default), (ii) shall maintain its exclusive rights to the Product pursuant to the ALZA Agreement, including Sections 5.1(b) and 5.3(a)(A) of the ALZA Agreement, and (iii) shall not amend the ALZA Agreement in any manner that will alter DURECT's rights thereunder in a manner that would adversely affect the rights granted by DURECT to Endo under this Agreement.

         6.6 Bankruptcy Rejection of ALZA Agreement. (a) Prior to filing any motion, pleading or otherwise seeking a Bankruptcy Rejection of the ALZA Agreement under 11 U.S.C. 365 or other comparable provision of any Bankruptcy Laws (including by way of response to any motion or other pleading filed by ALZA seeking Bankruptcy Rejection or assumption, affirmance or other similar relief with respect to the ALZA Agreement), DURECT or any other Person acting on behalf of DURECT or its estate pursuant to any Bankruptcy Laws, shall give *** notice to Endo of the intent to seek such Bankruptcy Rejection ("Rejection Notice").

         (b) The Rejection Notice must include the following: (i) the factors considered by the moving party underlying the business judgment justifying the Bankruptcy Rejection of the ALZA Agreement, (ii) any monetary defaults by DURECT under the ALZA Agreement through the date of the notice, (iii) any monetary obligations under the ALZA Agreement for the *** subsequent to the date of the notice that DURECT has no intention of meeting, (iv) any non-monetary defaults by DURECT under the ALZA Agreement to the date of the notice and (v) any anticipatory non-monetary defaults by DURECT under the ALZA Agreement.

         (c) No later than *** after actual receipt of the Rejection Notice, Endo may, at its option, in its sole discretion and without prejudice to any other rights or remedies available to Endo under this Agreement, notify DURECT of its undertaking to do any of the following: (i) provide DURECT with the funds necessary to cure all pre-existing monetary defaults under the ALZA Agreement, (ii) provide DURECT, on an ongoing basis, with funds necessary to meet all of DURECT's monetary obligations under the ALZA Agreement, if and as they arise in the ordinary course of business between ALZA and DURECT, (iii) provide DURECT with all services and support necessary and appropriate to cure all non-monetary defaults and to prevent any anticipatory non-monetary defaults by DURECT under the ALZA Agreement and (iv) acknowledge that should this Agreement be rejected and Endo choose to retain its rights under 11 U.S.C. ?365(n)(1)(B) or other similar provision of any Bankruptcy Laws, all of Endo's claims under such undertaking shall be subject to 11 U.S.C. ?365(n)(2)(C) ("Undertaking").

         (d) Should DURECT or any other Person acting on behalf of DURECT or its estate pursuant to any Bankruptcy Laws, decide to seek Bankruptcy Rejection of the ALZA Agreement notwithstanding the Undertaking, any motion or pleading seeking Bankruptcy Rejection of the ALZA Agreement shall attach copies of the Rejection Notice and the Undertaking and shall be served on Endo as a party in interest to such proceeding in accordance with the Bankruptcy Laws, the Federal Rules of Bankruptcy Procedures and Local Rules of the bankruptcy court administering the Bankruptcy Case.

         6.7 Equity Investment in DURECT

         On Tuesday, November 12, 2002, Endo shall purchase from DURECT, and DURECT shall issue to Endo, 1,533,742 shares of validly issued, fully paid, nonassessable shares of DURECT common stock, par value $.0001 per share ("DURECT Common Stock"), for an aggregate purchase price of $4,999,998.92 pursuant to the Common Stock Purchase Agreement attached as Exhibit O hereto (the "Common Stock Purchase Agreement").

         7. PAYMENTS AND REPORTS.

         7.1 Payments. Beginning *** after the end of the calendar quarter in which the First Commercial Sale is made in the Territory and for each calendar quarter thereafter (no later than *** after the end of such calendar quarter), Endo shall submit a statement to DURECT, which shall set forth the amount of Net Sales in the Territory, during such quarter, and the calculation of Distribution Fees due on such Net Sales for such quarter. Additionally, beginning *** after the calendar quarter in which Minimum Payments first become payable and for the three calendar quarters thereafter (no later than *** after the end of such calendar quarter), Endo shall submit a statement to DURECT, which shall set forth the amount due to DURECT as Minimum Payments during such quarter, and the calculation of such payment. Each such statement shall be accompanied by the payment, if any, due to DURECT.

         7.2 Mode of Payment. Endo shall make all payments required under this Agreement by wire transfer (at DURECT's expense for such wire transfer fees) to any account specified by DURECT or as otherwise directed by DURECT from time to time in U.S. Dollars, provided that, with respect to Canada, such payments shall be payable in U.S. Dollars, calculated using the rate of exchange which is the average commercial rate of exchange for the *** preceding the date of payment for the conversion of local currency to U.S. Dollars as published by The Wall Street Journal (or if such journal shall cease to publish currency exchange rates, then another leading U.S. financial publication or bank as mutually agreed to in writing by the Parties).

         7.3 Records Retention. Endo, its Sublicensees, DURECT, its Third Party Manufacturers, and each such Party's respective Affiliates shall keep complete and accurate records pertaining to the development, sale and manufacture of Product, Finished Product and Implanters and the calculation of Net Sales in the Territory to permit the determination of Fully Burdened Manufacturing Cost of Product and Finished Product (and actual, direct costs of Implanters), Development Costs, Distribution Fees and distribution, sales and marketing costs relating to the Product, Finished Product and Implanters for a period of *** after the year in which such sales or costs occurred, and in sufficient detail to permit the Parties to confirm the accuracy of each of the foregoing.

         7.4 Audit Request. During the term of this Agreement and for a period of two years thereafter, at the request and expense of any Party (the "Auditing Party"), DURECT and its Affiliates and Third Party Manufacturers (in the case of a request by Endo) or Endo and its Affiliates and Sublicensees (in the case of a request by DURECT) (the "Audited Party") shall permit an independent, certified public accountant appointed by the Auditing Party and reasonably acceptable to the Audited Party, at reasonable times and upon reasonable notice but not more often than two times each calendar year, to examine such records as may be necessary to determine the correctness of any report or payment made under this Agreement, to determine the consistency of actual expenditures versus the budgeted expenditures set forth in the Development Budget and/or Marketing Budget, as the case may be, or obtain information as to the determination of Fully Burdened Manufacturing Cost of Product and Finished Product (and actual, direct costs of Implanters) (including the records of when during production batches failed, the cost and nature of such failures), and the aggregate Net Sales and Distribution Fees payable for any calendar quarter. Results of any such examination shall be made available to all Parties except that said independent, certified public accountant shall verify to the Auditing Party such amounts and shall disclose no other information revealed in such audit.

         7.5 Cost of Audit. The Auditing Party shall bear the full cost of the performance of any audit requested by the Auditing Party except as hereinafter set forth. If, as a result of any inspection of the books and records of the Audited Party, it is shown that payments made by Endo to DURECT under this Agreement were less than the amount which should have been paid, then Endo shall make all payments required to be made to eliminate any discrepancy revealed by said inspection within *** after DURECT's demand therefor. Furthermore, if the payments made were less than *** of the amount that should have been paid during any calendar year, Endo shall also reimburse DURECT for the reasonable costs of such audit. In the event that the audit shows that an overpayment has been made by Endo, such amounts shall be deducted from Distribution Fees owed to DURECT. If such overpayment amounts have not been settled by such deductions from Distribution Fees within one year from the date originally overpaid, then DURECT shall make all payments required to be made to Endo to eliminate any such overpayment. Furthermore, if (i) the overpayment made was more than *** of the amount that should have been paid in any calendar year or (ii) the costs invoiced by DURECT were more than *** of the audited costs in any calendar year, then DURECT shall also reimburse Endo for the reasonable costs of such audit.

         7.6 No Non-Monetary Consideration for Sale. Without the prior written consent of DURECT, Endo and its Sublicensees and Affiliates shall not accept or solicit any non-monetary consideration of the sale of the Finished Product, Finished Product and the Implanter. Subject to the applicable oversight and approval responsibilities of the PDC and the JCC set forth in Sections 2.2(b) and 2.3(b), the use by Endo and its Affiliates of a commercially reasonable amount of the Product and Implanters for promotional sampling, compassionate use and indigent care shall not violate this Section 7.6, provided that DURECT shall be paid in accordance with Section 4.5(c), 8.6(a) or 8.13 for Product, Finished Product and Implanters for such uses as applicable.

         8. MANUFACTURE AND SUPPLY.

         8.1 Supply Obligations. Under the auspices of, and subject to review and approval by, the JMC, and except as mutually agreed by Endo and DURECT, commencing on the Effective Date, and thereafter during the term of this Agreement, DURECT (or its Affiliates) shall be responsible for the manufacture or supply of all requirements of Product, Finished Product and Implanters for clinical and commercial use in the Territory pursuant to this Agreement.

         8.2 Supply of Finished Product.

         (a) Commencing on the commercial launch of the Finished Product and thereafter during the term of this Agreement, subject to the terms and conditions of this Section 8, DURECT shall supply Endo with all of Endo's and Endo's Affiliates, Sublicensees' and designees' requirements for Finished Product and Implanters in the Territory pursuant to this Agreement, and Endo, its Affiliates, Sublicensee and designees shall purchase from DURECT all of such requirements for Finished Product and Implanters. Endo shall place orders for the requirements of its Affiliates, Sublicensees and designees, and DURECT shall ship directly to such Affiliates, Sublicensees or designees or to Endo for its reshipment to such Affiliates, Sublicensees or designees, as requested by Endo.

         (b) DURECT shall ensure that all services, facilities and goods used in connection with such manufacture comply with the applicable Manufacturing Standards in effect from time to time.

         (c) Endo and DURECT, in consultation with the JMC, shall cooperate in good faith and shall establish the Specifications for Product, Finished Product and Implanter for this Agreement.

         (d) DURECT may, after consultation with the JMC, subcontract with a qualified Third Party Manufacturer in order to fulfill DURECT's supply obligations to Endo hereunder; provided that in no event shall any such subcontract release DURECT from any of its obligations to supply Product, Finished Product or Implanters under this Agreement.

         8.3 Forecasts. Commencing *** prior to the anticipated commercial launch of the Finished Product in the Territory, no later than *** prior to the first business day of each calendar quarter ("Q1"), Endo shall provide DURECT with a non-binding (except with respect to Q1), good faith rolling forecast of estimated quantities of Finished Product and anticipated delivery schedules for Finished Product for the following *** period (i.e., Q1 and the next *** ("***," respectively)), by quarters ("Current Forecast"). The quantity indicated for Q1 in the Current Forecast shall be binding on Endo, and Endo shall be required to place firm orders for Q1 pursuant to Section 8.4 based on the quantity of Finished Product for Q1 contained in the Current Forecast. The quantity indicated for *** through *** in the Current Forecast shall not be binding on Endo, provided that Endo shall be required to place a firm order for *** for a quantity which is (i) no more than ***; and (ii) no less than *** of the quantity indicated for *** in the Current Forecast. The Current Forecast shall be revised and updated quarterly to include forecasted quantities for the next succeeding ***. *** prior to the *** anniversary of the First Commercial Sale, the Parties, through the JCC and JMC, shall review the efficacy of the forecasting procedure set forth in this Section 8.3 to determine (i) if the procedure for firm orders for *** should be extended to apply to *** and, in a modified format (i.e. a wider range of permissible discrepancy), ***, or (ii) if the procedure for firm orders should not be extended to apply to *** or *** and should be modified (i.e. implementing a wider range of permissible discrepancy) for ***.

         8.4 Orders for Finished Product.

         (a) No later than *** before the calendar quarter in which delivery is sought, Endo shall place its firm order with DURECT, setting forth the number of units of Finished Product by dosage, delivery dates and shipping instructions with respect to each shipment of Finished Product. DURECT shall accept such orders from Endo, subject to the other terms and conditions of this Agreement, to the extent such quantity of Finished Product specified in the firm order is consistent with the requirement regarding firm orders in
Section 8.3. Endo's orders shall be made pursuant to purchase orders which are in a form mutually acceptable to Endo and DURECT, to the extent that such form is not inconsistent with the terms of this Agreement.

         (b) DURECT shall not be obligated to accept orders to the extent the quantity of Finished Product ordered exceeds the limitation set forth in
Section 8.3, but shall use good faith efforts to fill such orders for such excess quantities from available supplies. In the event that DURECT, despite the use of good faith efforts, is unable to supply such excess quantities to Endo, such inability to supply shall not constitute a breach of DURECT's obligations under this Section 8 or a Short-Term Inability to Supply or Long-Term Inability to Supply. DURECT shall use all reasonable efforts to notify Endo within *** after receipt of an order of DURECT's ability to fill any amounts of such orders in excess of the quantities that DURECT is obligated to supply. Endo shall notify DURECT as soon as possible of an increase in Endo's requirements for Finished Product materially in excess of the limits set forth in Section 8.3.

         (c) In the event that Endo submits orders for Finished Product with respect to any Q1 for less than the minimum quantity of Finished Product that Endo is required to purchase under this Section 8, DURECT nevertheless shall supply and ship to Endo (in accordance with the shipping instructions most recently supplied by Endo), and Endo shall have the obligation to purchase and accept from DURECT, such minimum quantity of Finished Product. Endo shall notify DURECT as soon as possible of a decrease in Endo's requirements for Finished Product materially below the limits set forth in Section 8.3. In the event of such a decrease, DURECT shall use all commercially reasonable efforts, but shall not be required if contractually prohibited from doing so, to reduce accordingly the orders for Finished Product and parts that DURECT has placed with its Third Party Manufacturers and suppliers that DURECT would have purchased but for such decrease in purchase of the Finished Product by Endo.

         8.5 Delivery. With respect to exact shipping dates, DURECT shall use all reasonable commercial efforts to ship or cause to be shipped quantities of Finished Product and Implanters that DURECT is obligated to supply pursuant to
Section 8.3 on the dates specified in Endo's purchase orders submitted and accepted in accordance with Section 8.4. Notwithstanding any term that may be specified on Endo's Product purchase order, all Product, Finished Product and Implanters to be delivered pursuant to this Agreement shall be delivered in accordance with this Section 8.5, FOB (as such term is defined in the UCC) DURECT's facility, suitably packed in bulk containers for shipment, and marked for shipment to the final destination point indicated in Endo's purchase order. The shipping packaging used in connection with such deliveries shall be in accordance with cGMP with respect to protection of the Product, Finished Product and Implanters during transportation, taking into consideration the mode(s) of transport Endo has elected to use for each such shipment, the final destination point of each such shipment and reasonable expectations regarding shipment time duration and possible delays associated therewith. Transportation of Product, Finished Product and Implanters may be made by rail, road, air, sea, and inland waterway or by a combination of such modes of transport. DURECT will deliver or cause to be delivered all Product, Finished Product and Implanters to the carrier nominated by Endo at a point selected by DURECT. If such delivery occurs at DURECT's or a Third Party's premises, DURECT or such Third Party shall be responsible for loading. If delivery occurs at any other place, DURECT or such Third Party shall not be responsible for unloading. If Endo nominates a Person other than a carrier to receive the Product, DURECT shall be deemed to have fulfilled its obligation to deliver the Product when the Product is delivered to that Person. Title and risk of loss shall transfer to Endo, and Endo shall be responsible for all shipping, storage, handling and insurance costs upon delivery to the carrier or Person designated by Endo.

         8.6 Purchase Price.

         (a) The purchase price for all Finished Product supplied by DURECT to Endo pursuant to this Section 8 for commercial use in the Territory ("Transfer Price") shall be as set forth in the chart below. The applicable Transfer Price for Finished Product supplied by DURECT in a calendar year shall be the applicable Transfer Price based on the net commercial sale of Finished Product in the prior calendar year as follows:



------------------------------------ ------------------ ------------------- --------------------- --------------------
Prior Year Net Commercial Sale       3.3 ug/hr          6.7 ug/hr           10 ug/hr              13.3 ug/hr
------------------------------------ ------------------ ------------------- --------------------- --------------------
------------------------------------ ------------------ ------------------- --------------------- --------------------
0 - *** units                        ***                ***                 ***                   ***
------------------------------------ ------------------ ------------------- --------------------- --------------------
*** - *** units                      ***                ***                 ***                   ***
------------------------------------ ------------------ ------------------- --------------------- --------------------
*** - *** units                      ***                ***                 ***                   ***
------------------------------------ ------------------ ------------------- --------------------- --------------------
*** - *** units                      ***                ***                 ***                   ***
------------------------------------ ------------------ ------------------- --------------------- --------------------
*** - *** units                      ***                ***                 ***                   ***
------------------------------------ ------------------ ------------------- --------------------- --------------------
*** units                            ***                ***                 ***                   ***
------------------------------------ ------------------ ------------------- --------------------- --------------------


In ***, and each year thereafter, the above Transfer Prices shall be readjusted up or down effective as of each January 1 by the percentage change in the United States Consumer Price Index (Urban Wage Earners and Clerical Workers, U.S. City Average, All Items, 1982-1984 = 100) from the prior January
1. Endo shall have no obligation to pay the Transfer Price to DURECT for Product that has been paid for under the Development Budget, including Product from validation batches that are shipped to Endo for commercial sale. The Parties shall agree in good faith on applicable Transfer Prices for Product line extensions and Related Products, if any, Commercialized under this Agreement.

         (b) DURECT shall submit invoices to Endo for Product and Finished Product promptly after shipment. Payment terms shall be *** days from the date of Endo's receipt of any correct invoice. Payments shall be sent to the "Remit to" address set forth on the invoice. Endo shall pay DURECT a late charge of *** per month (or the maximum interest allowable by applicable law, whichever is less) for each invoice past due for more than 30 days from the date of Endo's receipt of any correct invoice. Should Endo dispute any portion of an invoice, it shall not be required to pay any portion of such invoice until such time as the dispute is resolved and Endo receives a fully corrected invoice; provided that, in such an event, DURECT shall have the option of issuing a new, correct invoice for the portion of the original invoice not in dispute, and the disputing Party shall pay such new invoice within the time limits set forth in this Section 8.6(b). Notwithstanding the foregoing, Endo has no obligation to pay for any shipment of Product and Finished Product that
(i) Endo and DURECT agree does not meet the Specifications and/or Manufacturing Standards, (ii) in accordance with Section 8.8(b), Endo has found does not meet the Specifications and/or Manufacturing Standards and such findings have not been disproved by independent laboratory testing or (iii) is under quarantine (provided that in such event, Endo shall pay for such Product *** days from the date of release of such quarantine). Upon DURECT's receipt of a notice from Endo claiming that a shipment of Product does not meet the Specifications and/or applicable Manufacturing Standards, the time period for payment of such shipment or such batch shall toll until such time as such non-conformity questions regarding such shipment or such batch are resolved in accordance with Section 8.8. All relevant terms of Section 7 with respect to payments of Distribution Fees shall apply to the payment of invoices for the supply of Product or Finished Product.

         8.7 Conformity; Specifications; Quality Control.

         (a) All Product, Finished Product and Implanters supplied by DURECT pursuant to this Agreement shall comply in all material respects with the Specifications and applicable Manufacturing Standards and shall adhere to all applicable laws and regulations relating to the manufacture, sale and shipment of each shipment of Product, Finished Product and Implanters at the time it is shipped by DURECT hereunder.

         (b) Changes to the Specifications shall be made only by the JMC, subject to the Parties' right to challenge such changes pursuant to this Agreement. DURECT shall ensure that all such changes shall be reflected in all Regulatory Authority filings.

         (c) DURECT shall conduct, or cause to be conducted, quality control testing of Product, Finished Product and Implanters prior to shipment, in accordance with the Specifications and applicable Manufacturing Standards as are in effect from time to time and such other quality control testing procedures adopted by the JMC from time to time (collectively, the "Testing Methods"). Initially and until decided otherwise by the JMC, the Testing Methods shall include all FDA required release testing and DURECT shall undertake all such tests. DURECT shall retain records pertaining to such testing. Each shipment of Product, Finished Product and Implanters hereunder shall be accompanied by a certified quality control protocol and certificate of analysis for each lot of Product, Finished Product and Implanters therein as well as such customs and other documentation as is necessary or appropriate.

         (d) Endo shall have the right, at reasonable times and upon reasonable notice, to inspect and audit all DURECT facilities at which Product, Finished Product or Implanters are manufactured pursuant to this
Section 8 for purposes of determining compliance with the terms of this Agreement, including cGMP. DURECT shall use all reasonable commercial efforts to gain access to the facilities of Third Party Manufacturers at which Product, Finished Product or Implanters are manufactured for Endo to so audit such facilities for purposes of determining compliance with the terms of this Agreement, including cGMP.

         (e) DURECT shall ensure that each Product, Finished Product and Implanters, when delivered to Endo, meets the Specifications and Manufacturing Standards, and the standards of Product and Finished Product identity, strength, quality and purity set forth in the NDA. In addition, DURECT shall ensure that all Product, Finished Product, Implanters and, if Commercialized hereunder, Implant Kits supplied to Endo or its Affiliates, Sublicensees or designees shall (i) meet all applicable requirements of any relevant Regulatory Authority in the Territory and any other applicable laws or regulations, (ii) be manufactured, packaged, tested, stored and shipped in accordance with applicable cGMPs, and applicable law or regulation, and (iii) be produced, packaged, tested and stored in facilities that have been approved by the applicable Regulatory Authority, to the extent required by applicable law or regulation.

         8.8 Acceptance/Rejection; Interim Replacement.

         (a) Endo and its designees shall have the right to reject any shipment of Product, Finished Product or Implanters made to it under this Agreement that does not meet the Specifications or applicable Manufacturing Standards in any material respects when inspected by Endo to verify its conformity to the Specifications, applicable Manufacturing Standards and applicable purchase order; provided that such claims by Endo of non-conforming Product, Finished Product or Implanters shall be deemed waived unless made by Endo in writing and received by DURECT within a *** period of Endo discovering same.

         (b) Any notice delivered pursuant to Section 8.8(a) shall specify the reasons for the rejection. After notice of rejection is received by DURECT, Endo shall cooperate with DURECT in determining whether rejection is justified. DURECT shall notify Endo as soon as reasonably possible, but not later than *** after receipt of the notice from Endo, whether it accepts Endo's basis for rejection. If DURECT accepts Endo's determination that the Products, Finished Product or Implanters are non-conforming, then DURECT shall replace such shipment or batch with conforming Product, Finished Product or Implanters and pay for all reasonable out-of-pocket expenses incurred by Endo and DURECT in connection with shipping and/or storing such replacement Product, Finished Product or Implanters and storing the non-conforming Product, Finished Product or Implanters. If DURECT does not accept Endo's determination that the Products, Finished Products or Implanters are non-conforming, and Endo does not accept DURECT's conclusion, then DURECT and Endo shall jointly select an independent Third Party expert to test the Product, Finished Product and/or Implanter and determine whether they conform to the Specifications, applicable Manufacturing Standards and applicable purchase order. The Parties agree that such Third Party's determination shall be final and binding. The Party against whom the Third Party expert rules shall bear the costs of the Third Party testing. If the Third Party expert rules that the Product, Finished Product or Implanter conform to the Specifications, the applicable Manufacturing Standard and applicable purchase order, then Endo shall purchase the Product, Finished Product or Implanter at the agreed upon price. If the Third Party rules that the Product, Finished Product or Implanters do not conform to the Specifications, the applicable Manufacturing Standard or applicable purchase order, then DURECT agrees to replace such shipment or batch with conforming Product, Finished Product or Implanters (unless it has already done so pursuant to Section 8.8(c)) and pay for all reasonable out-of-pocket expenses incurred by Endo and DURECT in connection with shipping and/or storing such replacement Product, Finished Product or Implanters and storing the non-conforming Product, Finished Product or Implanters. Such replacement shipment of Product, Finished Product or Implanters shall be treated as a new, additional shipment of Product, Finished Product or Implanters (that will be separately invoiced by DURECT if the Product, Finished Product or Implanters being replaced has not been paid for by Endo) for all purposes, including measuring its conformity to the Specifications, applicable Manufacturing Standards and applicable purchase order, and Endo's payment for such additional shipment. Endo shall return any such rejected shipment to DURECT if so instructed by DURECT, at DURECT's expense. In the event that any Product, Finished Product or Implanters shipment or batch thereof is ultimately agreed or found to meet the Specifications, applicable Manufacturing Standards and applicable purchase order, Endo shall accept and pay for such shipment or batch in accordance with
Section 8.6(b).

         (c) Upon DURECT's receipt of a claim that a shipment or batch thereof of Product, Finished Product or Implanters does not meet the Specifications and/or applicable Manufacturing Standards, DURECT shall replace such shipment or batch thereof with an additional shipment of Product that does conform to such standards, as soon as reasonably practicable; provided that such replacement shall not constitute an acceptance by DURECT that such Product, Finished Product or Implanter are non-conforming.

         (d) DURECT shall maintain in inventory as safety stock Product, Finished Product and Implanters, and all components thereof, and Endo shall maintain in inventory as safety stock Product, Finished Product and Implanters, as is reasonable and customary in the pharmaceutical industry for product manufacturers and marketers, respectively.

         8.9 Inventory Management. Endo shall maintain inventory of Product, Finished Product and Implanters in accordance with Endo's usual and customary inventory management practices that Endo applies to its other products.

         8.10 Shortage of Supply. DURECT shall notify Endo as promptly as possible upon becoming aware that DURECT is unable to supply the quantity of Product, Finished Product or Implanters to Endo that DURECT is required to supply hereunder, but in no event more than *** after DURECT's receipt of a firm order from Endo as provided in Section 8.4 if DURECT is unable to supply such quantities of Product, Finished Product or Implanters. In such event, DURECT shall implement all commercially reasonable efforts to remedy such shortage, including through the use of Third Party Manufacturers for all or a portion of such quantities of Product, Finished Product or Implanters as determined are necessary by the JMC.

         8.11 Inability to Supply.

         (a) In the event of any Short-Term Inability to Supply or Long-Term Inability to Supply, Endo shall be entitled in proportion to the supply shortfall to (i) delay the incurrence of the Development Costs and/or the Distribution Fee, sales costs and/or marketing costs for the relevant period, until such Short-Term Inability to Supply or Long-Term Inability to Supply ends, and (ii) reduce its Product and Finished Product (and corresponding Implanter) forecasts pursuant to Section 8.3, in which case the Development Budget and/or the relevant Marketing Budget shall be adjusted accordingly. Any issues relating to the application of this provision shall be subject to review by the relevant Committee, and any resolution of such matters shall require a consensus decision by such Committee (or be resolved pursuant to the Accelerated Arbitration Provisions set forth in Section 16.13(b)), provided that Sections 2.1(d)(ii) and (iii) shall not apply with respect to such matter.

         (b) An "Inability to Supply" shall mean: (i) with respect to the supply of Product and Implanters for development activities, DURECT's failure for any reason, including Force Majeure, to supply Endo with quantities of Product (or corresponding Implanters) meeting the Specifications and Manufacturing Standards equal to at least *** of the quantity of Product (or corresponding Implanters) reasonably required to perform the development activities under the Development Plan and Post-Registration Plan over any calendar quarter; and (ii) with respect to the supply of Finished Product and Implanters for commercial sales, DURECT's failure for any reason, including Force Majeure, to supply Endo with quantities of Finished Product (or corresponding Implanters) meeting the Specifications and Manufacturing Standards equal to at least *** of the quantity of Finished Product (or corresponding Implanters) set forth in the Current Forecast and binding on Endo pursuant to Section 8.3; provided that (i) an Inability to Supply that occurs (A) during the *** immediately following the First Commercial Sale or
(B) due to a Force Majeure after the *** year immediately following the First Commercial Sale shall not be deemed a breach (including a Termination Event) by DURECT of this Agreement if (a) DURECT has used all reasonable commercial efforts to supply such quantities of Product and Finished Product (and corresponding Implanters) that are binding on Endo pursuant to Section 8.3, and (b) such Inability to Supply has not resulted from the willful wrongdoing, recklessness or gross negligence of DURECT, and (ii) in the event that the foregoing clause (i) applies, quantities of Finished Product (and corresponding Implanters) that are binding on Endo pursuant to Section 8.3 shall, at Endo's option in its sole discretion, be reduced in proportion to any such Inability to Supply.

         (c) A "Short-Term Inability to Supply" is any Inability to Supply that is reasonably expected to continue for no more than a *** period of time.

         (d) A "Long-Term Inability to Supply" shall mean any Inability to Supply that is reasonably expected to exceed or actually exceeds a *** period of time.

         (e) In the event that either Party believes or has reason to believe that any Long-Term Inability to Supply exists, such Party shall provide the other Party with prompt written notice of such claim and the JMC shall promptly meet to discuss such claim and to determine whether the alleged Long-Term Inability to Supply exists. If the JMC does not reach a consensus decision in its deliberations regarding such claims, then the matter shall be referred to the JEC for resolution, provided that Sections 2.1(d)(ii) and
(iii) shall not apply with respect to such matter. If the JEC does not reach consensus decision on the matter, then Endo may submit the matter to arbitration pursuant to the Accelerated Arbitration Provisions set forth in
Section 16.13(b). The Parties shall reasonably and promptly cooperate with the JMC, JEC, and arbitrators, as the case may be, during their proceedings regarding such claims.

         (f) If a determination is made pursuant to Section 8.11(e), by the JMC, the JEC, or the arbitrators, as the case may be, that a Long-Term Inability to Supply exists, the JEC shall re-evaluate the Development Plan, Marketing Plans, Development Budget and/or the Marketing Budgets in view of such Long-Term Inability to Supply. If a determination is made pursuant to
Section 8.11(e), by the JMC, the JEC, or the arbitrators, as the case may be, that a Long-Term Inability to Supply exists, then: (i) for so long as such Long-Term Inability to Supply continues, the JMC shall be co-chaired by representatives of Endo and DURECT and matters that are the subject of a deadlock arising in the JMC shall be resolved in accordance with the Accelerated Arbitration Provisions of Section 16.13(b); (ii) DURECT shall cooperate with Endo in using an alternative supply, including in connection with the use of qualified Third Party Manufacturers and sourcing of materials; and (iii) Endo shall (with the understanding that the goal of the Parties shall be to transition the manufacture and supply of Product and Finished Product back to DURECT as soon as practicable, to the extent that such Long-Term Inability to Supply ceases to exist) have the right to, or direct that DURECT, take one or more of the following actions in connection with the Product, Finished Product or Implanter supply shortfall:

            (i) use a Third Party Manufacturer to fill the Product, Finished Product or Implanter supply shortfall;

            (ii) take such other actions as may be necessary for purposes of filling the Product, Finished Product and Implanter supply shortfall.

         (g) In the event that a Third Party Manufacturer is to supply Product, Finished Product or Implanters in accordance with Section 8.11(f),
8.13 or 8.15, DURECT shall fully cooperate with such Third Party Manufacturer, and take all actions necessary to qualify them as a manufacturer of Product, Finished Product or Implanters, including: (i) providing them with copies of all documentation within DURECT's possession and control that is reasonably necessary for them to manufacture Product, Finished Product or Implanters;
(ii) providing such technical assistance as is reasonably necessary to enable them to manufacture Product, Finished Product or Implanters in accordance with the Specifications and the applicable Manufacturing Standards; and (iii) to the extent that a Third Party Manufacturer supplies Product, Finished Product or Implanters pursuant to Section 8.11(f), 8.13 or 8.15, Endo shall be relieved of its obligation to purchase from DURECT such quantities of Product, Finished Product or Implanters.

         8.12 Additional Commercial Facilities. No later than *** prior to the date when Endo reasonably believes that the quantity of Finished Product required by Endo for commercial sale will exceed the maximum capacity of DURECT's then existing manufacturing facility(ies), Endo will provide written notice to DURECT setting forth the maximum quantity of Finished Product that it reasonably believes will be required per year to support commercial sales for the subsequent *** calendar years ("Estimated Required Capacity"). Upon receipt of such notice, the JMC and JCC shall discuss and decide what course of action to pursue in order to accommodate such anticipated increased demand, including the use of Third Party Manufacturers. In the event the JEC in consultation with the JMC and JCC decides that a new commercial manufacturing facility should be built in order to provide the Estimated Required Capacity, then DURECT and Endo shall agree in good faith to a plan to equitably share the costs of building and maintaining a new commercial manufacturing facility with capacity to supply Finished Product up to the Estimated Required Capacity in a manner intended to ensure continuous supply of Product and Finished Product hereunder; it being understood that the Parties will agree to the ownership of such facility(ies) at such time.

         8.13 Implanters. DURECT, in coordination with the JMC and JCC, shall be responsible for identifying appropriate Third Party Manufacturers of, and delivering to Endo, its Affiliates or designees for distribution to Third Parties, all Implanters and, if Commercialized hereunder, Implant Kits pursuant to the forecast, order, invoicing and delivery procedures set forth in Sections 8.2 through 8.6. DURECT's actual, direct cost of Implanters shall be paid for, and the net sales derived from the sale of such Implanters, shall be shared by DURECT and Endo equally (i.e., 50% for each Party) pursuant to appropriate procedures to be submitted by the JMC in consultation with the JCC and subject to approval of the JEC.

         8.14 Finishing. Unless requested by Endo in writing to the contrary, DURECT shall supply to Endo for commercial distribution all (i) Product as Finished Product, and (ii) Implanters and, if Commercialized hereunder, Implant Kits in ready-for-sale form, including any labeling and other packaging materials approved by the JCC.

         8.15 Third Party Manufacturers.

         (a) No later than *** following the JCC's first adoption of the Marketing Plan, the JMC, in consultation with the PDC, shall adopt a plan (a "Third Party Manufacturing Plan") identifying potential Third Parties to be engaged by DURECT, and that are approved in writing by Endo (such approval not to be unreasonably withheld or delayed), to perform services or supply facilities or goods in connection with the manufacture, testing and/or packaging of the Product or Implanter (including all components, sub-assembly, assembly, finish and fill and packaging thereof) by or on behalf of DURECT to ensure continuous supply of Product, Finished Product and Implanters hereunder ("Third Party Manufacturers"). Such Third Party Manufacturing Plan shall be subject to written approval by Endo (such approval not to be unreasonably withheld or delayed), following which DURECT shall use all commercially reasonable efforts to enter into definitive manufacturing license agreements with such Third Party Manufacturers (each, a "Third Party Manufacturing Agreement") and use all commercially reasonable efforts to obtain any necessary or appropriate Regulatory Approval for such Third Party Manufacturer to perform in connection with this Agreement. The Third Party Manufacturers shall be required to provide any and all services, facilities and goods necessary for the manufacture of Product, Finished Product and Implanters in the event that DURECT ceases to fulfill its obligations to do so under this Agreement, including as a result of an Inability to Supply, a Bankruptcy Case or Bankruptcy Rejection, Force Majeure, or being a Non-Performing Party or other breach of DURECT's obligations hereunder.

         (b) DURECT shall use all commercially reasonable efforts to enter into definitive Third Party Manufacturing Agreements within *** following the adoption by the JMC of the Third Party Manufacturing Plan. If (i) a Third Party Manufacturing Agreement is not entered into within such *** period, (ii) there are, at any time following such *** period, any types of services, facilities, components or goods that are required to be provided by DURECT under this Agreement that are not then covered by any Third Party Manufacturing Agreement, or (iii) a Third Party Manufacturing Agreement shall terminate, then the JMC shall promptly amend the Third Party Manufacturing Plan to identify additional or alternative potential Third Party Manufacturers to perform such function, and, following Endo's approval (not to be unreasonably withheld or delayed) of such amended plan, DURECT shall promptly enter into negotiations with such Third Parties to obtain appropriate Third Party Manufacturing Agreements.

         (c) The Third Party Manufacturing Agreements shall contain the obligations set forth in Section 8.15(a), and shall provide that Endo shall be an intended third party beneficiary of such Third Party Manufacturer's obligations to DURECT thereunder, including with rights of direct enforcement by Endo. In addition, each Third Party Manufacturing Agreement shall provide that, in the event that DURECT, or any other Person acting on behalf of DURECT or its estate pursuant to any Bankruptcy Laws, shall seek or obtain a Bankruptcy Rejection of such Third Party Manufacturing Agreement, then the Third Party Manufacturer shall (i) timely exercise its rights to continue any and all licenses thereunder, pursuant to 11 U.S.C. 365(n) of the Bankruptcy Laws, and (ii) to the extent that Bankruptcy Rejection effectively terminated the Third Party Manufacturing Agreement, immediately enter into an agreement with Endo, on substantially the same terms and conditions. The Third Party Manufacturing Agreements may contain such additional terms and conditions as DURECT and the Third Party Manufacturer shall agree to, subject to the approval of the JMC prior to the execution of such Third Party Manufacturing Agreement and provided that such additional terms and conditions do not prejudice, reduce or limit Endo's rights under this Agreement (including this Section 8.15).

         (d) With respect to Third Party Manufacturers identified and approved hereunder, all activities relating thereto shall be included in the Development Plan and the costs shared by the Parties in accordance with
Section 4.6.

         (e) The provisions of Sections 6.5 and 6.6 of this Agreement regarding the ALZA Agreement shall apply mutatis mutandis to the Third Party Manufacturing Agreements.

         8.16 Limitation on Use of Third Party Manufacturers. Notwithstanding anything to the contrary in this Section 8 or in this Agreement, DURECT's use of Third Party Manufacturers shall be at all times subject to the limitations and conditions set forth in the ALZA Agreement, and DURECT shall not be required to contract any manufacturing activity relating to the Product which would be a violation of its obligations under the ALZA Agreement; provided that DURECT shall use all reasonable commercial efforts to obtain any necessary consents from ALZA regarding such Third Party Manufacturers.

         9. OWNERSHIP; PATENTS; TRADEMARKS.

         9.1 Ownership. As between the Parties, all Inventions shall be owned by DURECT (or its nominee); provided the Parties hereby acknowledge that ALZA shall own specified Inventions related to Systems in accordance with the terms of the ALZA Agreement. To the extent necessary to effectuate the foregoing, Endo shall take any action reasonably necessary to effectuate DURECT or its nominee's ownership pursuant to the foregoing (subject to DURECT reimbursing all reasonable out-of-pocket expenses incurred by Endo in connection therewith). DURECT shall at all times have all right, title and interest in and to the Patents, Technical Information and Intellectual Property Rights relating to the Product, Finished Product and Implanter (subject to the rights of ALZA), whether in existence on the Effective Date or developed during the term of this Agreement, subject to the rights granted to Endo pursuant to this Agreement.

         9.2 Maintenance of the Patents.

         (a) Subject to Section 9.2(b), DURECT shall have full responsibility for, and shall control the preparation and prosecution of, and shall pay all application and maintenance fees for, all Patents owned or filed by DURECT. DURECT shall use all commercially reasonable efforts to prosecute and maintain all Patents owned by DURECT. In connection therewith, DURECT shall generally consult with Endo on all future filings to be made by DURECT with respect to the Patents and the prosecution and maintenance of such Patents, including where appropriate or reasonably requested by Endo, providing copies to Endo of any such filings made to, and written communications received from, any patent office relating, in whole or in part, to the Patents, and notifying Endo promptly of (and, where possible, prior to), and consulting with and considering in good faith suggestions by Endo to avoid, any abandonment or invalidation of any such Patent.

         (b) Upon Endo's written request, DURECT shall consider in good faith applying for patents, in all jurisdictions in the Territory, at DURECT's sole expense, on any potentially patentable Invention which is not already the subject of a Patent.

         (c) Each Party shall cooperate with the other Party (or its designee) to execute all lawful papers and instruments, to make all rightful oaths and declarations and to provide consultation and assistance as may be necessary in the preparation, prosecution, maintenance and enforcement of all such Patents pursuant to this Agreement.

         9.3 Infringement.

         (a) If any Party learns of any actual or alleged unauthorized use, infringement or threatened infringement or other violation by a Third Party within the Territory (any of the foregoing, an "Infringement") by a Third Party with respect to any Patent, Technical Information, or any DURECT Trademark, Endo Trademark or Co-Owned Trademark, such Party shall promptly notify the other Party and shall provide such other Parties with available evidence of such infringement.

         (b) DURECT shall have the first right, but not the duty, to institute Infringement actions against Third Parties based on any Patent, Technical Information, Invention or other Intellectual Property Rights owned by DURECT in the Territory. If DURECT does not institute an Infringement proceeding against such an offending Third Party within *** of learning of such Infringement or, in the event that a Third Party files a paragraph IV certification relating to any Patent pursuant to 21 U.S.C. Section 355(j)(2)(A)(vii)(IV) of the Hatch/Waxman Act (or any successor statute), if DURECT does not institute an Infringement proceeding against such Third Party within *** of receipt of notice of such paragraph IV certification, or DURECT at any time ceases to actively prosecute any such ongoing Infringement, Endo shall have the right, but not the duty, to institute such an action with respect to any such Infringement; provided that Endo may not enter into any settlement, consent judgment or other voluntary final disposition of such action which adversely affects the validity, enforceability, scope or ownership of any Patent, Trademark, Technical Information, Invention or other Intellectual Property Rights owned by DURECT without the prior written consent of DURECT, which will not be unreasonably withheld or delayed. The costs and expenses of any such action (including reasonable fees of attorneys and other professionals) shall be borne by the Party instituting the action, or, if the Parties elect to cooperate in instituting and maintaining such action, such costs and expenses shall be borne by the Parties in such proportions as they may agree in writing. Each Party shall execute all necessary and proper documents, take such actions as shall be appropriate to allow the other Party to institute and prosecute such infringement actions and shall otherwise cooperate in the institution and prosecution of such actions (including consenting to being named as a nominal party thereto). Each Party prosecuting any such Infringement action shall keep the other Party reasonably informed as to the status of such action. Any award paid by Third Parties as a result of such an Infringement action (whether by way of settlement or otherwise) shall be applied first to reimburse the Parties for all costs and expenses incurred by the Parties with respect to such action on a pro rata basis and, if after such reimbursement any funds shall remain from such award, they shall be allocated as follows: (i) if DURECT has instituted and maintained such action alone, DURECT shall be entitled to retain such remaining funds; (ii) if Endo has instituted and maintained such action alone, Endo shall be entitled to retain such remaining funds; or (iii) if the Parties have cooperated in instituting and maintaining such action, the Parties shall allocate such remaining funds between themselves in the same proportion as they have agreed to bear the expenses of instituting and maintaining such action. Notwithstanding anything herein to the contrary, the Parties hereby acknowledge that ALZA shall have the right to enforce any patents covering the System as set forth in Section 9.2 of the ALZA Agreement.

         (c) The provisions set forth in Section 9.3(b) shall apply with equal force mutatis mutandis to the DURECT Trademarks and, if selected by the JCC, the Co-Owned Trademark CHRONOGESIC(TM) (wherein DURECT shall have the first right to institute Infringement proceedings) and the Endo Trademarks and other Co-Owned Trademarks (wherein Endo shall have the first right to institute Infringement proceedings). Notwithstanding the foregoing, the commencement and maintenance of proceedings with respect to the trademark ENDO and Endo's logo (and variations on the foregoing) shall be in the sole discretion of Endo, with no right granted to DURECT to commence, prosecute or settle any action with respect thereto, and the commencement and maintenance of Infringement proceedings with respect to the trademark DURECT and DURECT's logo (and variations on the foregoing) shall be in the sole discretion of DURECT, with no rights granted to Endo to commence, prosecute or settle any action with respect thereto.

         10. PUBLICATION; CONFIDENTIALITY.

         10.1 Notification. The Parties recognize that each may wish to publish the results of their work relating to the subject matter of this Agreement. However, the Parties also recognize the importance of acquiring patent protection and other considerations. Consequently, subject to any applicable laws or regulations obligating any Party to do otherwise, any proposed publication by any Party concerning the subject matter of this Agreement shall comply with this Section 10. All such publications, whether written or oral, shall be prepared in accordance with the publication strategy established and approved by the JCC and PDC. At least *** before a manuscript is to be submitted to a publisher, the publishing Party will provide the JCC with a copy of the manuscript. If the publishing Party wishes to make an oral presentation, it will provide the JCC with a summary of such presentation at least *** before such oral presentation and, if an abstract is to be published, *** before such abstract is to be submitted. Any oral presentation, including any question period, shall not include any Confidential Information belonging to a Party unless such Party agrees in writing to such inclusion in advance of such oral presentation.

         10.2 Review. The JCC will review the manuscript, abstract, text or any other material provided to it under Section 10.1 to determine the advisability of such publication from the marketing perspective, to determine whether patentable subject matter is disclosed and to assess the accuracy of the technical content therein. The JCC will notify the publishing Party within *** of receipt of the proposed publication if the JCC, in good faith, determines that patentable subject matter is or may be disclosed, or if the JCC, in good faith, believes Confidential Information is or may be disclosed. If it is determined by the JCC that patent applications should be filed, the publishing Party shall delay its publication or presentation for a period not to exceed *** from the JCC's receipt of the proposed publication or presentation to allow time for the filing of patent applications covering patentable subject matter. In the event that the delay needed to complete the filing of any necessary patent application will exceed the *** period, the JCC will discuss the need for obtaining an extension of the publication delay beyond the *** period. If it is determined in good faith by a Party that Confidential Information or proprietary information of such Party is being disclosed, the Parties shall consult in good faith to arrive at an agreement on mutually acceptable modifications to the proposed publication or presentation to avoid such disclosure.

         10.3 Confidentiality. Except to the extent expressly authorized by this Agreement or otherwise agreed in writing, the Parties agree that, during the term of this Agreement and for 10 years thereafter, the receiving Party, its Affiliates and its designees shall, and shall ensure that their respective employees, officers, directors and other representatives shall, keep completely confidential and not publish or otherwise disclose and not use for any purpose any information furnished to it or them by the disclosing Party, its Affiliates or its designees, except to the extent that it can be established by the receiving Party by competent proof that such information:
(i) was already known to the receiving Party, other than under an obligation of confidentiality, at the time of disclosure by the disclosing Party; (ii) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving Party; (iii) became generally available to the public or was otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving Party in breach of this Agreement; or (iv) was disclosed to the receiving Party, other than under an obligation of confidentiality, by a Third Party who had, to the receiving Party's knowledge, no obligation to the disclosing Party not to disclose such information to others (all such information to which none of the foregoing exceptions applies, and the terms of this Agreement (subject to DURECT's obligation, if any, to share this Agreement and other required information with ALZA, but only to the extent required pursuant to the ALZA Agreement and under appropriate confidentiality conditions), shall be deemed "Confidential Information"). Any and all information and materials, including any and all Intellectual Property Rights therein and thereto, owned by a Party shall constitute Confidential Information of such Party which shall be deemed the disclosing Party with respect to such Confidential Information.

         10.4 Exceptions to Obligation. The restrictions contained in Sections
10.3 or 16.7 shall not apply to Confidential Information that: (i) is submitted by the recipient to Governmental Entities to facilitate the issuance of Registrations for the Product, provided that reasonable measures shall be taken to assure confidential treatment of such information; (ii) is provided by the recipient to Third Parties under confidentiality provisions at least as stringent as those in this Agreement, in connection with consulting, development, manufacturing, external testing, or marketing trials under this Agreement; or (iii) is otherwise required to be disclosed in compliance with applicable laws or regulations or order by a court or other regulatory body having competent jurisdiction; provided that if a Party is required to make any such disclosure of disclosing Party's Confidential Information such Party will, except where impracticable for necessary disclosures (for example, to physicians conducting studies or to health authorities), give reasonable advance notice to the disclosing Party of such disclosure requirement, and will use all reasonable efforts to secure confidential treatment of such Confidential Information required to be disclosed.

         10.5 Limitations on Use. Each Party shall use, and cause each of its Affiliates and its licensees to use, any Confidential Information obtained by such Party from the disclosing Party, its Affiliates or its licensees, pursuant to this Agreement or otherwise, solely in connection with the activities or transactions contemplated hereby.

         10.6 Remedies. Each Party shall be entitled, in addition to any other right or remedy it may have, at law or in equity, to an injunction, without the posting of any bond or other security, enjoining or restraining the disclosing Party, its Affiliates and/or its licensees from any violation or threatened violation of this Section 10.

         11. REPRESENTATIONS AND WARRANTIES.

         11.1 Representations and Warranties of the Parties. Each Party represents and warrants to the other Party that:

         (a) Such Party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof;

         (b) Such Party has taken all corporate action necessary to authorize the execution and delivery of this Agreement and the performance of its obligations under this Agreement and has full power and authority to enter into this Agreement and perform its obligations under this Agreement;

         (c) This Agreement has been duly executed by such Party and constitutes a valid and legally binding obligation of such Party, enforceable in accordance with its terms, subject to and limited by: (i) applicable bankruptcy, insolvency, reorganization, moratorium, and other laws generally applicable to creditors' rights; and (ii) judicial discretion in the availability of equitable relief;

         (d) With the exception of approval by Regulatory Authorities, such Party has obtained, or is not required to obtain, the consent, approval, order, or authorization of any Third Party, or has completed, or is not required to complete, any registration, qualification, designation, declaration or filing with, any Governmental Entity, in connection with the execution and delivery of this Agreement and the performance by such Party of its obligations under this Agreement, including any grant of rights to the other Party pursuant to this Agreement; and

         (e) The execution and delivery of this Agreement, and the performance by such Party of its obligations under this Agreement, including the grant of rights to the other Party pursuant to this Agreement, does not and will not:
(i) conflict with, nor result in any violation of or default under any instrument, judgment, order, writ, decree, contract or provision to which such Party is otherwise bound; (ii) give rise to any lien, charge or encumbrance upon any assets of such Party or the suspension, revocation, impairment, forfeiture or non-renewal of any material permit, license, authorization or approval that applies to such Party, its business or operations or any of its assets or properties; or (iii) conflict with any rights granted by such Party to any Third Party or breach any obligation that such Party has to any Third Party.

         11.2 Representations and Warranties of DURECT. DURECT represents and warrants to Endo that:

         (a) DURECT is the owner of, or has sufficient rights to, all of the Patents, Technical Information and DURECT Trademarks in existence on the Effective Date to manufacture the Product and Finished Product and to grant to Endo the rights granted under this Agreement (including the right to Commercialize the Product, Finished Product and Implanter). To the knowledge of DURECT, as of the Effective Date all of the Patents and DURECT Trademarks are valid, in full force and effect and have been maintained to date, and, except as indicated on Exhibit D with respect to DURECT Trademarks, are not the subject of any interference or opposition proceedings;

         (b) To the knowledge of DURECT, the Parties' manufacture, use or Commercialization of the Product, Finished Product or Implanter or use of the DURECT Trademarks as contemplated by this Agreement will not infringe or otherwise violate any Intellectual Property Right or trademark of any Third Party, and, as of the Effective Date, DURECT is not aware of any asserted or unasserted claims, interferences, oppositions or demands of any Third Party against the Patents or Technical Information or (except as set forth on Exhibit D) the DURECT Trademarks in existence as of the Effective Date;

         (c) The manufacturing facility(ies) owned by DURECT (i) shall be capable of supplying up to *** units of Product and Finished Product during the calendar year in which the First Commercial Sale occurs, including supply for all requirements for Product under this Agreement for clinical trials,
(ii) shall be capable of supplying up to *** units of Product and Finished Product during the *** year following the First Commercial Sale and (iii) the Transfer Fee set forth in this Agreement is DURECT's current best estimate of the commercial terms on which DURECT can sell Finished Product to Endo;

         (d) As of the Effective Date, DURECT has provided Endo, or given Endo access to, true, complete and unredacted copies of all (i) Regulatory Documentation, (ii) agreements (including any letter agreements) between DURECT and ALZA, including all effective amendments to any such agreements (excluding the Product Acquisition Agreement, dated April 14, 2000, concerning ALZET(R) an osmotic, implantable pump for research use in laboratory animals) and (iii) correspondence between ALZA and DURECT which have been retained in DURECT's records as part of its normal course of business, which, in any event: (A) affects or may affect Endo's rights under this Agreement, or (B) to the extent not precluded by confidentiality obligations to ALZA, relates to the Product;

         (e) ALZA has declined any rights it may have to Commercialize the Product under the ALZA Agreement and accordingly has no such rights; and

         (f) As of the Effective Date, DURECT is not developing any New Product or Related Product other than those set forth on Exhibit F.

         11.3 Disclaimer of Other Warranties. EXCEPT AS SET FORTH IN THIS AGREEMENT, THE PARTIES MAKE NO REPRESENTATIONS AND EXTEND NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF QUALITY,
MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT.

         12. RECALL; INDEMNIFICATION; INSURANCE.

         12.1 Investigation; Recall. In the event that the Regulatory Authority in the Territory shall allege or prove that a Product, Finished Product, Implanter or, if Commercialized hereunder, Implant Kit does not comply with applicable rules and regulations in the Territory, Endo shall notify DURECT immediately. The JEC upon the recommendation of the JMC, in consultation with the JCC, shall conduct any appropriate investigation and shall make a determination as to the disposition of any such matter. If Endo is required or if the JEC upon the recommendation of the JMC should deem it appropriate to conduct any recall DURECT and Endo shall bear the costs and expenses associated with such recall, in the proportion of ***% for DURECT and ***% for Endo, unless: (i) the predominant cause of such recall results from DURECT's failure to provide Product, Finished Product, Implanters or, if Commercialized hereunder, Implant Kits in accordance with this Agreement, or unless the predominant cause of such recall results from DURECT's breach of this Agreement or willful wrongdoing, recklessness or gross negligence, in each such case DURECT shall bear all costs and expenses associated with such recall; or (ii) the predominant cause of such recall results from Endo's breach of this Agreement or willful wrongdoing, recklessness or gross negligence, in which case Endo shall bear all costs and expenses associated with such recall.

         12.2 Indemnification by DURECT. DURECT shall indemnify, defend and hold Endo and its Affiliates, and their respective directors, officers, employees and agents (each an "Endo Related Party") harmless from and against any and all damages, losses, judgments, penalties, fines, settlements, and costs and expenses (including reasonable fees of attorneys and other professionals) ("Damages") arising out of Third Party claims relating to the Product, Finished Product or Implanter that result from (i) any failure or alleged failure of any Product, Finished Product or Implanter to satisfy any of the provisions in Section 8.7, (ii) the malfunction or defect in the design or manufacture of the Product, Finished Product or Implanter, (iii) the infringement or other violation of any Third Party Intellectual Property Rights arising out of the manufacture, use or Commercialization of the Product, Finished Product or Implanter under the terms of this Agreement, (iv) the infringement or other violation of any Third Party trademarks with respect to the use by the Parties of the DURECT Trademarks in connection with the Product, Finished Product or Implanter under the terms of this Agreement, (v) any payments due to ALZA under or in connection with the ALZA Agreement or any breach or alleged breach thereof, (vi) any action (or inaction) by DURECT prior to the earlier of the Trial Commencement Date and June 30, 2004, (vii) subject to any surviving obligations of Endo under Section 12.3, any action (or inaction) by DURECT after the date of termination or expiration of this Agreement, or (viii) any other breach by DURECT of this Agreement including breach by DURECT of its representations and warranties hereunder.

         12.3 Indemnification by Endo. Endo shall indemnify, defend and hold DURECT and its Affiliates and their respective directors, officers, employees and agents (each a "DURECT Related Party") harmless from and against any and all Damages arising out of Third Party claims relating to the Product, Finished Product or Implanter that result from: (i) the infringement or other violation of any Third Party trademarks with respect to the use by the Parties of the Endo Trademarks in connection with the Product, Finished Product or Implanter under the terms of this Agreement, (ii) any breach by Endo of this Agreement, including breach by Endo of its representations and warranties hereunder; or (iii) the wrongful promotion or marketing of the Finished Product or Implanter by Endo, its Sublicensees, Affiliates and designees (other than as covered by the indemnity from DURECT to Endo for infringement or violation of Third Party Intellectual Property Rights pursuant to Sections 12.2(iii) and (iv)).

         12.4 Shared Liability. In the event Damages arise out of Third Party claims which are subject to indemnification by Endo under Section 12.3 and also subject to indemnification by DURECT under Section 12.2, then the Parties shall indemnify each other to the extent of their respective liability for the Damages. Any Damages which arise out of Third Party claims which are not subject to indemnification by Endo under Section 12.3 or by DURECT under
Section 12.2 shall be shared *** by the Parties, and the Parties shall jointly and by mutual agreement defend or settle such claims. In the event that the Parties cannot agree to their respective indemnity obligations hereunder, a Party shall be free at any time to resolve the respective indemnity obligations of the Parties under this Section 12 pursuant to the arbitration provisions set forth in Section 16.13.

         12.5 Indemnification Procedure. Upon receipt by the Party or Related Party seeking indemnification hereunder (an "Indemnified Party") of notice of any action, suit, proceeding, claim, demand or assessment against such Indemnified Party which might give rise to Damages, the Indemnified Party shall give prompt written notice thereof to the Party from which indemnification is sought (the "Indemnifying Party") indicating the nature of claim and the basis therefor, provided that the failure to give such prompt notice shall not relieve the Indemnifying Party of its obligations hereunder except to the extent the Indemnifying Party or the defense of any such claim is materially prejudiced thereby. The Indemnifying Party shall have the right, at its option, to assume the defense of, at its own expense and by its own counsel, any such claim involving the asserted liability of the Indemnified Party. If any Indemnifying Party shall undertake to compromise or defend any such asserted liability, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party shall agree to cooperate fully with the Indemnifying Party and its counsel in the compromise of, or defense against, any such asserted liability; provided, however, that the Indemnifying Party shall not, as part of any settlement or other compromise, admit to liability or agree to an injunction without the written consent of the Indemnified Party. Notwithstanding an election by the Indemnifying Party to assume the defense of any claim as set forth above, such Indemnified Party shall have the right (at its own expense if the Indemnifying Party has elected to assume such defense) to employ separate counsel and to participate in the defense of any claim.

         12.6 Cost of Enforcement. All costs and expenses incurred by an Indemnified Party in connection with enforcement of its rights under Sections
12.2 and 12.3, as applicable, shall also be reimbursed by the Indemnifying Party promptly after final determination that such Indemnified Party is entitled to such indemnification by the Indemnifying Party.

         12.7 Limitation on Damages. EXCEPT WITH RESPECT TO THE WILLFUL WRONGDOING, RECKLESSNESS OR GROSS NEGLIGENCE OF A PARTY, A PARTY SHALL NOT BE LIABLE TO THE OTHER, WHETHER PURSUANT TO THE FOREGOING INDEMNIFICATION OBLIGATIONS OR OTHERWISE, FOR SPECIAL, EXEMPLARY OR CONSEQUENTIAL DAMAGES, INCLUDING BUSINESS INTERRUPTION OR LOST PROFITS, OR PUNITIVE DAMAGES; PROVIDED, HOWEVER, THIS EXCLUSION IS NOT INTENDED TO, NOR SHALL, EXCLUDE ACTUAL OR COMPENSATORY DAMAGES OF THE AFFECTED PARTY, INCLUDING SPECIAL, EXEMPLARY OR CONSEQUENTIAL DAMAGES OWED TO THIRD PARTIES AS A RESULT OF A THIRD PARTY CLAIM.

         12.8 Insurance. Each Party shall carry and maintain in full force and effect while this Agreement is in effect the following insurance in amounts no less than that specified for each type (as may be increased at any time as specified by the JEC, or as the Parties may be permitted by the JEC to self-insure based on presentations to the JEC of the capability to so self-insure):

         (a) Comprehensive general liability insurance with combined limits of not less than *** per occurrence and *** per accident for bodily injury, including death, and property damage;

         (b) Workers' compensation insurance in the amounts required by the law of the state(s) in which such Party's workers are located;

         (c) Products liability insurance with a policy limit of at least *** per occurrence and in the aggregate until First Commercial Sale of the Product, and thereafter with a policy limit of at least *** per occurrence and in the aggregate.

         Each Party hereto shall name the other Party hereto as an "additional insured" on all policies relating to the insurance described in this Section
12.8. Each Party upon request shall provide the other with evidence of such insurance. Each Party shall provide to the other *** prior written notice of any proposed cancellation, termination, reduction or change in its coverage.

         13. TERM; TERMINATION; ADDITIONAL RIGHTS.

         13.1 Term. This Agreement shall become effective as of the Effective Date and, unless earlier terminated pursuant to the other provisions of this
Section 13, shall remain in effect for so long as Endo is exercising its rights pursuant to Section 3.1(d) or (e).

         13.2 Termination for Cause. Either Party ("Non-Breaching Party") may, without prejudice to any other remedies available to it at law or in equity, terminate this Agreement, effective upon written notice of termination, in the event that the other Party (as used in this Section 13.2, the "Breaching Party") shall have breached or defaulted in the performance of any of its material obligations hereunder (a "Termination Event"), and such Termination Event shall have continued for *** after written notice of such Termination Event was provided to the Breaching Party by the Non-Breaching Party (or, if such Termination Event cannot reasonably be cured within such *** period, then one additional *** period if the Breaching Party has commenced and diligently continued actions to cure such Termination Event during such initial *** period); provided, however, that notwithstanding anything to the contrary in this Section 13.2 or in this Agreement, DURECT may not terminate this Agreement unless (i) Endo in the performance of its material obligations hereunder has committed a bad faith, intentional breach or default, (ii) Endo fails to comply with a final arbitration decision within *** of such decision being entered pursuant to Section 16.13, or (iii) ALZA terminates the ALZA Agreement in accordance with the terms thereof as a result of Endo's breach or default in the performance of a material obligation under this Agreement; provided that DURECT provides Endo with immediate written notice upon becoming aware of any such breach or default hereunder and uses all commercially reasonable efforts to assist Endo, at Endo's expense, to cure such breach or default. Failure to pay any amounts due under this Agreement within *** after written notice that such amounts are overdue (and subject to the dispute procedures in Section 4.6(b) and 8.6(b)) shall be deemed a material breach of this Agreement.

         13.3 Additional Termination Rights by Endo.

         (a) Endo shall have the right, upon 10 days' prior written notice to DURECT setting forth the reasons therefor, to have the JEC determine whether or not there exists a significant concern regarding a regulatory or patient safety issue that would seriously impact the long term viability of the Product; provided that Sections 2.1(d)(ii) and (iii) shall not apply with respect to such matter. If the JEC cannot reach agreement regarding such a question, then the matter shall be resolved in accordance with the Accelerated Arbitration Provisions of Section 16.13(b). This Agreement shall immediately terminate upon a finding by the JEC or arbitrators, as the case may be, that there exists a significant concern regarding a regulatory or patient safety issue that would seriously impact the long term viability of the Product. In such event, Endo shall pay to DURECT before or on the effective date of termination a termination fee equal to ***% of any then-outstanding payment obligations of DURECT's contractual obligations to Third Parties as set forth under the Product Development Plan and to Third Party Manufacturers. Notwithstanding the foregoing, in the event such a significant concern arises during or immediately following the First Trial, Endo shall have the right to terminate this Agreement pursuant to this Section 13.3(a) without having to obtain the JEC's or the arbitrator's determination and without being obligated to pay any then-outstanding payment obligations as set forth in the immediately preceding sentence.

         (b) Following the one-year anniversary of the Effective Date, Endo shall have the right in its sole discretion to terminate this Agreement, if not terminated by Endo under any other provision of this Agreement, effective immediately upon giving DURECT notice of such termination, provided that (i) if Endo provides such termination notice prior to the second anniversary of the Effective Date , then Endo shall pay to DURECT an amount equal to 35% of the remaining Development Costs (if, and to the extent, Endo is obligated to make such payments under Section 4.6(c)) set forth in the Summary Development Plan for the 12-month period following such termination, or, (ii) if Endo provides such termination notice after the second anniversary of the Effective Date, then Endo shall pay to DURECT an amount equal to 25% of the remaining Development Costs (if, and to the extent, Endo is obligated to make such payments under Section 4.6(c)) set forth in the Summary Development Plan for the 12-month period following such termination; provided that in the case of either of the foregoing clauses (i) and (ii), (A) Endo shall only be obligated to pay DURECT amounts under this Section 13.3(b) when such Development Costs are actually due and owing during the twelve-month period following such termination and (B) in any event, Endo shall not be obligated to pay more than $10,000,000 in the aggregate in the event of a termination under this 13.3(b). Such termination shall be effective 30 days following written notice of termination by Endo under this Section 13.3(b).

         (c) In the event that, in connection with the protocol for the first Placebo-Controlled Study, DURECT receives a final Special Protocol Assessment Letter, or the like, from the FDA that requires *** in connection with the administration of the Product and/or any one or more of the following *** measures following administration of the Product, such as: (i) ***, (ii) ***,
(iii) *** or (iv) ***, then Endo shall have the right to terminate this Agreement effective upon *** days' written notice with no further rights or obligations hereunder (other than those rights or obligations which are expressly indicated herein to survive termination or expiration of this Agreement).

         (d) In the event that the Trial Commencement Date shall not have occurred on or before December 31, 2003, Endo shall have the right to terminate this Agreement effective upon *** days' written notice with no further rights or obligations hereunder (other than those rights or obligations which are expressly indicated herein to survive termination or expiration of this Agreement); provided that such written notice is delivered to DURECT no later than January 31, 2004.

         (e) In the event that the Trial Commencement Date shall not have occurred on or before June 30, 2004, Endo shall have the right to terminate this Agreement effective upon *** days' written notice with no further rights or obligations hereunder (other than those rights or obligations which are expressly indicated herein to survive termination or expiration of this Agreement); provided that such written notice is delivered to DURECT no later than July 31, 2004.

         (f) In the event that DURECT has not complied in all material respects with its obligations under the Common Stock Purchase Agreement (including registration of the shares of DURECT Common Stock pursuant to Section 8(a) thereof), Endo shall have the right to terminate this Agreement effective upon *** days' written notice with no further rights or obligations hereunder (other than those rights or obligations which are expressly indicated herein to survive termination or expiration of this Agreement).

         13.4 Termination in Connection With Additional Studies. If, pursuant to Section 4.7, the PDC does not receive the approval of the JEC to undertake the additional clinical studies required by the FDA within *** days of making its formal recommendation of its conclusions to the JEC, then Endo may terminate this Agreement effective immediately upon giving DURECT notice of such termination. In the event of such a termination by Endo, DURECT shall pay to Endo *** of all proceeds and other consideration received by DURECT and its Affiliates in the subsequent *** years in connection with sales of (or permitting Third Parties to sell) Product or Finished Product in the Territory, pursuant to the payments and reports procedures set forth in
Section 7 (substituting DURECT for Endo and Endo for DURECT, and the proceeds under this Section 13.4 for Distribution Fees, therein). In the event that Endo does not elect to terminate this Agreement under this Section 13.4, then
(i) Endo may elect to pay for such additional clinical studies required by the FDA, and shall be entitled to reduce (A) by ***% any payments otherwise due and owing to DURECT hereunder until Endo has recovered through such reductions an amount equal to *** % of all costs incurred by Endo in connection with such additional clinical studies and (B) the Distribution Fee by *** for a period of *** years from such election, or (ii) if Endo does not so elect to pay for such additional clinical studies required by the FDA, then DURECT may elect to pay for such additional clinical studies and shall be entitled to receive from Endo an increase of (A) ***% of any payments otherwise due and owing to DURECT hereunder until DURECT has recovered through such increases an amount equal to ***% of all costs incurred by DURECT in connection with such additional clinical studies and (B) *** of the Distribution Fee for a period of *** years from such election. The other Party shall fully cooperate with the Party paying for such additional clinical studies under this Section 13.4. If neither Party elects to pay for any such additional clinical studies, then this Agreement shall terminate.

         13.5 Termination in Connection with Bankruptcy. Any Party may terminate this Agreement (or, at its option, Sections 3.6 or 3.7) effective immediately in the event that the other Party (i) has become insolvent or has been dissolved or liquidated, filed or has filed against it, a petition, case or other proceeding under any Bankruptcy Laws, and such petition, case or proceeding is not dismissed within 60 days of the filing; (ii) makes a general assignment for the benefit of creditors; or (iii) has a receiver, custodian, trustee or other Person exercising similar functions appointed for all or substantially all of its assets.

         13.6 Effect of Expiration or Termination. If this Agreement expires or is terminated by any Party pursuant to this Section 13, all rights and obligations of the Parties hereunder shall terminate except as specified in
Section 13.9, and in addition to any other remedies available to the Parties at law or in equity: (i) Endo shall promptly transfer to DURECT copies of all data, reports, records and materials in its possession or control that relate solely to the Product, Finished Product and Implanter, and return to DURECT all relevant records and materials in its possession or control containing Confidential Information of DURECT (provided that Endo may keep one copy of such Confidential Information of DURECT for archival purposes only); (ii) Endo shall transfer to DURECT, or shall cause its designees to transfer to DURECT, ownership of all INDs, Registration Applications, Registrations and other regulatory filings made or filed for the Product (to the extent that any are held in Endo's name), if permitted by applicable laws and regulations; (iii) Endo shall assign to DURECT, and hereby does assign, conditioned upon and effective only upon the termination or expiration of this Agreement, with no additional consideration all of Endo's right, title and interest in the Co-Owned Trademarks (which shall thereafter be deemed DURECT Trademarks) including all goodwill associated therewith, (iv) Endo shall execute, acknowledge and deliver such further instruments, and do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Section 13.6 (subject to DURECT reimbursing all reasonable out-of-pocket expenses incurred by Endo in connection therewith), and (v) DURECT shall promptly return to Endo all relevant records and materials in DURECT's possession or control containing Confidential Information of Endo (provided that DURECT may keep one copy of such Confidential Information of Endo for archival purposes only).

         13.7 Additional Rights. In the event that a Party ("Exercising Party") exercises its rights pursuant to Sections 3.5, 8.11, 8.15 or 13.8, and without limiting any other rights or remedies available to the Exercising Party, the other Party ("Responding Party") shall, at the election of the Exercising Party or its designees exercised within *** of the Exercising Party or its designees' notice to the Responding Party, promptly and free of charge:

         (a) deliver to the Exercising Party or its designees all Technical Information in the Responding Party's possession or under its control necessary for such Exercising Party to exercise its rights; and

         (b) cooperate with and provide promptly to the Exercising Party all reasonable assistance to enable the Exercising Party to exercise its rights as effectively and expeditiously as possible.

         13.8 Nature of Licenses. All rights and licenses granted pursuant to this Agreement are, and shall otherwise be deemed to be, for purposes of 11 U.S.C. 365(n) of the Bankruptcy Laws, licenses of rights to "intellectual property" as defined under 11 U.S.C. 101(35A) of the Bankruptcy Laws. The Parties agree that Endo, as a licensee of such rights under this Agreement, shall retain and may fully exercise all of its rights, including any right to enforce any exclusivity provision of this Agreement, remedies, and elections under the Bankruptcy Laws. To the fullest extent permitted by law, the Parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against DURECT under the Bankruptcy Laws, Endo shall be entitled to all applicable rights under 11 U.S.C. 365(n) of the Bankruptcy Laws, including copies and access to, as appropriate, any such intellectual property and all embodiments of such intellectual property upon written request therefor by Endo, and such, if not already in its possession, shall be promptly delivered to Endo.

         13.9 Accrued Rights; Surviving Obligations.

         (a) Termination or expiration of this Agreement for any reason shall be without prejudice to any rights that shall have accrued to the benefit of any Party prior to such termination or expiration, including any remedies available to a Party with respect to a breach or default by the other Party hereunder. Such termination or expiration shall not relieve any Party from obligations which are expressly indicated herein to survive termination or expiration of this Agreement.

         (b) All of the Parties' rights and obligations under, and/or the provisions contained in, Sections 1, 3.4(c), 3.8, 4.1(e), 4.2, 6.5(a), 7.3-7.5, 9.1, 10, 12, 13.4, 13.6, 13.9 and 16 shall survive termination or expiration of this Agreement.

         14. FORCE MAJEURE.

         14.1 Events of Force Majeure. Except where expressly provided for herein, neither Party shall be held liable or responsible to the other Party nor be deemed to be in default under, or in breach of any provision of, this Agreement for failure or delay in fulfilling or performing any obligation of this Agreement to the extent that such failure or delay is due to Force Majeure, and without the willful wrongdoing, recklessness or gross negligence of the Party so failing or delaying. For purposes of this Agreement, "Force Majeure" is defined as causes beyond the reasonable control of the Party, including acts of God; changes in regulations or laws of any government; war; civil commotion; destruction of production facilities or materials by fire, flood, earthquake, explosion or storm; labor disturbances; epidemic; and failure of public utilities or common carriers. In such event that the ability of DURECT or Endo to perform its obligations under this Agreement, as the case may be, shall be so affected, the affected Party shall immediately notify the other Party of such inability and of the period for which such inability is expected to continue. The Party giving such notice shall thereupon be excused from such of its obligations under this Agreement as it is thereby disabled from performing for so long as it is so disabled and the 30 days thereafter. To the extent possible, each Party shall use all commercially reasonable efforts to minimize the duration of any Force Majeure.

         15. ENDO'S RIGHT TO CURE ON BEHALF OF DURECT.

         15.1 Endo's Right to Cure. If DURECT at any time during the term of this Agreement, defaults in its monetary obligations (or any non-monetary default) with respect to any Third Party contractual obligation (including under the ALZA Agreement or a Third Party Manufacturing Agreement), which default could give rise, whether immediately or with the passage of time, to termination of such agreement or restriction of DURECT's rights thereunder in a manner that adversely affects the rights granted by DURECT to Endo under this Agreement, then Endo shall, at its option, in its sole discretion, be entitled to cure any and all such defaults on DURECT's behalf. Any payments or other financial accommodations or consideration made by Endo in order to cure such defaults shall be offset against any fees and payments due to DURECT under this Agreement, with annual interest for any amount paid by Endo at a rate of prime plus *** (or the maximum rate permitted by applicable law, whichever is less). DURECT shall give prompt written notice to Endo of any actual or alleged breaches or defaults which are or potentially are within the scope of this Section 15.1. Any rights provided to Endo under this Section
15.1 shall be in addition to any other rights or remedies available to Endo under this Agreement, at law or equity.

         16. MISCELLANEOUS.

         16.1 Relationship of Parties. Nothing in this Agreement is intended or shall be deemed to constitute a partnership, agency, employer-employee or joint venture relationship between the Parties. No Party shall incur any debts or make any commitments for the other, except to the extent, if at all, specifically provided herein.

         16.2 Assignment. Neither Party shall assign this Agreement or its rights or obligations hereunder without the express written consent of the other Party hereto, except that either Party may assign or transfer this Agreement and its rights and obligations hereunder without the consent of the other Party to (i) an Affiliate, (ii) any assignee of all or substantially all of its business, or (iii) its successor in the event of its merger, consolidation or involvement in a similar transaction. An assignment or transfer by a Party pursuant to this Section 16.2 shall be binding on its successors or assigns. No such assignment or transfer shall be valid or effective unless done in accordance with this Section 16.2.

         16.3 Books and Records. Any books and records to be maintained under this Agreement by a Party or its Affiliates shall be maintained in accordance with GAAP.

         16.4 Further Actions. Each Party shall execute, acknowledge and deliver such further instruments, and do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

         16.5 Notice. Any notice, request or other communication required or permitted to be given under or in connection with this Agreement shall be deemed to have been sufficiently given if in writing and personally delivered or sent by certified mail (return receipt requested), facsimile transmission (receipt verified), or overnight express courier service (signature required), prepaid, to the Party for which such notice is intended, at the address set forth for such Party below:

                           In the case of DURECT, to:

                           DURECT Corporation
                           10240 Bubb Road
                           Cupertino, CA  95014
                           Attention: General Counsel
                           Facsimile No:    (408) 777-3577
                           Telephone No.:  (408) 777-1417


                           In the case of Endo, to:

                           Endo Pharmaceuticals Inc.
                           100 Painters Dr.
                           Chadds Ford, PA  19317
                           Attention: General Counsel
                           Facsimile No:    (610) 558-9684
                           Telephone No.:  (610) 558-9800


or to such other address for such Party as it shall have specified by like notice to the other Party, provided that notices of a change of address shall be effective only upon receipt thereof. If delivered personally or by facsimile transmission, the date of delivery shall be deemed to be the date on which such notice or request was given. If sent by overnight express courier service, the date of delivery shall be deemed to be the next business day after such notice or request was deposited with such service. If sent by certified mail, the date of delivery shall be deemed to be the third business day after such notice or request was deposited with the U.S. Postal Service.

         16.6 Use of Name. Except as otherwise provided herein, DURECT, on the one hand, and Endo on the other hand, shall not have any right, express or implied, to use in any manner the name or other designation of the other or any other trade name, trademark or logos of the other (including the DURECT Trademarks and Endo Trademarks, respectively) for any purpose.

         16.7 Public Announcements; Disclosures. Except as permitted by
Section 10.4 or as required by law, none of the Parties shall make any public announcement or non-confidential disclosure concerning this Agreement, or the Product, Finished Product or Implanter in the Field in the Territory, without the prior written approval of the other Party.

         16.8 Waiver. A waiver by any Party of any of the terms and conditions of this Agreement in any instance shall not be deemed or construed to be a waiver of such term or condition for the future, or of any subsequent breach hereof. All rights, remedies, undertakings, obligations and agreements contained in this Agreement shall be cumulative and none of them shall be in limitation of any other remedy, right, undertaking, obligation or agreement of either Party.

         16.9 Compliance with Law. Nothing in this Agreement shall be deemed to permit a Party to export, reexport or otherwise transfer any Product sold under this Agreement without compliance with applicable laws.

         16.10 Severability. When possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

         16.11 Amendment. No amendment, modification or supplement of any provisions of this Agreement shall be valid or effective unless made in writing and signed by a duly authorized officer of each Party. DURECT shall not, without the prior written consent of Endo, amend, terminate or otherwise modify the ALZA Agreement, in each case in any way that would, individually or in the aggregate, adversely affect (a) Endo's rights under this Agreement or
(b) the ability of DURECT to perform its obligations under this Agreement.

         16.12 Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware without regard to conflicts of law principles.

         16.13 Arbitration.

         (a) Except as expressly otherwise provided in this Agreement, any dispute arising out of or relating to the interpretation of any provisions of this Agreement or the failure of either Party to perform or comply with any obligation of such Party pursuant to this Agreement or the breach, termination or validity thereof ("Dispute"), shall be exclusively and finally settled by arbitration under the Commercial Arbitration rules of the American Arbitration Association ("AAA") then in effect (the "Rules"), as modified by the terms set forth in this Section 16.13(a):

            (i) The place of arbitration of any Dispute shall be in Wilmington, Delaware. Such arbitration shall be conducted by three arbitrators, one appointed by each of Endo and DURECT and the third selected by the party-appointed arbitrators. Each arbitrator shall be neutral and impartial and shall have relevant experience in the pharmaceutical industry. Endo and DURECT shall make their respective appointments within 20 business days of receipt by the respondent of a copy of the demand for arbitration. Such party-appointed arbitrators shall select the third arbitrator within 20 business days of the appointment of the second arbitrator. If any arbitrator is not timely appointed, on the request of any Party such arbitrator shall be appointed by the AAA in accordance the listing, striking and ranking provisions in the Rules. The arbitrators shall render an award as expeditiously as possible; if practicable, within six months after the appointment of the third arbitrator.

            (ii) Any award rendered by the arbitrators shall be final and binding upon the Parties. Judgment upon any award rendered may be entered in any court having jurisdiction, or application may be made to such court for a judicial acceptance of the award and an order of enforcement, as the case may be. Except as provided in Section 12.6, each Party shall pay its own expenses of arbitration, and the fees and expenses of the arbitrators shall be equally shared between Endo and DURECT. Any costs or fees (including attorney's fees and expenses) incident to enforcing the award shall be charged against the Party resisting such enforcement.

            (iii) This Section 16.13(a) shall not prohibit a Party from seeking preliminary injunctive relief in aid of arbitration from a court of competent jurisdiction in the event of a breach or prospective breach of this Agreement by any other Party which would cause irreparable harm to the Party seeking such relief. Without prejudice to such provisional remedies as may be available under the jurisdiction of a court, the arbitrators shall have full authority to grant provisional remedies and to direct the Parties to request that any court modify or vacate any temporary or preliminary relief issued by such court, and to award damages for the failure of any Party to respect the arbitrators' orders to that effect.

         (b) Whenever a Dispute is expressly designated in this Agreement as one to be resolved through the Accelerated Arbitration Provisions, then such Dispute shall be finally settled by arbitration under the then current AAA Expedited Procedures applicable to the Rules ("Expedited Rules") and in accordance with the terms set forth in this Section 16.13(b) (the "Accelerated Arbitration Provisions"):

            (i) The place of arbitration shall be Wilmington, Delaware. Such arbitration shall be conducted by a single neutral and impartial arbitrator agreed upon by the Parties within five days of receipt by respondent of a copy of the demand for arbitration. If the Parties fail to timely agree, on the request of any Party, such arbitrator shall be appointed by the AAA in accordance with the Expedited Rules. The Dispute shall be resolved by submission of documents unless the arbitrator determines (or the Parties agree) that an oral hearing is necessary. The award shall be rendered, if practicable, within 45 days of the appointment of the arbitrator.

            (ii) Any award rendered by the arbitrator shall be final and binding upon the Parties. Judgment upon any award rendered may be entered in any court having jurisdiction, or application may be made to such court for a judicial acceptance of the award and an order of enforcement, as the case may be. Each Party shall pay its own expenses of arbitration, and the fees and expenses of the arbitrator shall be equally shared between Endo and DURECT. Any costs or fees (including attorney's fees and expenses) incident to enforcing the award shall be charged against the party resisting such enforcement.

            (iii) This Section 16.13(b) shall not prohibit a Party from seeking preliminary injunctive relief in aid of arbitration from a court of competent jurisdiction in the event of a breach or prospective breach of this Agreement by any other Party which would cause irreparable harm to the Party seeking such relief. Without prejudice to such provisional remedies as may be available under the jurisdiction of a court, the arbitrator shall have full authority to grant provisional remedies and to direct the Parties to request that any court modify or vacate any temporary or preliminary relief issued by such court, and to award damages for the failure of any Party to respect the arbitrator's orders to that effect.

         16.14 Entire Agreement. This Agreement (together with the Common Stock Purchase Agreement) constitutes the entire agreement among the Parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, among the Parties with respect to the subject matter of this Agreement.

         16.15 Parties in Interest. All of the terms and provisions of this Agreement shall be binding upon, inure to the benefit of and be enforceable by the Parties hereto and their respective permitted successors and assigns.

         16.16 No Third Party Beneficiaries. Nothing in this Agreement is intended to confer on any Person other than DURECT or Endo any rights or obligations under this Agreement, and there are no intended Third Party beneficiaries to this Agreement.

         16.17 Descriptive Headings; Certain Terms. The descriptive headings of this Agreement are for convenience only, and shall be of no force or effect in construing or interpreting any of the provisions of this Agreement. The term "including" when used herein shall be interpreted to mean "including but not limited to", except in Exhibits A and B for Fully Burdened Manufacturing Costs and Development Costs.

         16.18 Fees and Payments. All fees and payments made by one Party to the other under this Agreement shall be deemed non-refundable unless expressly provided to the contrary herein.

         16.19 Counterparts. This Agreement may be executed simultaneously in any number of counterparts, any one of which need not contain the signature of more than one Party but all such counterparts taken together shall constitute one and the same agreement.





                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]


IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed by its duly authorized representative as of the day and year first above written.

                                  DURECT Corporation

                                  By:    /S/ JAMES E. BROWN

                                       Name:   James E. Brown
                                       Title:  President and
                                               Chief Executive Officer


                                  Endo Pharmaceuticals Inc.

                                  By: /S/ CAROL A. AMMON

                                       Name:   Carol A. Ammon
                                       Title:  Chairman and
                                               Chief Executive Officer

                 EXHIBIT A- Fully Burdened Manufacturing Costs



"Fully Burdened Manufacturing Costs" shall mean *** .

                         EXHIBIT B- Development Costs





Development Costs are equal to ***.



                  EXHIBIT C- Examples of Development Expenses





                                      ***

                                    EXHIBIT D- DURECT Trademarks

--------------------------- ------------- ------------------- ------------------------------------- ----------------------

Mark                        Country       Appln. No.          Goods                                 Status
--------------------------- ------------- ------------------- ------------------------------------- ----------------------

CHRONOGESIC(TM)           Canada        1117897             Pharmaceuticals for the treatment     Pending
                                                              of pain; analgesics; and drug
(Class 5)                                                     delivery devices containing
                                                              medications for the treatment of
                                                              pain, namely implantable devices
                                                              for the delivery of pain medication
                                                              by implantation and release in the
                                                              human body
--------------------------- ------------- ------------------- ------------------------------------- ----------------------

CHRONOGESIC(TM)1          U.S.          75/658,684          Pharmaceuticals, namely analgesics    Allowed for
                                                                                                    registration.
(Class 5)                                                                                           Statement of Use
                                                                                                    accepted July 31,
                                                                                                    2002
--------------------------- ------------- ------------------- ------------------------------------- ----------------------

CHRONOGESIC(TM)           U.S.          76/270,055          Pharmaceuticals for the treatment     *** - see endnote 1
                                                              of pain; analgesics; and drug
(Class 5)                                                     delivery devices containing
                                                              medications for the treatment of
                                                              pain, namely implantable devices
                                                              for the delivery of pain medication
                                                              by implantation and release in the
                                                              human body.
--------------------------- ------------- ------------------- ------------------------------------- ----------------------

DURECT                      Canada        1019851             Prescription pharmaceuticals,         ***
                                                              namely, pharmaceuticals prescribed
(Class 5)                                                     by physicians and delivered by
                                                              means of implantable drug delivery
                                                              methods for the treatment of
                                                              chronic diseases of the central
                                                              nervous systems, cardio-vascular
                                                              disease, occlusions of blood
                                                              vessels and grafts, ear disorders,
                                                              cancer, spasticity, failed back
                                                              pain, spinal cord injuries,
                                                              neuro-degenerative diseases, and
                                                              chronic pain; and drug delivery
                                                              devices containing medications,
                                                              namely implantable devices for
                                                              delivery of drugs by implantation
                                                              and release of medications in the
                                                              human body.
--------------------------- ------------- ------------------- ------------------------------------- ----------------------

DURECT                      Canada        1071762             Miniature fluid dispensers for        ***
                                                              experimental use in laboratory
(Class 10)                                                    animals and in vitro; implantable
                                                              and non-implantable pumps for use
                                                              in dispensing fluids and
                                                              medications into animals for
                                                              scientific use; surgical, medical,
                                                              dental and veterinary instruments
                                                              and apparatus, namely speculum,
                                                              measuring devices, sizing devices
                                                              and surgical insertion instruments;
                                                              products and instruments for
                                                              delivery of fluids to the ear and
                                                              for the treatment of ear disorders,
                                                              namely ear catheters; implantable
                                                              and non-implantable pumps sold
                                                              without medication for use in
                                                              dispensing fluids and medications
                                                              into humans and animals.
--------------------------- ------------- ------------------- ------------------------------------- ----------------------

DURECT                      U.S.          75/625,710          Prescription pharmaceuticals,         ***
                                                              namely, pharmaceuticals prescribed
(Class 5)                                                     by physicians and delivered by
                                                              means of implantable drug delivery
                                                              methods for the treatment of
                                                              chronic diseases of the central
                                                              nervous systems, cardio-vascular
                                                              disease, occlusions of blood
                                                              vessels and grafts, ear disorders,
                                                              cancer, spasticity, failed back
                                                              pain, spinal cord injuries,
                                                              neuro-degenerative diseases, and
                                                              chronic pain; and drug delivery
                                                              devices containing medications,
                                                              namely implantable devices for
                                                              delivery of drugs by implantation
                                                              and release of medications in the
                                                              human body.
--------------------------- ------------- ------------------- ------------------------------------- ----------------------

DURECT                      U.S.          76/137,001          Surgical, medical, dental, and        Approved for
                                                              veterinary instruments and            Publication August
(Class 10)                                                    apparatus, namely, speculum;          5, 2002.
                                                              products and instruments for the
                                                              delivery of fluids to the ear and
                                                              for the treatment of ear disorders,
                                                              namely, ear catheters; implantable
                                                              and non-implantable pumps sold
                                                              without medication for use in
                                                              dispensing fluids and medications
                                                              into humans and animals; measuring
                                                              devices, diagnostic devices, sizing
                                                              devices and surgical insertion
                                                              instruments used in connection with
                                                              products and instruments for the
                                                              delivery of fluids to the ear and
                                                              for the treatment of ear disorders.
--------------------------- ------------- ------------------- ------------------------------------- ----------------------




                                     EXHIBIT E - Endo Trademarks

----------------------------- -------------- ----------------------- ---------------------------- -----------------------------

Mark                          Country        Appln./Reg. No.         Goods                        Status
----------------------------- -------------- ----------------------- ---------------------------- -----------------------------

ENDO                          U.S.           2004648                 House mark for a full line   Registered
                                                                     of pharmaceutical
                                                                     preparations.                October 1, 1996.
----------------------------- -------------- ----------------------- ---------------------------- -----------------------------

ENDO (Stylized)               U.S.           2189503                 House mark for a full line   Registered
                                                                     of pharmaceutical
                                                                     preparations.                September 15, 1998.
----------------------------- -------------- ----------------------- ---------------------------- -----------------------------

ENDO LABORATORIES             U.S.           2317044                 House mark for a full line   Registered
                                                                     of pharmaceutical
                                                                     preparations.                February 8, 2000.
----------------------------- -------------- ----------------------- ---------------------------- -----------------------------

Endo Logo                     U.S.           Newly Filed             House mark for a full line   Pending
                                                                     of pharmaceutical
                                                                     preparations.                Filed September 25, 2002.
----------------------------- -------------- ----------------------- ---------------------------- -----------------------------

                        EXHIBIT F - DURECT New Products and Related Products
                              Development Projects as of Effective Date
New Products

***

Related Products

***


                              EXHIBIT G - Patents

I. PATENTS OWNED BY DURECT

***

II. PATENTS OWNED BY ALZA

Those patents owned by ALZA in the Territory under which DURECT has a license pursuant to Section 5.1(a) of the ALZA Agreement.


                                  EXHIBIT H -
       Initial Members (including co-chairpersons and secretary) of JEC

DURECT MEMBERS
***
ENDO MEMBERS
***
SECRETARY
***


                                  EXHIBIT I -
         Initial Members (including chairperson and secretary) of PDC

DURECT MEMBERS
***
ENDO MEMBERS
***

SECRETARY
***

                                  EXHIBIT J -
         Initial Members (including chairperson and secretary) of JCC

ENDO MEMBERS
***
DURECT MEMBERS
***
SECRETARY
***

                                  EXHIBIT K -
         Initial Members (including chairperson and secretary) of JMC

DURECT MEMBERS
***
ENDO MEMBERS
***

SECRETARY
***


                     EXHIBIT L - Initial Alliance Managers

DURECT
***

ENDO
***
            EXHIBIT M - Examples of Calculation of Distribution Fee



                                      ***




                         EXHIBIT N - DURECT Activities



                                      ***

                  EXHIBIT O - Common Stock Purchase Agreement


COMMON STOCK PURCHASE AGREEMENT

         THIS COMMON STOCK PURCHASE AGREEMENT (the "Agreement") is made and entered into as of November 8, 2002, by and between Durect Corporation, a Delaware corporation (the "Company") and Endo Pharmaceuticals Inc., a Delaware corporation (the "Purchaser").

         1. Authorization and Sale of the Shares. Upon the terms and subject to the conditions of this Agreement, the Company has authorized the issuance and sale of 1,533,742 shares (the "Shares") of its common stock, par value $0.0001 per share (the "Common Stock").

         2. Agreements to Sell and Purchase. On the basis of the representations and warranties contained in this Agreement, and subject to the conditions set forth in this Agreement, the Company agrees to sell to the Purchaser, and the Purchaser agrees to purchase from the Company 1,533,742 Shares, for an aggregate purchase price of $4,999,998.92 (the "Purchase Price").

         3. Closing; Payment and Delivery. The purchase and sale of the Shares (the "Closing") shall take place at the offices of Venture Law Group, 2775 Sand Hill Road, Menlo Park, California, at 2:00 p.m. on Tuesday, November 12, 2002, or at such other time and place as the Company and the Purchaser shall mutually agree. Certificates for the Shares shall be registered in the name of the Purchaser. The certificates evidencing the Shares shall be delivered to the Purchaser at the Closing, with any transfer taxes to be paid by the Company.

         4. Conditions to the Company's Obligations. The Company's obligation to issue and sell the Shares to the Purchaser is subject to the following conditions:

            (a) Receipt by the Company of the Purchase Price in immediately available funds, by wire transfer to an account designated by the Company to the Purchaser in writing five days prior to the Closing Date.

            (b) Accuracy of the representations and warranties made by the Purchaser and the fulfillment in all material respects of those undertakings of the Purchaser to be fulfilled prior to the Closing.

            (c) The Development, Commercialization, Supply and License Agreement, dated as of November 8, 2002 (the "Development Agreement") shall have been executed and delivered by the parties hereto.

         5. Conditions to the Purchaser's Obligations. The obligations of the Purchaser to purchase and pay for the Shares on the Closing Date are subject to the following conditions:

            (a) The Purchaser shall have received on the Closing Date stock certificates evidencing the Shares duly endorsed in blank, or accompanied by stock powers duly executed in blank in proper form for transfer (affixed with all required stamps evidencing payment of transfer taxes).

            (b) The Purchaser shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

            (c) The Purchaser shall have received on the Closing Date an opinion of Venture Law Group, A Professional Corporation, counsel for the Company, dated the Closing Date, in the form set forth as Exhibit A. Such opinion shall be rendered to the Purchaser at the request of the Company and shall so state therein.

            (d) The Purchaser shall have received on the Closing Date a receipt for the Purchase Price.

            (e) The Development Agreement shall have been executed and delivered by the parties hereto.

         6. Representations, Warranties and Covenants of the Company. The Company represents and warrants to, and covenants with, the Purchaser that, as of the date hereof and as of the Closing Date (or as of such other date as may be expressly set forth below):

            (a) The forms, reports and documents (collectively, the "Exchange Act Documents") filed with the Securities and Exchange Commission (the "Commission") since September 27, 2000 constitute all forms, reports and documents required to be filed by the Company under the Securities Act of 1933 (the "Securities Act") and the Securities Exchange Act of 1934, as amended (the "Exchange Act" and, together with the Securities Act, the "Securities Laws") since that date. As of their respective dates, the Exchange Act Documents complied as to form in all material respects with the applicable requirements of the Securities Laws, and did not contain any untrue statements of material facts or omit material facts required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading. No subsidiary of the Company is required to file any form, report or other document with the Commission. The financial statements included in the Exchange Act Documents (together with accompanying notes, the "Financial Statements") (a) have been prepared from, and are in accordance with, the books and records of the Company and its subsidiaries, (b) complied in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto, (c) have been prepared in accordance with the generally accepted accounting principles of the United States applied on a basis consistent with the past practices of the Company (except as may be indicated in the notes thereto) and (d) fairly present the consolidated financial position and the consolidated results of operations and cash flows (and changes in financial position, if any) of the Company and its subsidiaries as of the times and for the periods referred to therein.

            (b) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own or lease its properties and to conduct its business as currently conducted and as described in the Exchange Act Documents and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

            (c) Each subsidiary of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as currently conducted and described in the Exchange Act Documents and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims.

            (d) The execution and delivery of this Agreement by the Company, the performance by the Company of its obligations hereunder and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all requisite action on the part of the Company or its stockholders. This Agreement has been duly executed and delivered by the Company and (assuming due authorization, execution and delivery by the Purchaser) constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity and except as rights to indemnification and contribution in Section 12 hereof may be limited under applicable law.

            (e) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Exchange Act Documents.

            (f) As of the date hereof, the company's authorized capital stock consists of 120,000,000 shares of common stock, 48,899,451 shares of which are issued and outstanding. All shares of the Company's capital stock outstanding are duly authorized, validly issued, fully paid and non-assessable. As of the date hereof, other than as set forth in the Investors' Rights Agreement, there are no (y) antidilution rights or preemptive rights with respect to capital stock of the Company or (z) agreements restricting the transfer of, relating to the voting of, requiring registration of, or granting any preemptive or antidilutive rights with respect to, any securities of the Company.

            (g) The Shares, when issued, sold and delivered by the Company pursuant to this Agreement, will be duly authorized, validly issued, fully paid, non-assessable delivered by the Company free and clear of any liens. The sale and purchase of the Shares pursuant to this Agreement conveys to the Purchaser good and valid title to such securities, free and clear of any liens and will entitle the Purchaser to all the rights of a holder of such securities.

            (h) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or any registration rights or similar agreement or any other agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states or foreign jurisdictions in connection with the offer and sale of the Shares and by Federal and state securities laws with respect to the Company's obligations under Sections 8 and 11 of this Agreement.

            (i) The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof will not be, required to register as, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

            (j) Subject to the accuracy of the Purchaser's representations herein, it is not necessary in connection with the offer, sale and delivery of the Shares to the Purchaser in the manner contemplated by this Agreement to register the Shares under the Securities Act.

            (k) The Company shall comply with all requirements of the National Association of Securities Dealers, Inc. with respect to the issuance of the Shares and the listing thereof on The Nasdaq National Market.

         7. Representations, Warranties and Covenants of the Purchaser.

         The Purchaser represents and warrants to, and covenants with, the Company that:

            (a) The Purchaser is an "accredited investor" as defined by Rule 501(a) of the Securities Act of 1933, as amended, and has requested, received, reviewed and considered all information it deems relevant in making an informed decision to purchase the Shares. The Purchaser is acquiring the number of Shares set forth on the first page of this Agreement for its own account for investment only and with no present intention of distributing any of such Shares or any arrangement or understanding with any other persons regarding the distribution of such Shares, other than as contemplated in
Section 8 of this Agreement.

            (b) The Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares, except in compliance with the Securities Act and the applicable rules and regulations of the Commission or any exemption thereunder.

            (c) The Purchaser agrees to provide to the Company all information reasonably requested by the Company, in a timely manner, for use in preparation of the Registration Statement (as defined in Section 8 of this Agreement) and all of the information contained therein will be true and correct as of the date such information is provided. The Purchaser will notify the Company immediately of any change in any such information until such time as the Purchaser has sold all of its Shares or until the Company is no longer required to keep the Registration Statement effective.

            (d) The Company may in its discretion imprint any or all certificates representing Shares purchased hereunder by the Purchaser with the following legend, such imprinting to be without prejudice, however, to the rights of the Purchaser at all times to sell or otherwise dispose of all or any part of such Shares, subject to the terms of this Agreement, under an effective registration statement or under an exemption from the registration requirement available under the Securities Act:

            "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID ACT, UNLESS THE SECURITIES ARE OTHERWISE SOLD, TRANSFERRED OR ASSIGNED IN COMPLIANCE WITH ALL APPLICABLE SECURITIES LAWS, AND THE COMPANY RECEIVES AN OPINION OF COUNSEL AS TO THE EXEMPTION FROM REGISTRATION OF SUCH SALE, TRANSFER OR ASSIGNMENT."

Notwithstanding anything to the contrary contained herein, the Company shall be obligated to remove the preceding legend from the certificates representing the Shares upon the filing of a registration statement with respect to the Shares or if the Shares are otherwise sold in compliance with the Securities Act.

            (e) The Purchaser will notify the Company promptly of the sale of any of its Shares, other than (i) sales pursuant to a Registration Statement as contemplated in Section 8 of this Agreement and (ii) sales following termination of the transfer restrictions pursuant to Section 11 of this Agreement, and the Purchaser will furnish any information reasonably requested by the Company, including an opinion of counsel reasonably satisfactory to the Company, to evidence the exemption from the registration requirements of the Securities Act, the applicable rules and regulations of the Commission thereunder, and state securities laws, in reliance upon which such sales have been made.

            (f) The execution and delivery of this Agreement by the Purchaser, the performance by the Purchaser of its obligations hereunder and the consummation by the Purchaser of the transactions contemplated hereby have been duly authorized by all requisite action on the part of the Purchaser. This Agreement has been duly executed and delivered by the Purchaser and (assuming due authorization, execution and delivery by the Company) constitutes a legal, valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity and except as rights to indemnification and contribution in Section 12 hereof may be limited under applicable law.

         8. Registration. The Company shall:

            (a) Prepare and file or cause to be prepared and filed with the Commission in accordance herewith, a shelf registration statement under Rule 415 of the Securities Act or any successor provision (the "Registration Statement") registering the resale from time to time by Purchaser of all of the Shares. The Registration Statement shall be on Form S-3 or another appropriate form permitting registration of such Shares for resale by the Purchaser from time to time through the automated quotation system of The Nasdaq National Market or the facilities of a national security exchange on which the Shares are then traded, or in privately negotiated transactions. The Company shall use its best efforts, subject to receipt of necessary information from the Purchaser, to cause the Registration Statement to be declared effective under the Securities Act as promptly as is practicable after the date the Registration Statement is filed and in any event no later than November 8, 2003 (the "Registration Statement Effective Date") and to keep such Registration Statement effective for the period set forth in Section 8(b) of this Agreement.

            (b) Prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement as may be necessary to keep such Registration Statement continuously effective for a period which shall not be less than 180 days following the date that the Registration Statement is declared effective by the Commission (such period, the "Effectiveness Period"); cause the related prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act; and use its best efforts to comply with the provisions of the Securities Act applicable to it with respect to the disposition of all securities covered by such Registration Statement during the Effectiveness Period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement as so amended or such Prospectus as so supplemented.

            (c ) As promptly as practicable give notice to the Purchaser (i) when any Prospectus, Prospectus supplement, or the Registration Statement or a post-effective amendment to the Registration Statement has been filed with the Commission and, with respect to a Registration Statement or any post-effective amendment, when the same has been declared effective.

            (d) Use reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Shares for sale in any jurisdiction in which they have been qualified for sale, in either case at the earliest possible moment, and to provide prompt notice to the Purchaser of the withdrawal of any such order.

            (e) During the Effectiveness Period, deliver to the Purchaser in connection with any sale by the Purchaser of Shares pursuant to the Registration Statement, without charge, as many copies of the Prospectus or Prospectuses relating to such Shares (including each preliminary prospectus) and any amendment or supplement thereto as such the Purchaser may reasonably request.

            (f) File documents required of the Company for customary Blue Sky clearance in states specified in writing by the Purchaser; provided that the Company will not be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Agreement or (ii) take any action that would subject it to general service of process in suits or to taxation in any such jurisdiction where it is not then so subject.

            (g) Bear all fees and expenses incurred in connection with the performance by the Company of its obligations under paragraphs (a) through (f) of this Section whether or not the Registration Statement is declared effective, other than fees and expenses, if any, of counsel or other advisors to the Purchaser or underwriting discounts, brokerage fees and commissions incurred by the Purchaser.

         9. Delay in Registration Statement Effective Date.

         If the Registration Statement is not declared effective by the Commission by the Registration Statement Effective Date, then for each day following the Registration Statement Effective Date, until but excluding the date the Commission declares the Registration Statement effective, the Company shall, for each such day, pay to the Purchaser, as liquidated damages and not as a penalty, an amount equal to a daily rate of 2.0% of the Purchase Price; and for any such day, such payment shall be made no later than the first business day of the calendar week next succeeding the week in which such day occurs.

         The parties hereto agree that the sole damages payable for a violation of the terms of this Agreement with respect to which liquidated damages are expressly provided shall be the liquidated damages. The parties hereto agree that the liquidated damages provided for in this Section 9 constitute a reasonable estimate of the damages that may be incurred by the Purchaser by reason of the failure of the Registration Statement to be filed or declared effective in accordance with the provisions hereof.

         10. Piggyback Registrations.

         If the Company proposes to register for the account of Alza Corporation and/or Brookside Capital Partners Fund, L.P. any of their respective shares of Common Stock or other equity interests in the Company in connection with the public offering for cash of such securities as a result of Alza Corporation and/or Brookside Capital Partners Fund, L.P.'s exercise of their registration rights under the Second Amended and Restated Investors' Rights Agreement dated March 28, 2000, or any amendment thereto ("Investors' Rights Agreement"), the Company shall, at such time, promptly give the Purchaser written notice of such registration. Upon the written request of the Purchaser given in writing to the Company within fifteen (15) days after receipt of such notice by the Company, the Company shall, subject to the provisions of this Section 10, include in such registration statement all of the Shares that the Purchaser has requested to be registered. The Purchaser's rights under this Section 10 shall terminate upon the termination of Alza Corporation's and Brookside Capital Partners, L.P.'s registration rights under the Investors' Rights Agreement.


         11.      Transfer of Shares After Registration; Suspension.

            (a) The Purchaser agrees that it will not effect any disposition of the Shares or its right to purchase the Shares that would constitute a sale within the meaning of the Securities Act except as (i) contemplated in the Registration Statement, (ii) pursuant to a piggyback registration as set forth in Section 10 of this Agreement or (iii) as otherwise permitted by this Agreement or applicable law, and that it will promptly notify the Company of any changes in the information set forth in the Registration Statement regarding the Purchaser or its plan of distribution.

            (b) The Company shall, as promptly as practicable, give notice to the Purchaser (i) of any request, following the effectiveness of the Registration Statement under the Securities Act, by the Commission or any other federal or state governmental authority for amendments or supplements to any Registration Statement or related prospectus or for additional information, (ii) of the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation or threatening of any proceedings for that purpose and (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

            (c) The Purchaser agrees that, upon receipt of any notice (a "Suspension Notice") from the Company of the happening of any event of the kind which, in the opinion of the Company, requires the amendment or supplement of any prospectus, the Purchaser will forthwith discontinue disposition of Shares until the Purchaser's receipt of the copies of the supplemented or amended prospectus, or until it is advised in writing (the "Advice") by the Company that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the prospectus, and, if so directed by the Company, the Purchaser will deliver to the Company all copies, other than permanent file copies then in the Purchaser's possession, of the prospectus covering the Shares current at the time of receipt of such notice. In the event the Company shall give any such notice, the time period regarding the effectiveness of the Registration Statement set forth in Section 8(b) hereof shall be extended by the number of days during the period from and including the date of the giving of the Suspension Notice to and including the date when the Purchaser shall have received the copies of the supplemented or amended prospectus or the Advice.

         The Company shall use all commercially reasonable efforts to limit the duration and number of any trading suspensions pursuant to this Section 11(c). The Purchaser hereby agrees that upon receipt of any Suspension Notice from the Company, the Purchaser shall, and shall cause each of its officers, directors, employees, affiliates, advisors, agents and representatives to, keep confidential all nonpublic information set forth in such notice including the existence and terms of such Suspension Notice.

         12. Indemnity and Contribution.

            (a) The Company agrees to indemnify and hold harmless the Purchaser and its directors, officers, employees, affiliates, controlling persons, agents, representatives and their successors and assigns and each person, if any, who controls the Purchaser within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the prospectus included in the Registration Statement, as amended or supplemented by any amendment or prospectus supplement, including post-effective amendments, and all material incorporated by reference in such prospectus (the "Prospectus") or in any amendment or supplement thereto or in any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by
(i) any such untrue statement or omission or alleged untrue statement or omission based upon information relating to the Purchaser furnished to the Company in writing by such Purchaser expressly for use therein, or (ii) the failure of such Purchaser to comply with the covenants and agreements contained in Sections 7 and 11 hereof respecting resale of the Shares.

            (b) The Purchaser agrees to indemnify and hold harmless the Company, its directors, officers, employees, affiliates, controlling persons, agents, representatives and their successors and assigns and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim), insofar as such losses, claims, damages or liabilities arise out of the failure of the Purchaser to comply with the covenants and agreements contained in Sections 7 and 11 hereof respecting resale of the Shares, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with information relating to the Purchaser furnished in writing by the Purchaser to the Company expressly for use in the Registration Statement or Prospectus.

            (c ) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 12(a) or 12(b) of this Agreement, such person (the "Indemnified Party") shall promptly notify the person against whom such indemnity may be sought (the "Indemnifying Party") in writing and the Indemnifying Party, upon request of the Indemnified Party, shall retain counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party and any others the Indemnifying Party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. The failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder, except to the extent such failure shall have adversely prejudiced the Indemnifying Party. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Party shall not, in respect of the legal expenses of any Indemnified Party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final non-appealable judgment for the plaintiff, the Indemnifying Party agrees to indemnify the non-appealable Indemnified Party from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such proceeding.

            (d) To the extent that the indemnification provided for under
Section 12(a) or 12(b) of this Agreement is unavailable to an Indemnified Party or is insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Party under such paragraph, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party or parties on the one hand and of the Indemnified Party or parties on the other hand in connection with the statements or omissions or other matters that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Purchaser on the one hand and the Company on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact, or the inaccurate or the alleged inaccurate representation or warranty relates to information supplied by the Purchaser or by the Company and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 12(d) were determined by pro rata allocation or by any other method or allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding this Section 12(d), the Purchaser shall not be required to contribute any amount in excess of the amount by which the net amount received by the Purchaser from the sale of the Shares to which such loss relates exceeds the amount of any damages that such Indemnifying Party has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

            (e) The indemnity and contribution provisions contained in this
Section 12 shall survive the completion of any offering or sale of Shares pursuant to the Registration Statement.

         13. Termination of Conditions and Obligations. The conditions precedent imposed by Sections 7, 8 and 11 of this Agreement upon the transferability of the Shares shall cease and terminate as to any particular number of the Shares (and any legend on the Shares will be removed by the Company) at such time as such Shares have been effectively registered under the Securities Act and sold or otherwise disposed of in accordance with the intended method of disposition set forth in the Registration Statement covering such Shares, or at such time as an opinion of counsel satisfactory to the Company shall have been rendered to the effect that such conditions are not necessary in order to comply with the Securities Act.

         14. Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, by telecopier, by courier guaranteeing overnight delivery or by first-class mail, return receipt requested, and shall be deemed given (i) when made, if made by hand delivery, (ii) upon confirmation, if made by telecopier, (iii) one (1) business day after being deposited with such courier, if made by overnight courier or (iv) on the date indicated on the notice of receipt, if made by first-class mail, to the parties as follows:

            (a) if to the Purchaser, at its address on the signature page hereto;

                  (b)      if to the Company, to:

                           Durect Corporation
                           10240 Bubb Road
                           Cupertino, CA 95014
                           Attention:  Jean Liu,
                                       Vice President and General Counsel
                           Facsimile:  (650) 865-1406

                           with a copy to:

                           Venture Law Group
                           2775 Sand Hill Road
                           Menlo Park, CA 94025
                           Attention:  Mark Weeks
                           Facsimile:  (650) 233-8386

or to such other address as such person may have furnished to the other persons identified in this Section 13 in writing in accordance herewith.

         15. Severability. If any term provision, covenant or restriction of this Agreement is held to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

         16. Modification; Amendment. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented unless pursuant to an instrument in writing signed by the Company and the Purchaser.

         17. Entire Agreement. This Agreement, together with the Development Agreement, is intended by the parties as a final expression of their agreement and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto with respect to the subject matter contained herein. Except as provided in this Agreement, there are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to such matters. This Agreement supersedes all prior agreements and undertakings among the parties with respect to such matters. No party hereto shall have any rights, duties or obligations other than those specifically set forth in this Agreement.

         18. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         19. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to principles of conflicts of laws.

         20. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.


         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                ENDO PHARMACEUTICALS INC.

                                By:   /S/ CAROL A. AMMON

                                Name: Carol A. Ammon
                                Title:   Chairman & Chief Executive Officer

                                      Address:      100 Painters Drive
                                                    Chadds Ford, PA  19317

                                      Contact Name: Caroline B. Manogue
                                                    Senior Vice President,
                                                    General Counsel & Secretary

                                      Telephone:  (610) 558-9800
                                      Facsimile:  (610) 558-9684


Agreed to and Accepted by:

                                DURECT Corporation

                                By:  /S/ JAMES E. BROWN

                                      Name:       James E. Brown
                                      Title:      President and
                                                  Chief Executive Officer